As filed with the U.S. Securities and Exchange Commission on October 1, 2026

Registration No. 333-[____]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POP GLOBAL ACQUISITION LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

[*]

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

COGENCY GLOBAL INC.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joe Li, Esq. York Hart & Lane LLP 418 Broadway STE N Albany, NY 12207 516-610-2580	Michael J. Blankenship Winston Taylor LLP 800 Capital Street, Suite 2400 Houston, TX 77002 (713) 651-2678

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED October 1, 2026

$100,000,000

Pop Global Acquisition Limited

10,000,000 Units

Pop Global Acquisition Limited, a Cayman Islands exempted company (the “Company”), is a newly organized blank check company or special purpose acquisition company (“SPAC”), formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our “initial business combination.” We have not selected any specific business combination target. To date, our efforts have been limited to organizational activities as well as activities related to this offering. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region although we intend to focus on companies developing, integrating, or enabling advanced technologies across both physical and digital domains, including opportunities in software, hardware, compute infrastructure, engineered materials, intelligent systems, automation, specialized components, energy and power technologies, and other technology-driven platforms that support mission-critical functions across modern markets.

This is an initial public offering of our securities. We are offering 10,000,000 units at an offering price of $10.00 each. Each unit consists of one ordinary share, par value $0.0001 per share, and one redeemable warrant. The units do not include any rights. We refer herein to the units sold in this offering as our “public units,” and the components thereof as our “public shares” and “public warrants,” respectively. Each warrant entitles the holder to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus. Each warrant will become exercisable on the later of (i) 30 days after the completion of our initial business combination and (ii) 12 months after the closing of this offering, and will expire five years after the completion of our initial business combination, or earlier upon redemption or liquidation as described in this prospectus. We have also granted the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an additional 1,500,000 units solely to cover over-allotments, if any.

We will provide the holders of our public units, or our “public shareholders,” with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below as of two business days prior to consummation of the initial business combination, including interest (which interest shall be net of permitted withdrawals, as defined below), divided by the number of then issued and outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account will initially be $10.025 per public share, representing 100.25% of the gross proceeds of this offering deposited into the trust account. Our public shareholders will be permitted to redeem their shares regardless of whether they abstain, vote for, vote against, or vote at all with respect to the proposed business combination. Our amended and restated memorandum and articles of association do not contain a minimum net tangible asset condition, such as the $5,000,001 net tangible asset requirement. As such, there is no limitation on the amount of shares we may redeem. Notwithstanding the foregoing, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the public shares sold in this offering, without our prior consent.

Our Sponsor, NC Fortune Global Limited, a British Virgin Islands business company (“Sponsor”), has committed, pursuant to a written agreement, to purchase an aggregate of 211,000 private placement units at a price of $10.00 per private placement unit ($2,110,000 in the aggregate) in a private placement that will close simultaneously with the closing of this offering. We refer to these units throughout this prospectus as the “private placement units,” and the components thereof as our “private placement shares” and “private placement warrants,” respectively. Each private placement warrant included in a private placement unit entitles the holder thereof to purchase one ordinary share at $11.50 per share, subject to adjustment as provided herein. Our Sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, our Sponsor will purchase from us up to an additional 15,000 private placement units on a pro rata basis at a price of $10.00 per private placement unit. A portion of the proceeds from the sale of the private placement units will be placed in the trust account described below.

On July 21, 2026, our Sponsor purchased 2,875,000 ordinary shares (or “founder shares”) from us for an aggregate purchase price of $25,000, or approximately $0.0087 per share. Up to 375,000 founder shares remain subject to forfeiture by our Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised during this offering. The founder shares are ordinary shares of the same class as the public shares and differ from the public shares only in the contractual undertakings given by their holders in the letter agreement and in our amended and restated memorandum and articles of association, being the voting undertaking, the waiver of redemption and liquidation rights and the transfer restrictions described elsewhere in this prospectus. The founder shares were acquired at a nominal price and may result in dilution to our public shareholders. See “Risk Factors,” “Dilution” and “Principal Shareholders”.

Upon the closing of this offering we will also issue to the representative and/or its designees 200,000 ordinary shares (or 230,000 ordinary shares if the underwriters’ over-allotment option is exercised in full), being 2.0% of the number of public units sold in this offering, as underwriting compensation. We refer to these shares as the “representative shares.” The representative shares are being registered under the registration statement of which this prospectus forms a part and are subject to the transfer restrictions imposed by FINRA Rule 5110(e)(1). See “Underwriting — Representative Shares.”

If we increase or decrease the size of this offering pursuant to Rule 462(b) under the Securities Act, we will effect a share dividend or a share contribution back to capital, as applicable, immediately prior to the consummation of the offering in order to maintain the ownership percentage of the founder shares following this offering. See “Summary — The Offering — Sponsor’s Securities and Compensation” for further discussion of our Sponsor’s and our affiliates’ securities and compensation. The proceeds from the sale of the founder shares will not be placed in the trust account described below.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our Sponsor, executive officers, directors, or their affiliates may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into additional private placement units at a price of $10.00 per unit at the option of the lender, at the time of and contingent upon the consummation of our initial business combination, which could result in dilution to the public shareholders’ equity interests.

The units would be identical to the private placement units. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. See “Summary — Sponsor Information,” “Summary — The Offering,” “Risk Factors — Risks Relating to our Securities,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Related Party Transactions,” “Certain Relationships and Related Party Transactions” and “Proposed Business — Sponsor Information” for further discussion on the working capital loans discussed above.

As more fully discussed in “Management — Conflicts of Interest,” each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. The price that our Sponsor, executive officers and directors (directly or indirectly) paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we are unable to complete our initial business combination within the Combination Period, which initially expires 12 months after the closing of this offering and may be extended by up to two additional three-month periods with shareholder approval as described herein, the founder shares, private placement shares and private placement warrants may become worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our Sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

We have until the date that is 12 months from the closing of this offering to complete our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within such period, we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination by up to two additional periods of three months each, so that the Combination Period may not exceed 18 months from the closing of this offering. If we seek shareholder approval for an extension, our public shareholders will be offered an opportunity to redeem their public shares as described in this prospectus. We refer to this period, as it may be extended, as the “Combination Period.” If we do not complete our initial business combination within the Combination Period, subject to applicable law, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (which interest shall be net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares (excluding the founder shares, private placement shares and representative shares, the holders of which have waived their rights to liquidating distributions from the trust account), which redemption will constitute full and complete payment for the public shares and completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation or other distributions, if any), subject to our obligations under Cayman Islands law to provide for claims of creditors and subject to the other requirements of applicable law. The redemption rights will also include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares. We are permitted to withdraw amounts from the trust account to pay our taxes (other than excise taxes, if any) (“permitted withdrawals”).

Currently, there is no public market for our units, ordinary shares or warrants. We have applied to list the units on the Nasdaq Global Market (“Nasdaq”) under the symbol “PGA.” We expect the units to be listed on Nasdaq on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units are expected to begin separate trading on the 52nd day following the date of this prospectus, unless the representative determines that an earlier date is acceptable, subject to our filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (“SEC”) containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the ordinary shares and warrants begin separate trading, we expect the ordinary shares and warrants to be listed on Nasdaq under the symbols “PGAS” and “PGAW” respectively.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 27 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$100,000,000
Underwriting discounts and commissions(1)	$0.075	$750,000
Proceeds, before expenses, to us	$9.925	$99,250,000

(1)	Consists of $0.075 per unit sold in this offering, or $750,000 in the aggregate (or $862,500 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable to the underwriters upon the closing of this offering. In addition, the representative will be entitled to receive 200,000 ordinary shares (or 230,000 ordinary shares if the underwriters’ over-allotment option is exercised in full), being 2.0% of the number of public units sold in this offering, which will be issued upon the closing of this offering as underwriting compensation. Does not include the reimbursement of the representative’s accountable expenses in an aggregate amount of up to $110,000, of which $60,000 was paid upon the execution of the engagement letter and $50,000 is payable upon the closing of this offering. No deferred underwriting discount or commission is payable in connection with this offering and no underwriting compensation will be placed in or paid out of the trust account. The amounts in the table assume no exercise of the underwriters’ over-allotment option. We, our Sponsor or our respective designees will have the right to purchase such representative shares at a cash price of $1.50 per share at any time prior to the completion of our initial business combination. See also “Underwriting” for a description of underwriting compensation payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the private placement units, $100,250,000 or $115,287,500 if the underwriters’ over-allotment option is exercised in full, representing $10.025 per public share in each case, will be deposited into a segregated trust account located in the United States managed by Odyssey Transfer and Trust Company (“Odyssey”) acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of (1) the completion of our initial business combination, (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) in a manner that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the Combination Period or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity or (3) our redemption of 100% of the outstanding public shares if we have not completed an initial business combination within the Combination Period, subject to applicable law. Because our Sponsor acquired the founder shares at a nominal price, our public shareholders will incur an immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the warrants included in the units. The issuance of the founder shares, the private placement units and the representative shares at prices below the offering price will result in dilution to our public shareholders. See “Risk Factors” and “Dilution.” See the section titled “Risk Factors — Risks Relating to our Securities — The nominal purchase price paid by our Sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the completion of our initial business combination, and our Sponsor is likely to make a substantial profit on its investment in us even if the business combination causes the trading price of our ordinary shares to decline materially.”

The following table illustrates the difference between the public offering price per unit and our net tangible book value per share (NTBV), as adjusted to give effect to this offering and assuming the redemption of our public shares at varying levels and the exercise in full and no exercise of the over-allotment option. Redemptions are assumed to be made at $10.025 per public share, and the maximum redemption scenario assumes that 100% of our public shares are redeemed. See “Dilution” for more information.

As of July 31, 2026
Offering Price of $10.00 per Unit	25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		Maximum Redemption
NTBV	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price
Assuming Full Exercise of Over-Allotment Option
$7.81	$7.27	$2.73	$6.40	$3.60	$4.72	$5.28	$0.15	$9.85
Assuming No Exercise of Over-Allotment Option
$7.79	$7.25	$2.75	$6.37	$3.63	$4.69	$5.31	$0.10	$9.90

Our Sponsor and members of our management team will directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Additionally, each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. As a result, there may be actual or potential material conflicts of interest between our Sponsor and its affiliates on one hand, and purchasers in this offering on the other. See the sections titled “Proposed Business — Sources of Target Businesses” and “Management — Conflicts of Interest” for more information.

The underwriters are offering the public units on a firm commitment basis. The underwriters expect to deliver the public units to purchasers on or about [*], 2026, subject to customary closing conditions.

Sole Book-Running Manager

Kingswood Capital Partners, LLC

The date of this prospectus is [*], 2026

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Trademarks

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

●	“we,” “us,” “Company” or “our company” are to Pop Global Acquisition Limited, a Cayman Islands exempted company;

●	“amended and restated memorandum and articles of association” are to the amended and restated memorandum and articles of association of the company which will be adopted prior to the consummation of this offering;

●	“Companies Act” means the Companies Act (As Revised) of the Cayman Islands;

●	“Combination Period” means the period beginning on the closing date of this offering and ending 12 months thereafter, as such period may be extended by up to two additional periods of three months each if our shareholders approve an amendment to our amended and restated memorandum and articles of association, up to a maximum of 18 months from the closing of this offering. If we seek shareholder approval for an extension, our public shareholders will be offered an opportunity to redeem their public shares;

●	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

●	“FINRA” means the Financial Industry Regulatory Authority;

●	“founder shares” are to the ordinary shares initially purchased by our Sponsor in a private placement prior to this offering;

●	“initial shareholders” are to the Sponsor and any other holders of our founder shares immediately prior to this offering;

●	“letter agreement” are to the letter agreement among us, each of our Sponsor, directors and officers and Kingswood Capital Partners, LLC, as representative of the underwriters, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part;

●	“management” or our “management team” are to our directors and executive officers;

●	“ordinary shares” are to our ordinary shares, par value $0.0001 per share;

●	“permitted transferees” are to permitted transferees as described under the section “Principal Shareholders” of this prospectus;

●	“permitted withdrawals” are to amounts, if any, permitted to be withdrawn from the trust account pursuant to the trust agreement and our amended and restated memorandum and articles of association;

●	“private placement shares” are to the ordinary shares included in the private placement units to be purchased by our Sponsor, consisting of 211,000 shares, or 226,000 shares if the underwriters exercise their over-allotment option in full;

●	“private placement units” are to 211,000 private placement units, or 226,000 private placement units if the underwriters exercise their over-allotment option in full, to be purchased by our Sponsor in a private placement that will close simultaneously with this offering, as well as any units that may be issued upon conversion of working capital loans, each private placement unit consisting of one private placement share and one private placement warrant;

●	“private placement warrants” are to the warrants included in the private placement units to be purchased by our Sponsor, consisting of 211,000 warrants, or 226,000 warrants if the underwriters exercise their over-allotment option in full;

●	“public shares” are to our ordinary shares sold as part of the public units in this offering (whether they are purchased in this offering or thereafter in the open market);

●	“public shareholders” are to the holders of our public shares, including our initial shareholders, Sponsor, executive officers and directors to the extent they purchase public shares, provided that their status as “public shareholders” shall only exist with respect to such public shares;

●	“public warrants” are to the redeemable warrants sold as part of the units in this offering (whether they are subscribed for in this offering or in the open market);

●	“representative” and “Kingswood” are to Kingswood Capital Partners, LLC, the sole book-running manager and representative of the underwriters in this offering;

●	“representative shares” are to the ordinary shares issued to the representative as underwriting compensation equal to 2.0% of the number of public units sold in this offering;

●	“SEC” means the U.S. Securities and Exchange Commission;

●	“Securities Act” means the Securities Act of 1933, as amended;

●	“Sponsor” means NC Fortune Global Limited, a British Virgin Islands business company controlled by Norman Cerny, our Chairman and Chief Executive Officer;

●	“warrants” are to our redeemable warrants, which include the public warrants as well as the private placement warrants;

●	“working capital loans” refers to working capital loans that may be made by the Sponsor, any of our officers or directors, or their affiliates, to the Company, up to $1,500,000 of which may, at the lender’s option, be converted into private placement units at a price of $10.00 per unit at the time of and contingent upon the consummation of our initial business combination;

●	“working capital units” are the private placement units issuable upon conversion of the working capital loans.

All references in this prospectus to shares of the company being forfeited shall take effect as surrenders for no consideration of such shares as a matter of Cayman Islands law. Any share dividend described in this prospectus will take effect as a share capitalization as a matter of Cayman Islands law.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option. You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

Overview

We are a blank check company incorporated on July 1, 2026 as a Cayman Islands exempted company. We were formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region. We do not have any specific business combination under consideration, and we have not, nor has anyone on our behalf, directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company.

Our management team consists of experienced professionals and senior operating executives who bring a unique background and skillset. We will seek to leverage our management team’s network of relationships with corporate executives, private equity, venture and growth capital funds, investment banking firms, consultants, family offices, and large corporations in order to source, acquire, and support the operations of the business combination target. We believe our team’s experience investing in and operating global businesses will make us a preferred partner for, and allow us to source, high-quality combination targets. However, our management team’s network and investing and operating experience do not guarantee a successful initial business combination. Past performance by our management team is not a guarantee of success with respect to any business combination we may consummate. For more information, see the section of this prospectus entitled “Proposed Business”.

Sponsor Information

Our Sponsor, NC Fortune Global Limited, is a British Virgin Islands business company incorporated on May 21, 2026, which was formed to invest in us. Although our Sponsor is permitted to undertake any activities permitted under applicable law, our Sponsor’s business is focused on investing in us, and it is not anticipated that our Sponsor will undertake any material roles or responsibilities in directing and managing our activities. Norman Cerny, our Chairman and Chief Executive Officer, is the sole director of our Sponsor and holds voting and investment discretion with respect to the securities of our company held of record by our Sponsor. Other than as described in this prospectus, no other person has a direct or indirect material interest in our Sponsor. For a description of the payments to be received by our Sponsor and its affiliates from us and the securities issued and to be issued by us to our Sponsor, see the section of this prospectus entitled “Proposed Business” under the heading “Sponsor Information” and the section entitled “The Offering” under the heading “Sponsor’s Securities and Compensation”.

Our Management Team

Our management team is led by Norman Cerny, our Chairman and Chief Executive Officer, and Nikola Miletic, our Chief Financial Officer. Our board of directors also includes Yang Tang, John Conrad General and Kevin Dean Vassily. Our management team brings extensive experience across capital markets, finance, technology, infrastructure, regulatory compliance, public company operations, and complex transaction execution. For more information, see the section of this prospectus entitled “Management”.

Corporate Information

We are a Cayman Islands exempted company incorporated on July 1, 2026. Our principal executive offices are located at 418 Broadway #5329 Albany, NY, 12207, USA, and our telephone number is +1 329 2071 517. Our corporate website is [*]. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies or smaller reporting companies. For more information, see the section of this prospectus entitled “Proposed Business” under the heading “Periodic Reporting and Audited Financial Statements”.

THE OFFERING

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors.”

Securities offered	10,000,000 units (or 11,500,000 units if the underwriters’ over-allotment option is exercised in full), at $10.00 per unit, each unit consisting of:

	●	one ordinary share; and

	●	one warrant entitling the holder thereof to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus.

Listing of our securities and symbols

We have applied to list the units on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “PGA” on the Nasdaq Global Market. We expect the units to be listed on Nasdaq on or promptly after the date of this prospectus. We also expect the ordinary shares and warrants underlying the units to be listed on Nasdaq under the symbols “PGAS” and “PGAW” respectively, once they begin separate trading.

The ordinary shares and warrants comprising the units are expected to begin separate trading on the 52nd day following the date of this prospectus unless the representative determines that an earlier date is acceptable. In no event will the representative allow separate trading of the ordinary shares and warrants until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when such separate trading will begin.

Once the ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into ordinary shares and warrants.

Units:

Issued and outstanding before this offering:	0 units

Number of private placement units to be sold in a private placement simultaneously with this offering	211,000

Issued and outstanding after this offering and the concurrent private placement:	10,211,000 units (1)

Ordinary shares:

Number outstanding before this offering:	2,875,000 ordinary shares (2)

Number outstanding after this offering and private placement:	12,911,000 ordinary shares (3)

Warrants:

Outstanding before this offering	0 warrants

Outstanding after this offering and the concurrent private placement	10,211,000 warrants (4)

Exercisability	Each warrant is exercisable for one ordinary share.

(1)	Assumes no exercise of the underwriters’ over-allotment option and the issuance of 211,000 private placement units to the Sponsor. The representative shares are ordinary shares only and are not units; they are therefore excluded from the unit figures above.

(2)	Reflects founder shares issued to the Sponsor, including up to 375,000 founder shares subject to forfeiture to the extent the underwriters do not exercise the over-allotment option in full. The founder shares are ordinary shares of the same class as the ordinary shares included in the units being sold in this offering and do not convert into any other class or series of shares.

(3)	Assumes no exercise of the underwriters’ over-allotment option and the forfeiture by our Sponsor of 375,000 founder shares, and includes (i) 10,000,000 public shares, (ii) 2,500,000 founder shares, (iii) 211,000 private placement shares purchased by our Sponsor in the private placement and (iv) 200,000 representative shares issued to the representative of the underwriters, for an aggregate of 12,911,000 outstanding ordinary shares.

(4)	Assumes no exercise of the underwriters’ over-allotment option and includes (i) 10,000,000 public warrants and (ii) 211,000 private placement warrants to be purchased by our Sponsor concurrently with this offering.

Exercise price	$11.50 per ordinary share, subject to adjustment as described in this prospectus. In addition, if (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to our Sponsor or its affiliates, without taking into account any founder shares held by them prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our ordinary shares during the 20 trading-day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below adjacent to the caption “Redemption of Warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. On the exercise of any warrant, the exercise price will be paid directly to us and not placed in the trust account.

We are not registering the ordinary shares issuable upon exercise of the warrants (the “warrant shares”) at this time. However, we have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration of the warrant shares under the Securities Act and thereafter use our best efforts to cause the registration statement to become effective and to maintain the effectiveness of such registration statement until the expiration of the warrants. No warrants will be exercisable for cash unless we have an effective and current registration statement covering the issuance of the warrant shares and a current prospectus relating thereto.

If a registration statement covering the issuance of the warrant shares is not effective within 60 business days following the completion of our initial business combination, warrant holders may nevertheless, until such time as there is such an effective registration statement and during any period when we shall have failed to maintain such an effective registration statement, exercise warrants on a cashless basis in accordance with Section 3(a)(9) of the Securities Act. In this circumstance, each holder would pay the exercise price by surrendering warrants exercisable for the number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying such warrants and the difference between the exercise price of such warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of the ordinary shares for the ten trading days ending on the third trading day prior to the date of exercise.

Exercise period	The warrants will become exercisable on the later of:

	●	30 days after the completion of our initial business combination; and

	●	12 months after the closing of this offering.

The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption.

Voting rights; appointment and removal of directors:

Holders of record of our ordinary shares are entitled to one vote for each share held on all matters to be voted on by shareholders. Because our Sponsor, our officers and directors, the holders of the private placement units and the holder of the representative shares will hold ordinary shares of the same class as our public shareholders, all of our shareholders will vote together as a single class on all matters submitted to a vote of our shareholders. Unless specified in our amended and restated memorandum and articles of association or as required by the Companies Act or Nasdaq rules, an ordinary resolution under Cayman Islands law and our amended and restated memorandum and articles of association, which requires the affirmative vote of a simple majority of the votes cast by shareholders entitled to vote and voting in person or by proxy at a general meeting of the Company, is generally required to approve any matter voted on by our shareholders. Approval of certain actions requires a special resolution under Cayman Islands law and our amended and restated memorandum and articles of association, which generally requires the affirmative vote of at least two-thirds of the votes cast by shareholders entitled to vote and voting in person or by proxy at a general meeting of the Company. There is no cumulative voting with respect to the appointment of directors. Following our initial business combination, holders of a majority of the votes cast in the election of directors may elect all of the directors.

Our amended and restated memorandum and articles of association will provide that our directors will hold office until the expiration of their respective terms and until their successors have been appointed and qualified. A director appointed to fill a vacancy resulting from the death, resignation or removal of a director will serve for the remainder of the full term of the director whose death, resignation or removal created the vacancy. Our board of directors also has the power at any time to appoint any person who is willing to act as a director, either to fill a vacancy or as an additional director.

These provisions of our amended and restated memorandum and articles of association may only be amended in the manner specified therein.

With respect to any other matter submitted to a vote of our shareholders prior to or in connection with the completion of our initial business combination, including any vote in connection with our initial business combination, except as required by law, all holders of ordinary shares will vote together as a single class, with each share entitling the holder to one vote.

If we seek shareholder approval of our initial business combination, we will complete our initial business combination only if we receive the approval required under Cayman Islands law and our amended and restated memorandum and articles of association. Our Sponsor, officers and directors have agreed pursuant to the letter agreement to vote any founder shares and any ordinary shares owned by them (whether acquired in this offering or thereafter) in favor of our initial business combination.

Founder Shares

On July 21, 2026, our Sponsor purchased 2,875,000 founder shares for an aggregate purchase price of $25,000 (up to 375,000 of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised).

Prior to the initial investment in the company of $25,000 by the Sponsor, the company had no assets, tangible or intangible. The per share price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 11,500,000 units if the underwriters’ over-allotment option is exercised, and therefore that such founder shares would represent 20.0% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the private placement shares and the representative shares), being 25% of the ordinary shares sold in this offering (including pursuant to the over-allotment option). If the size of this offering is increased or decreased, or if the underwriters do not exercise the over-allotment option in full, we will effect a share dividend, share sub-division, share consolidation or share contribution back to capital, or our Sponsor will forfeit founder shares, as applicable, in such amount as to maintain that percentage. Our Sponsor will forfeit, automatically and for no consideration, that number of founder shares equal to 375,000 multiplied by a fraction, the numerator of which is 1,500,000 minus the aggregate number of additional units actually purchased by the underwriters under the over-allotment option, and the denominator of which is 1,500,000. Any such forfeiture will occur promptly following the earlier of the exercise in full of the over-allotment option and the expiration of the over-allotment option on the forty-fifth day after the date of this prospectus, and any forfeited founder shares will be surrendered for no consideration, cancelled and revert to the status of authorized but unissued shares.

The founder shares are ordinary shares of the same class as the ordinary shares included in the units being sold in this offering, and are identical to them, except that:

●	our Sponsor has agreed, pursuant to the letter agreement, to vote any founder shares and any ordinary shares owned by it in favor of any amendment to our amended and restated memorandum and articles of association extending the date by which we must complete our initial business combination, as described below adjacent to the caption “Time to complete business combination”;

●	the founder shares are subject to certain transfer restrictions, as described in more detail below;

●	the founder shares are entitled to registration rights;

●	the founder shares are subject to the forfeiture and true-up arrangements described below adjacent to the caption “Adjustment of founder shares”; and

●	our Sponsor, officers and directors have entered into a letter agreement with us pursuant to which they have agreed, among other things, to (i) vote any founder shares and any ordinary shares owned by them (whether acquired in this offering or thereafter) in favor of our initial business combination and the related transactions, (ii) not redeem any founder shares or ordinary shares owned by them in connection with a shareholder vote to approve our initial business combination, (iii) not sell or tender any such shares in connection with any tender offer we may conduct in connection with our initial business combination, (iv) vote any founder shares or ordinary shares owned by them against any proposal to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated our initial business combination within the Combination Period or to wind up, liquidate or dissolve the company prior to the expiration of the Combination Period and (v) waive any right, title, interest or claim of any kind in or to any monies held in the trust account with respect to any founder shares, private placement units, private placement shares and private placement warrants held by them.

Transfer restrictions on founder shares:	Our Sponsor, officers and directors have agreed not to transfer, assign or sell any of their founder shares until the earliest to occur of: (i) 180 days after the completion of our initial business combination; (ii) the date following the completion of our initial business combination on which the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading-day period commencing at least 150 days after the completion of our initial business combination; and (iii) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property; except to certain permitted transferees and under certain circumstances as described herein under “Principal Shareholders — Restrictions on Transfers of Founder Shares and Private Placement Units.” Any permitted transferees will be subject to the same restrictions and other agreements of our Sponsor, officers and directors with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up.

Adjustment of founder shares:	The founder shares are ordinary shares of the same class as the ordinary shares included in the units being sold in this offering, and they do not convert into, and are not exchangeable for, any other class or series of shares. The only adjustment applicable to the founder shares is the true-up described above adjacent to the caption “Founder Shares.” Under Section 4 of the letter agreement, if the size of this offering is increased or decreased, or if the underwriters do not exercise the over-allotment option in full, we will effect a share dividend, share sub-division, share consolidation or share contribution back to capital, or our Sponsor will forfeit founder shares, as applicable, so that the founder shares held by our Sponsor and its permitted transferees represent 20.0% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the private placement shares and the representative shares), being 25% of the ordinary shares sold in this offering (including pursuant to the over-allotment option). That adjustment is determined by reference to the size of this offering and the extent to which the over-allotment option is exercised, and does not operate again at or after our initial business combination. Accordingly, and unlike many other blank check companies, our Sponsor will not receive additional ordinary shares as a result of any shares or equity-linked securities that we issue in connection with our initial business combination.

Redemption of Warrants	Once the warrants become exercisable, we may redeem the outstanding warrants, except that the private placement warrants will not be redeemable by us so long as they are held by our Sponsor or its permitted transferees:

	●	in whole and not in part;

	●	at a price of $0.01 per warrant;

	●	upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

	●	if, and only if, the last reported sale price of our ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless a registration statement under the Securities Act covering the issuance of the warrant shares underlying the warrants to be so redeemed is then effective and a current prospectus relating to those warrant shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder may exercise his, her or its warrants prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $18.00 trigger price (as adjusted) as well as the $11.50 exercise price (as adjusted) after the redemption notice is issued.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In making such determination, our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of warrant shares issuable upon exercise of outstanding warrants. In such event, the holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of warrant shares underlying the warrants to be so exercised, and the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

No fractional ordinary share will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of ordinary shares to be issued to the holder.

Private placement units

Our Sponsor, NC Fortune Global Limited, has committed, pursuant to a written agreement, to purchase from us an aggregate of 211,000 private placement units (or up to 226,000 private placement units if the underwriters’ over-allotment option is exercised in full) at $10.00 per unit for an aggregate purchase price of $2,110,000 (or $2,260,000 if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering.

A portion of the purchase price of the private placement units will be added to the proceeds of this offering to be held in the trust account described below. If we do not complete our initial business combination within the Combination Period, the proceeds from the sale of the private placement units held in the trust account will be used to fund the redemption of our public shares (subject to applicable law).

The private placement units are identical to the units sold in this offering except that the private placement units (including the securities comprising such units) (i) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of our initial business combination, (ii) are entitled to registration rights and (iii) the private placement warrants included therein will not be redeemable by us and may be exercised on a cashless basis, in each case only for so long as they are held by our Sponsor or its permitted transferees.

Transfer restrictions on private placement units:

The private placement units (including the ordinary shares and warrants underlying such units) will not be transferable, assignable or saleable until 30 days after the completion of our initial business combination, except as described herein under “Transfer restrictions on founder shares.”

Representative shares: We will issue 200,000 ordinary shares (or up to 230,000 ordinary shares if the underwriters’ over-allotment option is exercised in full), representing 2.0% of the number of units sold to the public in this offering, to Kingswood Capital Partners, LLC and/or its designees upon the closing of this offering as part of its underwriting compensation. We refer to these shares as the representative shares. The representative shares are ordinary shares of the same class as the ordinary shares included in the units being sold in this offering, other than as described in this paragraph, and are being registered in the registration statement of which this prospectus forms a part. The representative has agreed to waive its redemption rights with respect to the representative shares in connection with the completion of our initial business combination and to waive its rights to liquidating distributions from the trust account with respect to the representative shares if we fail to complete our initial business combination within the Combination Period. No deferred cash underwriting commission is payable in this offering. The representative shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days beginning on the date of commencement of sales of this offering pursuant to FINRA Rule 5110(e)(1), subject to the exceptions permitted by FINRA Rule 5110(e)(2). Pursuant to FINRA Rule 5110(e)(1), during that period the representative shares may not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person, nor may they be sold, transferred, assigned, pledged or hypothecated, except to any underwriter and selected dealer participating in this offering and their officers, partners, registered persons or affiliates. Subject to our approval, the representative reserves the right to transfer, assign or sell the representative shares before the completion of our initial business combination. In addition, the representative has granted us, our Sponsor and our respective designees the right to purchase the representative shares at a cash price of $1.50 per share at any time prior to the completion of our initial business combination.

Sponsor’s Securities and Compensation	The table below summarizes (i) the amount of founder shares and private placement shares issued or to be issued to the Sponsor in connection with this offering and the price paid or to be paid by the Sponsor for such securities, and (ii) the main items of compensation received or to be received by the Sponsor or our affiliates:

	Description	Price Paid or Payable
Number of founder shares	2,875,000 founder shares (of which up to 375,000 are subject to forfeiture by the Sponsor to the extent the underwriters do not exercise their over-allotment option)	Aggregate purchase price of $25,000

Number of private placement shares/private placement warrants	211,000 private placement units, consisting of 211,000 private placement shares and 211,000 private placement warrants	$10.00 per private placement unit

Administrative and support services	Office space, utilities, secretarial support and administrative services made available by NC Fortune Global Limited, or by an affiliate procured by it, under an administrative services agreement, at $10,000 per month from the date our securities are first listed on the Nasdaq Global Market until the earlier of the completion of our initial business combination and our liquidation	$10,000 per month (up to $180,000 assuming the maximum 18-month Combination Period)

Working Capital Loans	No cap on the aggregate principal amount; up to $1,500,000 convertible into units identical to the private placement units at a price of $10.00 per unit, at the lender’s option, at the time of and contingent upon the completion of our initial business combination	No commitment fee; principal amount payable only if loans are made

Other than the payments described above and those described below under the caption “Limited payments to insiders,” there will be no fees or compensation paid by us to our Sponsor, directors or officers, or our or any of their respective affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination.

The founder shares may result in material dilution to our public shareholders. The nominal price paid by our Sponsor for the founder shares, and the difference between the price paid for the founder shares and the public offering price of the units, may result in substantial dilution to public shareholders following this offering and our initial business combination. In addition, our initial shareholders or their affiliates may receive additional compensation and/or may be issued additional securities in connection with our initial business combination, including securities that may result in further dilution to public shareholders. For additional information also see below adjacent to the caption “Limited payments to insiders.”

Founder shares: no conversion

The founder shares do not convert into any other class or series of shares and no anti-dilution adjustment applies to them at, or in connection with, our initial business combination. See “Adjustment of founder shares” above.

The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for our ordinary shares issued in a financing transaction in connection with our initial business combination, including, but not limited to, a private placement of equity or debt.

Offering proceeds to be held in the trust account	The Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement units be deposited in a trust account. Of the $102,110,000 gross proceeds we will receive from this offering and the sale of the private placement units (or $117,260,000 if the underwriters’ over-allotment option is exercised in full), an aggregate of $100,250,000 (or $10.025 per unit), or $115,287,500 (or $10.025 per unit) if the underwriters’ over-allotment option is exercised in full, will be placed in a segregated trust account located in the United States maintained by Odyssey acting as trustee pursuant to an agreement to be signed on the date of this prospectus. The funds in the trust account will be held in a demand deposit or cash account, or invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), which invest only in direct U.S. government treasury obligations. Interest earned on the funds held in the trust account may be released to us to pay our taxes, if any (which we refer to as permitted withdrawals), and up to $100,000 of interest may be released to pay dissolution expenses.

Except as set forth below, the proceeds held in the trust account will not be released until the earlier of: (1) the completion of our initial business combination within the Combination Period; (2) our redemption of 100% of the outstanding public shares if we have not completed an initial business combination in the Combination Period; or (3) our redemption of our public shares in connection with the approval of any amendment to the provisions of our amended and restated memorandum and articles of association governing our pre-initial business combination activity and related shareholders’ rights. Therefore, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Based upon current interest rates, we expect the trust account to generate approximately $4,010,000 of interest annually (or $4,611,500 if the over-allotment option is exercised in full) (assuming an interest rate of 4.0% per year). For the sources from which we may pay our expenses prior to our initial business combination, see “Anticipated expenses and funding sources” below.

Time to complete business combination

We must complete our initial business combination within the Combination Period. The Combination Period initially lasts for 12 months from the closing of this offering. If we anticipate that we may be unable to complete our initial business combination within that period, we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must do so. We may effect up to two such extensions of three months each, and accordingly the Combination Period may not exceed 18 months from the closing of this offering. Each extension therefore requires the approval of our shareholders, and no extension will occur automatically. If we seek shareholder approval for an extension, we will provide our public shareholders with the opportunity to redeem their public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned (net of permitted withdrawals), divided by the number of then issued and outstanding public shares. No amount will be deposited into the trust account in connection with any extension, and the per share redemption price will not be topped up. Our Sponsor, our officers and our directors have agreed, pursuant to the letter agreement, to vote all founder shares and all ordinary shares owned by them in favor of any such extension amendment. If we do not obtain shareholder approval for an extension, or if we fail to complete our initial business combination by the end of the Combination Period as so extended, our Sponsor’s investment in the founder shares and the private placement units will be worthless.

Separately from the two extensions described above, our shareholders may at any time approve an amendment to our amended and restated memorandum and articles of association that modifies the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the Combination Period. In connection with any such amendment, our public shareholders will be provided with the opportunity to redeem their public shares as described below adjacent to the caption “Redemption of public shares and distribution and liquidation if no initial business combination.”

If we are unable to complete our initial business combination within the Combination Period, we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest earned on the funds held in the trust account, net of permitted withdrawals, divided by the number of then issued and outstanding public shares, subject to applicable law and as further described herein.

As described herein, our initial shareholders, executive officers and directors have agreed that they will not propose any such amendment unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of the amendment, on the same basis as described above, subject to the limitations described herein.

Anticipated expenses and funding sources	Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except to pay our taxes, if any, and/or to redeem our public shares in connection with an amendment to our amended and restated memorandum and articles of association, as described above. The funds in the trust account will be held as described above adjacent to the caption “Offering proceeds to be held in the trust account,” and the holding of those assets in that form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account at a bank. Unless and until we complete our initial business combination (other than any taxes, if any, which may be paid from the trust account), we may pay our expenses only from:

	●	the net proceeds of this offering and the sale of the private placement units not held in the trust account, which will be approximately $500,000 in working capital; and

●

any loans or additional investments from our Sponsor, our officers, directors or their affiliates or other third parties, although they are under no obligation to advance funds or invest in us; provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination. There is no cap on the aggregate principal amount of such loans. Up to $1,500,000 of such loans may be converted, at the option of the lender and at the time of and contingent upon the completion of our initial business combination, into units identical to the private placement units at a conversion price of $10.00 per unit, including as to registration rights (to the extent the lender is a party to the registration rights agreement) and the 30-day post-combination transfer restriction. If we do not complete our initial business combination, such loans will be repaid only from funds not held in the trust account, and only to the extent such funds are available.

Additional financing: We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement units, our equity, debt or a combination of these as the consideration to be paid in our initial business combination. We may issue ordinary shares to investors in private placement transactions in order to complete an initial business combination and to provide sufficient liquidity and capital to the post-combination company. As of the date of this prospectus we have no commitments to issue any shares in connection with any such transaction. The price of any shares so issued may be less, and potentially significantly less, than $10.00 per share or the market price of our ordinary shares at that time. Any such issuance at a price that is less than $10.00 per share or the prevailing market price could be structured to ensure a return to those investors, could dilute the interests of our existing shareholders in a manner that would not ordinarily occur in a traditional initial public offering, could result in a reduction in the trading price of our ordinary shares to the price at which we issue such securities, and could give rise to additional transaction costs, including placement fees. Generally, the issuance of additional shares in connection with an initial business combination may significantly dilute the equity interest of investors in this offering, could cause a change in control if a substantial number of ordinary shares is issued, may have the effect of delaying or preventing a change of control of the post-combination company, and may adversely affect prevailing market prices for our units, ordinary shares and warrants. Although we have no commitments as of the date of this prospectus to issue any notes or other debt or otherwise to incur debt following this offering, we may choose to pursue a business combination in connection with which we incur substantial debt. No issuance of debt will affect the per share amount available for redemption from the trust account. However, incurring debt could result in default and foreclosure on the assets of the post-combination company, acceleration of its obligations, immediate payment of principal and accrued interest if the debt is payable on demand, an inability to obtain necessary additional financing while restrictive covenants remain outstanding, the use of a substantial portion of cash flow to service debt, limitations on flexibility in planning for changes in its business, increased vulnerability to adverse economic and competitive conditions, and limitations on its ability to borrow further amounts.

Conditions to completing our initial business combination

Nasdaq rules and our amended and restated memorandum and articles of association require that we complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding any taxes payable on the interest earned on the trust account) at the time we sign a definitive agreement in connection with our initial business combination. In addition, pursuant to our amended and restated memorandum and articles of association, any initial business combination must be approved by a majority of our independent directors.

Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. In addition, if we complete our initial business combination with an affiliated entity, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or another independent valuation or appraisal firm that such initial business combination is fair to our company from a financial point of view. While we consider it likely that our board of directors will be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects.

We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act.

Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination.

If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% fair market value test described above, provided that, if our initial business combination involves more than one target business, the aggregate value of all such target businesses will be taken into account for purposes of the 80% fair market value test and we will treat such transactions together as our initial business combination for purposes of seeking shareholder approval or conducting a tender offer, as applicable.

Permitted purchases of public shares by our affiliates

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our Sponsor, directors, executive officers, advisors or any of their affiliates may purchase ordinary shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Additionally, subject to applicable securities laws (including rules relating to the possession of material non-public information), our Sponsor, directors, executive officers, advisors or any of their affiliates may enter into arrangements with investors to provide incentives for such investors to acquire public shares, vote their public shares in favor of our initial business combination or refrain from redeeming their public shares. Please see “Proposed Business — Permitted purchases and other transactions with respect to our securities” for a description of how such persons will determine from which shareholders to seek to acquire shares. There is no limit on the number of shares such persons may purchase, or any restriction on the price that they may pay. Any such price per share may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our Sponsor, directors, executive officers, advisors or any of their affiliates determine to make any such purchases at the time of a shareholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction.

None of the funds in the trust account will be used to purchase public shares or public warrants in such transactions. If any of our Sponsor, directors, executive officers, advisors or any of their affiliates engages in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To the extent such securities are purchased and that we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, such public securities will not be voted as required by Tender Offers and Schedules Compliance and Disclosure Interpretations Question 166.01 promulgated by the SEC. See “Proposed Business — Permitted purchases and other transactions with respect to our securities” for a description of how our Sponsor, directors, officers, advisors or any of their affiliates will select the shareholders with which to enter into private transactions.

Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to (1) refrain from purchasing securities during certain blackout periods and when they are in possession of any material non-public information and (2) clear all trades with our legal counsel prior to execution. We cannot currently determine whether any of our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as that would be dependent upon several factors, including but not limited to, the timing and size of any such purchase. Depending on the circumstances, any of our insiders may decide to make purchases of our ordinary shares pursuant to a Rule 10b5-1 plan or may determine that acting pursuant to such a plan is not required under the Exchange Act.

We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Our Sponsor, directors, officers or their affiliates will not make any purchases if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

In addition, in the event our Sponsor, directors, executive officers, advisors or any of their affiliates were to purchase public shares or public warrants from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act, including through adherence to the following: the registration statement or proxy statement filed for our business combination transaction would disclose the possibility that our Sponsor, directors, executive officers, advisors or their affiliates may purchase securities from public shareholders outside the redemption process, together with the purpose of such purchases; if they were to purchase securities from public shareholders, they would do so at a price no higher than the price offered through our redemption process; the registration statement or proxy statement filed for our business combination transaction would include a representation that any of our securities so purchased would not be voted in favor of approving the business combination transaction; they would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and we would disclose in a Current Report on Form 8-K, before the general meeting of shareholders held to approve the business combination transaction, the amount of our securities purchased outside the redemption offer by our Sponsor, directors, executive officers, advisors or their affiliates together with the purchase price, the purpose of those purchases, the impact, if any, of those purchases on the likelihood that the business combination transaction will be approved, the identities of the security holders who sold to them, if not purchased on the open market, or the nature of those security holders, and the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Redemption rights for public shareholders upon completion of our initial business combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the completion of our initial business combination, including interest (which interest shall be net of permitted withdrawals), divided by the number of then issued and outstanding public shares, subject to the limitations described herein or any net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination.

The amount in the trust account is initially anticipated to be $10.025 per public share. Our warrants do not carry redemption rights upon the completion of our initial business combination. Because no deferred cash underwriting commission is payable in this offering, the per share amount we will distribute to investors who properly redeem their shares will not be reduced by any deferred underwriting commission. Our Sponsor, officers and directors have entered into agreements with us pursuant to which they have agreed not to redeem any founder shares or ordinary shares owned by them in connection with a shareholder vote to approve our initial business combination.

Manner of conducting redemptions	We will provide our public shareholders with the opportunity to redeem, regardless of whether they abstain, vote for, or against, the initial business combination, all or a portion of their public shares upon the completion of our initial business combination either (1) in connection with a general meeting called to approve the business combination or (2) without a shareholder vote by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirements. Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. We currently intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange rule or we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons.

If a shareholder vote is not required and we do not decide to hold a shareholder vote to approve our initial business combination for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association:

●	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

●	file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we and our Sponsor, directors and executive officers will terminate any plan established in accordance with Rule 10b5-1 under the Exchange Act to purchase ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares, which number may be subject to any net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

If, however, shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or we decide to obtain shareholder approval for business or other reasons, we will:

●	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

●	file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public shareholders at least 20 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any shareholder vote even if we are not able to maintain our Nasdaq listings or Exchange Act registration.

If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or by proxy, at a general meeting of the company, voting together as a single class. In such case, pursuant to the terms of agreements entered into with us, our initial shareholders agree (and any of their permitted transferees will agree) to vote their founder shares and private placement shares held by them in favor of our initial business combination. As a result, in addition to the founder shares and private placement shares held by our Sponsor, we would need 3,544,501, or approximately 35.4%, of the 10,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming all outstanding shares are voted, the over-allotment option is not exercised and the parties to the letter agreement do not acquire any ordinary shares). A quorum for such meeting will be present if the holders of at least one-third of the issued and outstanding shares entitled to vote at the meeting are represented in person or by proxy. Assuming that only the holders of one-third of our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, vote their shares at a general meeting of the company, our founder shares and the private placement shares held by our Sponsor alone would not constitute a quorum. Accordingly, additional public shares would be required to be present, in person or by proxy, in order to establish a quorum for the meeting. If a quorum is present, the founder shares and private placement shares held by our Sponsor may increase the likelihood that the required shareholder approval for our initial business combination will be obtained. However, if our initial business combination is structured as a statutory merger or consolidation with another company under Cayman Islands law, the approval of our initial business combination will require a special resolution, which requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company. These voting thresholds, and the voting agreements of our initial shareholders may make it more likely that we will complete our initial business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or vote against the proposed transaction, or whether they do not vote or abstain from voting on the proposed transaction, or whether they were a public shareholder on the record date for the general meeting held to approve the proposed transaction. If the proposed initial business combination is not approved and we continue to seek a target business, we will promptly return any share certificates or shares delivered by public shareholders who elected to redeem their shares. Our amended and restated memorandum and articles of association require that at least twenty (20) clear days’ notice will be given of any such shareholder meeting.

Redemptions of our public shares may be subject to a net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (1) cash consideration to be paid to the target or its owners; (2) cash to be transferred to the target for working capital or other general corporate purposes; or (3) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we would not complete the business combination or redeem any ordinary shares, and all ordinary shares submitted for redemption would be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to satisfy such minimum cash or net tangible asset requirements.

Tendering share certificates in connection with a tender offer or redemption rights	We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two (2) business days prior to the vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s Deposit/Withdrawal At Custodian (“DWAC”) System, at the holder’s option, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements.

Limitation on redemption rights of shareholders holding more than 15% of the public shares sold in this offering if we hold a shareholder vote	Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the public shares sold in this offering, without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us, our Sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Release of funds in trust account on closing of our initial business combination	Upon the completion of our initial business combination, the funds held in the trust account will be used to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our initial business combination,” to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination

Our amended and restated memorandum and articles of association provide that we must complete our initial business combination within the Combination Period. The Combination Period initially lasts for 12 months from the closing of this offering and may be extended by up to two additional periods of three months each upon shareholder approval, for a maximum period of 18 months from the closing of this offering. If we have not completed our initial business combination within such time period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest earned on the funds held in the trust account, net of permitted withdrawals, divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the Combination Period.

Our Sponsor, officers and directors have entered into a letter agreement with us pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any founder shares and, in the case of our Sponsor, any private placement units held by it if we fail to complete our initial business combination within the Combination Period, although they will be entitled to liquidating distributions from assets outside the trust account. However, if our initial shareholders or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the Combination Period.

Our Sponsor, officers and directors have agreed, pursuant to a letter agreement, to vote any founder shares and any ordinary shares owned by them against any proposal to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the Combination Period or to wind up, liquidate or dissolve the company prior to the expiration of the Combination Period. In addition, if we seek shareholder approval of any amendment to our amended and restated memorandum and articles of association that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the Combination Period, we will provide our public shareholders with the opportunity to redeem their ordinary shares upon approval of such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest earned on the funds held in the trust account (net of permitted withdrawals), divided by the number of then outstanding public shares. For example, our board of directors may propose such an amendment if it determines that additional time is necessary to complete our initial business combination. In such event, we will conduct a proxy solicitation and distribute proxy materials pursuant to Regulation 14A of the Exchange Act seeking shareholder approval of such proposal, and in connection therewith, provide our public shareholders with the redemption rights described above upon shareholder approval of such amendment.

Limited payments to insiders	There will be no finder’s fees, reimbursements, consulting fees or other cash payments made by us to our Sponsor, our officers or directors, or any of their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the sale of the private placement units held in the trust account prior to the completion of our initial business combination:

	●	Repayment of up to an aggregate of $500,000 in loans made to us by our Sponsor under an unsecured, non-interest-bearing promissory note to cover a portion of the expenses of this offering and our organizational and operating expenses. Our Sponsor is required to fund each drawdown request within five business days of receipt. The note is not convertible into any securities of ours. If this offering is consummated, the note will be repaid out of the proceeds of this offering not held in the trust account;

	●	Payment to our Sponsor of $10,000 per month for office space, utilities, secretarial support and administrative services made available to us by our Sponsor, or by an affiliate procured by it, commencing on the date our securities are first listed on the Nasdaq Global Market and ending on the earlier of the completion of our initial business combination and our liquidation, in an aggregate amount not exceeding $180,000;

	●	We may engage our Sponsor or an affiliate of our Sponsor as an advisor or otherwise in connection with our initial business combination and certain other transactions and pay such person or entity a fee in an amount that constitutes a market standard for comparable transactions;

	●	Reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination; and

	●	Repayment of loans which may be made by our Sponsor, an affiliate of our Sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. There is no cap on the aggregate principal amount of such loans. Up to $1,500,000 of such loans may, at the option of the lender, be converted at the time of and contingent upon the completion of our initial business combination into units identical to the private placement units at a conversion price of $10.00 per unit, including as to registration rights (to the extent the lender is a party to the registration rights agreement) and the 30-day post-combination transfer restriction. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

Audit Committee

We will establish and maintain an audit committee composed of independent directors to the extent required by the rules of Nasdaq and Rule 10A-3 of the Exchange Act. Among its responsibilities, the audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers or directors, or our or their affiliates and monitor compliance with the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering.

In addition, prior to the completion of our initial business combination, we will not enter into any contract, arrangement or transaction with our Sponsor, any of our officers or directors, or any affiliate thereof (other than agreements expressly contemplated by this prospectus) without the prior approval of our audit committee. For more information, see the section entitled “Management — Committees of the Board of Directors — Audit Committee.”

Conflicts of Interest	Certain members of our management team may have potential conflicts of interest as identified below:

	●	Members of our management team and our independent directors may directly or indirectly own founder shares, private placement shares and private placement warrants following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

	●	The price that our Sponsor, executive officers and directors (directly or indirectly) paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if the company selects an acquisition target that subsequently declines in value and is unprofitable for public investors.

	●	In the event we do not complete a business combination within the Combination Period, the founder shares, the private placement shares and the private placement warrants (and any ordinary shares issuable upon exercise thereof) may become worthless, which could create an incentive for our officers and directors to complete a transaction even if the company selects an acquisition target that subsequently declines in value and is unprofitable for public investors.

	●	Each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. Our amended and restated memorandum and articles of association will provide that, to the fullest extent permitted by law, we renounce our interest in certain corporate opportunities and our officers and directors may have duties to present certain opportunities to other entities before presenting them to us.

	●	Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity.

	●	Certain of our officers and directors may in the future sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination.

●	Our officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, may have conflicts of interest in allocating management time among various business activities, including selecting a business combination target and monitoring the related due diligence. See “Risk Factors — Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.” and “— We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our Sponsor, officers, directors or their respective affiliates which may raise potential conflicts of interest.”

Indemnity

NC Fortune Global Limited has agreed that it will be liable to us if and to the extent any claims by (i) a third party for services rendered or products sold to the Company (other than the Company’s independent registered public accounting firm) or (ii) a prospective target business with which the Company has discussed entering into a transaction agreement reduce the amount of funds in the trust account below the lesser of (a) $10.025 per public share and (b) the actual amount per public share held in the trust account as of the date of liquidation of the trust account, in each case net of permitted withdrawals and excluding interest released to us to pay taxes.

This liability will not apply with respect to claims by any third party or prospective target business that has executed a waiver of any and all rights to seek access to the trust account (whether or not such waiver is enforceable) or in respect of any indemnification obligations of the Company to the underwriters pursuant to the underwriting agreement.

However, we have not asked NC Fortune Global Limited to reserve for such indemnification obligations, nor have we independently verified whether NC Fortune Global Limited has sufficient funds to satisfy such obligations. Accordingly, we cannot assure you that NC Fortune Global Limited would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced below $10.025 per public share.

Risks

We have not conducted any operations and have not generated any revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section of this prospectus entitled “Risk Factors.”

Summary Risk Factors

An investment in our securities involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

●	Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

●	If we seek shareholder approval of our initial business combination, our Sponsor, officers and directors have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

●	The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

●	The requirement that we complete our initial business combination within the Combination Period may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

●	If the net proceeds of this offering and the sale of the private placement units not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we will depend on loans from our Sponsor or management team to fund our search, to pay our taxes and to complete our initial business combination.

●	If we seek shareholder approval of our initial business combination, our Sponsor, directors, executive officers, advisors and their affiliates may elect to purchase public shares or public warrants from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our ordinary shares or public warrants.

●	If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

●	You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

●	Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

●	You will not be entitled to protections normally afforded to investors of many other blank check companies.

●	Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.025 per public share, or less in certain circumstances, on our redemption, and our warrants will expire worthless.

●	If the net proceeds of this offering not being held in the trust account are insufficient to allow us to operate through the Combination Period, we may be unable to complete our initial business combination.

●	The grant of registration rights to our initial shareholders, the representative and the other holders of private placement units and representative shares may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our ordinary shares.

●	Past performance by our management team and their affiliates may not be indicative of future performance of an investment in us.

●	We may seek acquisition opportunities in industries or sectors that may be outside of our management’s areas of expertise.

●	We are not required to obtain an opinion from an independent entity that commonly renders valuation opinions, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

●	We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders.

●	We may have a limited ability to assess the management of a prospective target business and, as a result, may complete our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

●	We have no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

●	We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our shareholders do not agree.

●	If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

SUMMARY FINANCIAL DATA

The following table summarizes our financial data and should be read together with our financial statements and the related notes included elsewhere in this prospectus. We have not conducted any operations to date and have generated no revenues. Accordingly, only balance sheet data is presented.

	As of July 31, 2026
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency) (1)	$(140,800)	$100,735,000
Total assets (2)	$125,800	$100,735,000
Total liabilities (3)	$140,800	$194,188
Value of ordinary shares subject to possible redemption (4)	$0	$100,250,000
Shareholders’ deficit (5)	$(15,000)	$290,812

(1)	The “as adjusted” calculation includes $500,000 of cash held outside the trust account, minus $15,000 of actual shareholders’ deficit as of July 31, 2026.
(2)	The “as adjusted” calculation equals $100,250,000 of cash held in the trust account from the proceeds of this offering and the sale of the private placement units, plus $500,000 of cash held outside the trust account, minus $15,000 of actual shareholders’ deficit as of July 31, 2026.
(3)	The “as adjusted” amount includes the over-allotment liability, assuming the over-allotment option is not exercised.
(4)	The “as adjusted” calculation equals 10,000,000 ordinary shares subject to possible redemption at $10.025 per share, or $100,250,000.
(5)	Excludes 10,000,000 ordinary shares purchased in the public market which are subject to redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of ordinary shares that may be redeemed in connection with our initial business combination ($10.025 per share).

If no business combination is completed within the Combination Period, the proceeds then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us for permitted withdrawals (less up to $100,000 of interest to pay dissolution expenses) will be used to fund the redemption of our public shares. Our Sponsor and each member of our management team have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares and, in the case of our Sponsor, any private placement units held by it if we fail to complete our initial business combination within the Combination Period.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, which reflect our current views with respect to future events and financial performance, and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purpose of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our ability to complete our initial business combination;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

●	our executive officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

●	our ability to obtain and maintain sufficient funds to satisfy our working capital requirements and complete our initial business combination;

●	our potential ability to obtain additional financing to complete our initial business combination;

●	our pool of prospective target businesses, including their industry and geographic location;

●	the ability of our executive officers and directors to generate a number of potential investment opportunities;

●	failure to list or delisting of our securities from Nasdaq or an inability to have our securities listed on Nasdaq following a business combination;

●	our public securities’ potential liquidity and trading;

●	the lack of a market for our securities; or

●	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following risks, uncertainties and other factors:

●	our being a company with no operating history and no revenues;

●	our ability to select an appropriate target business or businesses;

●	our ability to complete our initial business combination;

●	our expectations around the performance of a prospective target business or businesses;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

●	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

●	our potential ability to obtain additional financing to complete our initial business combination;

●	target businesses, including the location and industry of such target businesses;

●	the ability of our officers and directors to generate a number of potential business combination opportunities;

●	our public securities’ potential liquidity and trading;

●	the lack of a market for our securities;

●	the availability and permitted use of funds held outside the trust account and interest earned on the trust account balance;

●	claims of third parties that may reduce the amount of funds available in the trust account;

●	our financial performance following this offering; or

●	the other risks and uncertainties discussed in “Risk Factors” and elsewhere in this prospectus.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

We may not hold a shareholder vote to approve our initial business combination unless the business combination would require shareholder approval under applicable Cayman Islands law or the rules of Nasdaq or if we decide to hold a shareholder vote for business or other reasons. Certain business combinations may not require shareholder approval under Cayman Islands law or Nasdaq rules, while others may require shareholder approval depending on the structure of the transaction and the consideration to be issued. For instance, the Nasdaq rules currently allow us to engage in a tender offer in lieu of a general meeting but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek shareholder approval of such business combination. Except as required by law or Nasdaq rules, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Accordingly, we may complete our initial business combination even if holders of a majority of the issued and outstanding ordinary shares do not approve of the business combination we consummate. Please see the section entitled “Proposed Business — Shareholders May Not Have the Ability to Approve an Initial Business Combination” for additional information.

If we seek shareholder approval of our initial business combination, our Sponsor, officers and directors have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Our Sponsor, officers and directors have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any founder shares and/or private placement shares held by them, as well as any public shares purchased during or after this offering, in favor of our initial business combination, subject to applicable securities laws. We expect that our Sponsor and its permitted transferees will own approximately 21.0% of our issued and outstanding ordinary shares at the time of any such shareholder vote, comprising 2,500,000 founder shares and 211,000 private placement shares. As a result, in addition to the founder shares and private placement shares held by our Sponsor and the 200,000 representative shares, which the representative has agreed to vote in favor of our initial business combination, we would need 3,544,501, or approximately 35.4% of the 10,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming all outstanding shares are voted, the over-allotment option is not exercised and the parties to the letter agreement do not acquire any ordinary shares). Assuming that only the holders of one-third of our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, vote their shares at a general meeting of the company, our founder shares and the private placement shares held by our Sponsor alone would not constitute a quorum. Accordingly, additional public shares would be required to be present, in person or by proxy, in order to establish a quorum for the meeting. If a quorum is present, the founder shares and private placement shares held by our Sponsor may increase the likelihood that the required shareholder approval for our initial business combination will be obtained. Accordingly, if we seek shareholder approval of our initial business combination, the voting commitments of our Sponsor, officers and directors increase the likelihood that the required shareholder approval will be obtained.

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your right to redeem your shares for cash.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder approval. Accordingly, if we do not seek shareholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Consequently, if accepting all properly submitted redemption requests would cause our net worth or available cash to be less than the amount required by a prospective target either immediately prior to or upon completion of our initial business combination, we may determine not to proceed with the proposed business combination and may instead search for an alternative business combination, or we may seek additional financing, or we may raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such net worth or minimum cash requirements. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. Furthermore, any dilution resulting from additional financing could be amplified to the extent that the anti-dilution adjustment in respect of the founder shares results in the issuance of additional ordinary shares to the holders of the founder shares at the time of the initial business combination.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price or requires us to maintain a minimum amount of cash at closing, a significant level of shareholder redemptions could increase the likelihood that the transaction will not be completed. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within the Combination Period may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within the Combination Period and that our available time to complete a transaction is limited. The Combination Period is 12 months from the closing of this offering, which may be extended by up to two periods of three months each with the approval of our shareholders, to a maximum of 18 months from the closing of this offering. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk may increase as we approach the expiration of the Combination Period. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation. To the extent the Combination Period may be extended in accordance with our amended and restated memorandum and articles of association, prospective target businesses may nevertheless seek to use the limited remaining time available to us as leverage in negotiating a business combination.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of July 31, 2026, we had no cash and a working capital deficit of $140,800. We have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Our liquidity needs to date have been satisfied through loans from our Sponsor under the promissory note described in this prospectus, under which we may borrow up to $500,000. In connection with our assessment of going concern considerations in accordance with Accounting Standards Update 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” our management has determined that our liquidity condition and the mandatory liquidation of the Company if we do not complete an initial business combination within the Combination Period raise substantial doubt about our ability to continue as a going concern. No adjustment has been made to the carrying amounts of assets or liabilities should we be required to liquidate after the Combination Period.

If the funds available to us outside the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination, and we may depend on loans from our Sponsor, members of our management team or their affiliates to fund our operations, pay our taxes and complete our initial business combination.

Of the net proceeds of this offering and the sale of the private placement units, approximately $500,000 will be available to us outside the trust account to fund our working capital requirements. If our offering expenses exceed our estimates, the amount of funds available to us outside the trust account would decrease by a corresponding amount. Conversely, if our offering expenses are less than anticipated, the amount of funds available to us outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our Sponsor, members of our management team or any of their affiliates to operate or may be forced to liquidate. Neither our Sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. There is no cap on the aggregate principal amount of any such loans. Up to $1,500,000 of such loans may be converted, at the option of the lender, at the time of and contingent upon the completion of our initial business combination into units identical to the private placement units at a conversion price of $10.00 per unit. Any such loans would be repaid upon the completion of our initial business combination or, if our initial business combination is not completed, solely from funds held outside the trust account to the extent available. Prior to the completion of our initial business combination, we do not expect that unaffiliated third parties will be willing to provide working capital financing on terms that include a waiver of any rights to seek access to funds held in the trust account. As a result, we may be dependent on our Sponsor, members of our management team or their affiliates for any additional working capital financing. We believe that, upon the closing of this offering, the funds available to us outside the trust account will be sufficient to allow us to operate through the Combination Period, although we cannot assure you that our estimate is accurate. We could use a portion of those funds to pay fees to consultants to assist us with our search for a target business, or as a down payment or to fund a no-shop provision with respect to a particular proposed business combination, although we have no current intention to do so. If we were required to forfeit any such funds, we might not have sufficient funds to continue searching for, or to conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In such case, our public shareholders may only receive $10.025 per public share, and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.025 per public share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.025 per public share” and other risk factors herein.

We may not be able to complete our initial business combination within the Combination Period, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may only receive $10.025 per public share, or less than such amount in certain circumstances, and our warrants will expire worthless.

Our amended and restated memorandum and articles of association provide that we must complete our initial business combination within the Combination Period. We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. For example, geopolitical instability emanating from the ongoing conflict between Russia and the Ukraine as well as tensions in the Middle East could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, geopolitical instability may negatively impact businesses we may seek to acquire.

If we do not consummate our initial business combination by 12 months from the closing of this offering (or up to 18 months from the closing of this offering if valid extensions are approved in accordance with our amended and restated memorandum and articles of association, or such later time as our shareholders may approve in accordance with our amended and restated memorandum and articles of association), we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of permitted withdrawals, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such case, our public shareholders may receive only $10.025 per public share, or less than $10.025 per public share, on the redemption of their shares, and our warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.025 per public share” and other risk factors herein.

If we are unable to complete an initial business combination within the Combination Period, we may seek an amendment to our amended and restated memorandum and articles of association to extend the period of time in which we must complete our initial business combination. Amending our memorandum and articles of association will require a special resolution of our shareholders as a matter of Cayman Islands law, meaning that such an amendment must be approved by the affirmative vote of at least two-thirds (2/3) of the votes cast by such shareholders who, being present and entitled to vote, attend and vote at a general meeting of the company. If we seek shareholder approval to further extend the period in which we must complete our initial business combination, we will offer our public shareholders the right to have their public ordinary shares redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, as described in greater detail in this prospectus.

Changes in international trade policies, tariffs and treaties affecting imports and exports may have a material adverse effect on our search for an initial business combination target or the performance or business prospects of a post-business combination company.

There have recently been significant changes to international trade policies and tariffs affecting imports and exports. Any significant increases in tariffs on goods or materials or other changes in trade policy could negatively affect our search for a target and/or our ability to complete our initial business combination.

Recently, the U.S. has implemented a range of new tariffs and increases to existing tariffs. In response to the tariffs announced by the U.S., other countries have imposed, are considering imposing, and may in the future impose new or increased tariffs on certain exports from the United States. There is currently significant uncertainty about the future relationship between the United States and other countries with respect to trade policies, taxes, government regulations and tariffs. We cannot predict whether, and to what extent, current tariffs will continue or trade policies will change in the future.

Tariffs, or the threat of tariffs or increased tariffs, could have a significant negative impact on certain businesses (either due to domestic businesses’ reliance on imported goods or dependence on access to foreign markets, or foreign businesses’ reliance on sales into the United States). In addition, retaliatory tariffs could have a significant negative impact on foreign businesses that rely on imports from the United States, and domestic businesses that rely on exporting goods internationally. These tariffs and threats of tariffs and other potential trade policy changes could negatively affect the attractiveness of certain initial business combination targets, or lead to material adverse effects on a post-business combination company. Among other things, historical financial performance of companies affected by trade policies and/or tariffs may not provide useful guidance as to the future performance of such companies, because future financial performance of those companies may be materially affected by new U.S. tariffs or foreign retaliatory tariffs, or other changes to trade policies. The business prospects of a particular target for a business combination could change even after we enter into a business combination agreement, as a result of tariffs or the threat of tariffs that may have a material impact on that target’s business, and it may be costly or impractical for us to terminate that business combination agreement. These factors could affect our selection of a business combination target.

We may not be able to adequately address the risks presented by these tariffs or other potential trade policy changes. As a result, we may deem it costly, impractical or risky to complete an initial business combination with a particular target or with a target in a particular industry or from a particular country. Consequently, the pool of potential target companies may be reduced, which could impair our ability to identify a suitable target and to complete an initial business combination. If we complete an initial business combination with such a target, the post-business combination company’s operations and financial results could be adversely affected as a result of tariffs or changes to trade policies, which may cause the market value of the securities of the post-business combination company to decline.

If we seek shareholder approval of our initial business combination, our Sponsor, directors, executive officers, advisors and their affiliates may elect to purchase shares or warrants from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our ordinary shares or public warrants.

At any time prior to the general meeting to approve our initial business combination, during a period when they are not then aware of any material nonpublic information regarding the company or its securities, the Sponsor, directors, executive officers, advisors or any of their affiliates, may, in privately negotiated transactions or in the open market, (i) purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the business combination, (ii) execute agreements to purchase such shares from institutional and other investors in the future, and/or (iii) enter into transactions with institutional and other investors to provide such persons with incentives to acquire ordinary shares. Such an agreement may include a contractual acknowledgement that such shareholder, although still the record holder of such shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, directors, executive officers, advisors or any of their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling public shareholders would be required to revoke their prior elections to redeem their shares. While the exact nature of any such incentives has not been determined as of the date of this prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer of shares or the company’s warrants owned by the Sponsor for nominal value to such investors or holders. Any ordinary shares acquired by the persons described above would not be voted in connection with the business combination. See “Proposed Business — Permitted purchases and other transactions with respect to our securities” for a description of how our Sponsor, directors, executive officers, advisors or any of their affiliates, will select which shareholders to purchase securities from in any private transaction.

The purpose of any such transaction could be to reduce the number of public shares or warrants outstanding or vote such shares or warrants on any matters submitted to the shareholders or warrant holders for approval in connection with our initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a certain amount of cash at the closing of our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible and, to the extent the purchasers are subject to such reporting requirements, will be reported pursuant to Sections 13 and 16 of the Exchange Act. To the extent such securities are purchased, such public securities will not be voted as required by Tender Offers and Schedules Compliance and Disclosure Interpretations Question 166.01 promulgated by the SEC.

In addition, if such purchases are made, the public “float” of our ordinary shares or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. Additionally, in the event our Sponsor, initial shareholders, directors, officers, advisors and their affiliates were to purchase public shares or warrants from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our Sponsor, initial shareholders, directors, officers, advisors and their affiliates may purchase public shares or warrants from public shareholders outside the redemption process, along with the purpose of such purchases;

●	if our Sponsor, initial shareholders, directors, officers, advisors and their affiliates were to purchase public shares or warrants from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

●	our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our Sponsor, initial shareholders, directors, officers, advisors and their affiliates would not be voted in favor of approving the business combination transaction;

●	our Sponsor, initial shareholders, directors, officers, advisors and their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

●	we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

●	the amount of our securities purchased outside of the redemption offer by our Sponsor, initial shareholders, directors, officers, advisors and their affiliates, along with the purchase price;

●	the purpose of the purchases by our Sponsor, initial shareholders, directors, officers, advisors and their affiliates;

●	the impact, if any, of the purchases by our Sponsor, initial shareholders, directors, officers, advisors and their affiliates on the likelihood that the business combination transaction will be approved;

●	the identities of our security holders who sold to our Sponsor, initial shareholders, directors, officers, advisors and their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our Sponsor, initial shareholders, directors, officers, advisors and their affiliates; and

●	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement units are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419 promulgated under the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

We do not have a minimum net tangible asset requirement.

Our amended and restated memorandum and articles of association do not contain a minimum net tangible asset requirement. Such a requirement can serve to ensure that our securities are not determined to be “penny stocks” under Rule 3a51-1 of the Exchange Act. Whether or not our amended and restated memorandum and articles of association contain a net tangible assets requirement, if our securities are deemed to be “penny stocks”, we will become subject to Rule 419 of the Securities Act. Because our units, ordinary shares and warrants will be listed on Nasdaq, they are excluded from the definition of “penny stock” under Rule 3a51-1(a)(2) of the Exchange Act. In the event that our securities are delisted from Nasdaq, our securities could be determined to be “penny stocks” under Rule 3a51-1 of the Exchange Act, and we would be required to comply with the requirements of Rule 419 of the Securities Act. Being subject to the requirements of Rule 419 would make us less attractive to potential business combination targets and thereby adversely affect our ability to complete an initial business combination. Please see the sections entitled “You will not be entitled to protections normally afforded to investors of many other blank check companies”, “Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions”, “The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target” and “The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure”.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.025 per public share, or less in certain circumstances, on our redemption, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. In addition, as the number of special purpose acquisition companies and other acquisition vehicles seeking business combination opportunities increases, attractive target businesses may become scarcer and competition for such targets may intensify.

While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement units, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, cash used to satisfy redemption requests and any permitted purchases of ordinary shares may reduce the resources available to complete our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.025 per public share (or less in certain circumstances) on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.025 per public share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.025 per public share” and other risk factors herein.

We may not seek an extension of the Combination Period, any extension requires shareholder approval, and no additional amount will be deposited into the trust account in connection with an extension.

Our amended and restated memorandum and articles of association provide that we will have 12 months from the closing of this offering to complete our initial business combination. If we anticipate that we may be unable to complete our initial business combination within that period, we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend that date. We may effect up to two such extensions of three months each, so that the Combination Period will not exceed 18 months from the closing of this offering. We are under no obligation to seek any extension and our board of directors may determine not to do so. Any extension requires the approval of our shareholders by special resolution and we cannot assure you that such approval will be obtained. Neither our Sponsor nor any other person is required to deposit any amount into the trust account in connection with an extension, and the per-share amount that our public shareholders would receive on a redemption or liquidation will not be increased as a result of any extension. If we do not seek an extension, or if an extension is not approved, and we have not completed our initial business combination within the Combination Period, we will redeem our public shares and liquidate, our public shareholders may receive only $10.025 per public share, or less than such amount in certain circumstances, and our warrants will expire worthless.

Subsequent to the completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we may not identify all material risks, liabilities or other issues relating to that target business. As a result, we may be forced to write down or write off assets, restructure our operations, or incur impairment or other charges that could result in reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.025 per public share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all third parties (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the Combination Period, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.025 initially deposited in the trust account per public share due to claims of such creditors.

The Sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.025 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of permitted withdrawals, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of our company. The Sponsor may not have sufficient funds available to satisfy those obligations. We have not asked the Sponsor to reserve for such obligations, and therefore, no funds are currently set aside to cover any such obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.025 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties, including claims by prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.025 per public share or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of permitted withdrawals, and the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action to enforce the Sponsor’s indemnification obligations, our independent directors may determine, in the exercise of their business judgment, not to do so in a particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.025 per public share.

We may not have sufficient funds to satisfy indemnification claims of our directors and officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law, and, prior to the completion of this offering, we intend to enter into an indemnification agreement with each of our officers and directors. Our obligations to indemnify our officers and directors may discourage shareholders from bringing a lawsuit against them for breach of their fiduciary duty, and may reduce the likelihood of derivative litigation against our officers and directors even though such an action, if successful, might otherwise benefit us and our shareholders. Your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification obligations. We believe that these arrangements, together with the directors’ and officers’ liability insurance we have agreed to maintain, are necessary to attract and retain talented and experienced officers and directors. However, we do not expect to have any assets available to satisfy an indemnification claim other than the funds held outside the trust account, and our public shareholders have no right or interest of any kind in or to the funds held in the trust account. Accordingly, our indemnification obligations may reduce the funds available to us outside the trust account and we may be unable to satisfy any such claim.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duties to our creditors and/or having acted in bad faith by paying public shareholders from the trust account prior to addressing the claims of creditors, thereby exposing us and the members of our board of directors to claims.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law and may be included in our bankruptcy or insolvency estate, making such proceeds subject to claims of third parties that have priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

Adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions, could adversely affect our business, financial condition or results of operations, or our prospects.

The funds in our operating account and our trust account will be held in banks or other financial institutions and will be invested or held only in either (i) U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations, (ii) as uninvested cash, or (iii) an interest bearing bank demand deposit account or other accounts at a bank. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer we hold investments in the trust account, we may, at any time instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account. For more information about the risk of the Company being considered to be operating as an unregistered investment company, see “— If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.” Our cash held in non-interest bearing and interest-bearing accounts may exceed any applicable Federal Deposit Insurance Corporation (“FDIC”) insurance limits. Should events, including limited liquidity, defaults, non-performance or other adverse developments occur with respect to the banks or other financial institutions that hold our funds, or that affect financial institutions or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, the value of the assets in our trust account could be impaired, which could have a material impact on our operating results, liquidity, financial condition and prospects. Events affecting financial institutions have highlighted the risk that liquidity constraints, operational failures, defaults, non-performance or other adverse developments could arise unexpectedly. We cannot guarantee that the banks or other financial institutions that hold or will hold our funds will not experience similar issues.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.025 per public share on the liquidation of our trust account and our warrants will expire worthless.

We may seek acquisition opportunities in industries or sectors that may be outside of our management’s areas of expertise.

We will consider a business combination outside of our management’s areas of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

Unless we complete our initial business combination with an affiliated entity, or our board of directors is unable to independently determine the fair market value of the target business, we are not required to obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete our initial business combination with an affiliated entity, or our board of directors is unable to independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm that the consideration we are paying is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination. However, if our board of directors is unable to determine the fair value of an entity with which we seek to complete an initial business combination based on such standards, we will be required to obtain an opinion as described above.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or U.S. GAAP, or International Financial Reporting Standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide the required financial statements in time for us to comply with applicable disclosure requirements and complete our initial business combination within the Combination Period.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires that we evaluate and report on our system of internal control over financial reporting once we become subject to the applicable reporting requirements. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We may engage one or more of our underwriters, our Sponsor, our officers or directors, or any of their respective affiliates, to provide additional services to us after this offering, which may include acting as M&A advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. Any fees, compensation or other benefits received by those persons in connection with providing these services may create potential conflicts of interest, including in connection with the sourcing, evaluation or consummation of an initial business combination.

We may engage one or more of our underwriters, our Sponsor, our officers or directors, or any of their respective affiliates, to provide additional services to us after this offering, including identifying potential targets, providing M&A or financial advisory services, acting as placement agent in a private offering or arranging debt financing. We may pay fair and reasonable fees or other compensation for those services, determined at that time through arm’s length negotiation. Because that compensation would be tied to the completion of an initial business combination, the recipients may have conflicts of interest in advising on, sourcing and completing our initial business combination.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our shareholders do not agree.

Our amended and restated memorandum and articles of association do not provide a specified maximum redemption threshold. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not support the transaction and elect to redeem their shares. In the event the aggregate cash consideration we would be required to pay for all ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Investors may not have sufficient time to comply with the delivery requirements for redemption.

Pursuant to our amended and restated memorandum and articles of association, we are required to give a minimum of only five clear days’ notice for each general meeting. As a result, if we require public shareholders who wish to redeem their public shares and exercise their right to receive a pro rata portion of the funds held in the trust account to comply with specific delivery requirements for redemption, holders may not have sufficient time to receive notice and deliver their shares for redemption. Accordingly, investors may be unable to exercise their redemption rights and may be forced to retain our securities when they otherwise would prefer not to do so.

In order to effectuate an initial business combination, blank check companies have amended various provisions of their charters and modified governing instruments. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that some of our shareholders may not support.

In order to effectuate a business combination, blank check companies have amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and extended the period of time in which they had to complete a business combination. Amending our amended and restated memorandum and articles of association requires a special resolution of our shareholders as a matter of Cayman Islands law. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or other governing instruments or extend the Combination Period for our business combination in order to effectuate our initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may complete our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’ management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we believed it possessed. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

Certain provisions of our amended and restated memorandum and articles of association that relate to our pre-initial business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account), including an amendment to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated, may be amended with the approval of a special resolution under Cayman Islands law, being the affirmative vote of at least two-thirds (2/3) of the votes cast by such shareholders who, being present and entitled to vote, attend and vote at a general meeting (and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended in accordance with the terms of the trust agreement, which require the affirmative vote of at least 65% of our then outstanding ordinary shares that are represented in person or by proxy and voted at a general meeting). It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association and the trust agreement to facilitate the completion of an initial business combination that some of our shareholders may not support.

Our amended and restated memorandum and articles of association provide that any of its provisions related to pre-initial business combination activity (including the requirement to deposit proceeds of this offering and the private placement into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein and in our amended and restated memorandum and articles of association or an amendment to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated), may be amended if approved by a special resolution under Cayman Islands law, being the affirmative vote of at least two-thirds (2/3) of the votes cast by shareholders who, being present and entitled to vote at a general meeting, vote at such meeting, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended in accordance with the terms of the trust agreement, which require the affirmative vote of at least 65% of our then outstanding ordinary shares that are represented in person or by proxy and voted at a general meeting, a threshold that is lower than the special resolution required to amend our amended and restated memorandum and articles of association. Our initial shareholders and holders of private placement shares will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-initial business combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.

Our letter agreement with our Sponsor, directors and officers may be amended without shareholder approval.

Our letter agreement with our Sponsor, directors and officers contains provisions relating to voting obligations, transfer restrictions applicable to founder shares and private placement units, trust-account indemnification obligations, trust-account waivers and participation in liquidation distributions from the trust account. This letter agreement may be amended without shareholder approval, although any amendment that affects the rights of the representative or the underwriters will require the prior written consent of the representative in accordance with the terms of the letter agreement. Moreover, certain other agreements relating to this offering may be amended without shareholder approval. While we do not expect our board to approve any amendment to these agreements prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to these agreements. Any such amendments to the letter agreement would not require approval from our shareholders and may have an adverse effect on the value of an investment in our securities.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the sale of the private placement units will be sufficient to allow us to complete our initial business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement units prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, significant shareholder redemptions in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination. If we are unable to complete our initial business combination, our public shareholders may only receive approximately $10.025 per public share on the liquidation of our trust account, and our warrants will expire worthless.

Resources could be wasted in researching acquisitions that are not completed, which could materially affect subsequent efforts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.025 per public share, or less than such amount in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.025 per public share on the liquidation of our trust account and our warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.025 per public share” and other risk factors.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure a business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new ordinary shares in exchange for all of the outstanding shares or other equity interests of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our issued and outstanding ordinary shares subsequent to such transaction. In addition, other shareholders may subsequently combine their holdings, potentially allowing a single person or group to exercise significant influence or control over the post-business combination company. Accordingly, our management may not be able to maintain control of the target business following the initial business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities or otherwise incur indebtedness, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

●	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

●	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

●	our inability to pay dividends on our ordinary shares;

●	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

●	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

●	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation or prevailing interest rates; and

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other corporate purposes, and disadvantages compared to competitors with less debt.

Because we are not limited to a particular industry or any specific target businesses with which to pursue our initial business combination, you may not be able to ascertain the merits or risks of any particular target business’s operations.

We may seek to complete a business combination with an operating company in any industry or sector. However, we will not, under our amended and restated memorandum and articles of association, be permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations. Because we have not yet identified or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

We may seek acquisition opportunities with an early-stage company, a financially unstable business or an entity lacking an established record of revenue or earnings.

To the extent we complete our initial business combination with an early-stage company, a financially unstable business or an entity lacking an established record of revenue or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include volatile revenues or earnings and difficulties in obtaining and retaining key personnel. Businesses acquired in business combination transactions may fail to perform as anticipated following the completion of such transactions. There are no assurances that the target business with which we complete our initial business combination will perform as anticipated. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement units, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

Of the gross proceeds from this offering and the sale of the private placement units, $100,250,000 (or $115,287,500 if the underwriters’ over-allotment option is exercised in full) will be deposited into the trust account and will be available to complete our initial business combination, subject to payment of redemptions and other permitted uses.

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

●	solely dependent upon the performance of a single business, property or asset; or

●	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need each such seller to agree that the purchase of its business is contingent upon the simultaneous closing of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to complete our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that does not perform as expected or is not profitable.

We are dependent upon our officers and directors and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals. We believe that our success depends on the continued service of our officers and directors, particularly until we have completed our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The loss of the services of one or more of our officers or directors could impair our ability to identify and evaluate potential business combination targets and complete our initial business combination. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Our ability to successfully complete our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully complete our initial business combination is dependent upon the efforts of our key personnel, both prior to and following the completion of our business combination. If we lose the services of any of our executive officers prior to the completion of our initial business combination, it could adversely affect our ability to complete our initial business combination. The role of our key personnel in the target business cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of their skills, qualifications and abilities will prove to be accurate. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

In addition, the directors and officers of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the Company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. The personal and financial interests of such individuals may influence their evaluation and selection of a target business, subject to their fiduciary duties under Cayman Islands law. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. Any determination regarding whether our key personnel will remain with the Company following the initial business combination will be made at the time of such transaction.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers is engaged in several other business endeavors for which he or she may be entitled to substantial compensation and our officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see “Management.”

Our officers and directors have pre-existing fiduciary and contractual obligations and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we complete our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our officers and directors have pre-existing fiduciary and contractual obligations to other companies, including other companies that are engaged in business activities similar to those intended to be conducted by us. As a result, our Sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other company with which they may become involved.

Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining whether a particular business opportunity should be presented to us or to another entity. These conflicts may not be resolved in our favor and a potential target business may be presented to other entities prior to its presentation to us, subject to their fiduciary duties under Cayman Islands law. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an officer, among other persons, shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for any director or officer, on the one hand, and us, on the other or (b) the presentation of which would breach an existing legal obligation of a director or officer to any other entity.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our Sponsor, officers, directors and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our Sponsor, our directors or officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have interests that conflict with our interests.

In addition, members of our management team will directly or indirectly own founder shares and private placement units following this offering, as set forth in “Principal Shareholders,” and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our Sponsor, officers, directors or their respective affiliates which may raise potential conflicts of interest.

In light of the involvement of our Sponsor, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our Sponsor, officers and directors. We are also not prohibited from partnering with, or submitting a joint bid together with, our Sponsor or its affiliates in pursuit of a business combination, and any such transaction would give rise to the same conflicts. Our officers and directors also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our Sponsor, officers and directors have had no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Selection of a Target Business and Structuring of a Business Combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement that we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm, regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our Sponsor, directors or officers, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Members of our management team have significant experience as founders, board members, officers or executives of other companies. As a result, certain of those persons have been, or may become, involved in proceedings, investigations and litigation relating to the business affairs of the companies with which they were, are, or may in the future be, affiliated. These activities may have an adverse effect on us, which may impede our ability to complete an initial business combination.

During the course of their careers, members of our management team have had significant experience as founders, board members, officers, executives or employees of other companies. As a result of their involvement and positions in these companies, certain of those persons have been or may become involved in litigation, investigations or other proceedings, including relating to the business affairs of such companies, transactions entered into by such companies, or otherwise. Individual members of our management team and board of directors also may become involved in litigation, investigations or other proceedings involving claims or allegations related to or as a result of their personal conduct, either in their capacity as a corporate officer or director or otherwise, and may be personally named in such actions and potentially subject to personal liability. Any such liability may or may not be covered by insurance and/or indemnification, depending on the facts and circumstances. The defense or prosecution of these matters could be time-consuming. Any litigation, investigations or other proceedings, and the potential outcomes of such matters, may divert the attention and resources of our management team and board of directors away from identifying and evaluating potential business combination targets and may negatively affect our reputation, which could impede our ability to complete an initial business combination.

Since our Sponsor, officers and directors and any other holder of our founder shares will lose their entire investment in us if our initial business combination is not completed (other than with respect to any public shares they may acquire during or after this offering), and because our Sponsor, officers and directors and any other holder of our founder shares, directly or indirectly may profit substantially from a business combination as a result of their ownership of founder shares even under circumstances where our public shareholders would experience losses in connection with their investment, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination, including in connection with the shareholder vote in respect thereto.

Our Sponsor purchased the founder shares for a nominal purchase price. Up to 375,000 founder shares are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised. Our initial shareholders will collectively beneficially own 20% of our issued and outstanding ordinary shares after this offering (excluding the ordinary shares underlying the private placement units and the representative shares, and assuming they do not purchase any units in this offering). The founder shares may be worthless if we do not complete an initial business combination. In addition, our Sponsor has committed to purchase 211,000 private placement units for an aggregate purchase price of $2,110,000 in a private placement that will occur simultaneously with the closing of this offering. There will be no redemption rights or liquidating distributions from the trust account with respect to the founder shares or the private placement units, all of which may become worthless if we do not complete a business combination within the Combination Period.

Because the founder shares were purchased for a nominal purchase price as compared to the initial public offering price of the public shares and the substantial number of ordinary shares held by the holders of our founder shares, the founder shares may have significant value after the business combination even if our ordinary shares trade below the initial public offering price and holders of our public shares have a substantial loss on their investment. Our initial shareholders have agreed (A) to vote any shares owned by them in favor of any proposed business combination and (B) not to redeem any founder shares or ordinary shares owned by them in connection with a shareholder vote to approve a proposed initial business combination. In addition, we may obtain loans from our Sponsor, its affiliates or certain of our directors and officers.

The personal and financial interests of our Sponsor, directors and officers and any holders of our founder shares may influence their evaluation and selection of a target business combination, the completion of an initial business combination and the operation of the business following the initial business combination and may result in a misalignment of interests between the holders of our founder shares, including our officers and directors, on the one hand, and our public shareholders, on the other. These risks may become more acute as the deadline to complete our initial business combination nears. As a result, the holders of our founder shares (including certain of our directors and officers that directly or indirectly own founder shares) could realize substantial gains following our initial business combination even if our public shareholders experience losses on their investment as a result of a decline in the value of our ordinary shares following the business combination.

Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were to be included by a target business as a condition to any agreement with respect to our initial business combination.

We may not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (“CFIUS”) or is ultimately prohibited.

Our initial business combination may be subject to regulatory review and approval requirements by governmental entities, or ultimately prohibited. For example, CFIUS has authority to review direct or indirect foreign investments in U.S. companies. Among other things, CFIUS is empowered to require certain foreign investors to make mandatory filings, to charge filing fees related to such filings, and to self-initiate national security reviews of foreign direct and indirect investments in U.S. companies if the parties to that investment choose not to file voluntarily. If CFIUS determines that an investment poses a threat to national security, CFIUS has the authority to unwind the investment or impose conditions or restrictions on the investment. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on, among other factors, the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved. For example, investments that result in “control” of a U.S. business by a foreign person always are subject to CFIUS jurisdiction.

Because our Sponsor is controlled by non-U.S. persons, or has substantial ties to non-U.S. persons, our initial business combination may be more likely to become subject to regulatory review, including review by CFIUS, particularly if we pursue a business combination with a U.S. target business that operates in a sensitive industry or involves critical technologies, critical infrastructure or sensitive personal data. In addition, non-U.S. ownership or involvement in our structure may limit the pool of U.S. target businesses available to us and may increase the likelihood that a proposed business combination is delayed, conditioned or prohibited. If a particular proposed initial business combination with a U.S. business falls within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit to CFIUS review on a voluntary basis, or to proceed with the transaction without submitting to CFIUS and risk CFIUS intervention, before or after closing the transaction. CFIUS may decide to block or delay our proposed initial business combination, impose conditions with respect to such initial business combination or request the President of the United States to order us to divest all or a portion of the U.S. target business of our initial business combination that we acquired without first obtaining CFIUS approval, which may limit the attractiveness of, delay or prevent us from pursuing certain target companies that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential target businesses with which we could complete an initial business combination may be more limited than for other special purpose acquisition companies that do not have comparable foreign ownership or foreign-control considerations, and we may be at a competitive disadvantage in pursuing certain U.S. acquisition opportunities.

Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy and we have limited time to complete our initial business combination. If CFIUS review or another governmental review delays, conditions or prohibits our proposed initial business combination, we may be unable to complete our initial business combination within the Combination Period. In that event, we may be required to liquidate and our warrants will expire worthless. This would also cause you to lose the opportunity to invest in a target company through our initial business combination and to realize any potential appreciation in the value of the combined company.

Risks Relating to our Securities

Our Sponsor paid an aggregate of $25,000 for the founder shares, or approximately $0.0087 per founder share, and accordingly you will experience immediate and substantial dilution upon the purchase of our ordinary shares.

The difference between the public offering price per ordinary share, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our Sponsor acquired the founder shares at a nominal price, which contributes significantly to that dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 22.1% (or $2.21 per share), being the difference between the pro forma net tangible book value per share of $7.79 and the initial offering price of $10.00 per unit. In addition, if we increase or decrease the size of this offering, or if the underwriters do not exercise their over-allotment option in full, we will effect a share dividend, share sub-division, share consolidation or share contribution back to capital, or our Sponsor will forfeit founder shares, so that the founder shares represent 20.0% of our issued and outstanding ordinary shares upon the closing of this offering, excluding the private placement shares and the representative shares.

The nominal purchase price paid by our Sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the completion of our initial business combination, and our Sponsor is likely to make a substantial profit on its investment in us even if the business combination causes the trading price of our ordinary shares to decline materially.

We are offering our units at $10.00 per unit and the amount initially held in the trust account is $10.025 per public share. Prior to this offering our Sponsor paid an aggregate of $25,000 for the founder shares, or approximately $0.0087 per share, and has agreed to purchase 211,000 private placement units at $10.00 per unit for an aggregate purchase price of $2,110,000. Because the founder shares were acquired at a nominal price, the holders of the founder shares stand to make a substantial profit on their investment following the completion of our initial business combination even if the trading price of our ordinary shares at that time is materially below $10.00 per share, and even if our public shareholders experience a loss on their investment. At a trading price of $10.00 per ordinary share, the 2,500,000 founder shares would have an aggregate implied value of $25,000,000, assuming no exercise of the underwriters’ over-allotment option, or the 2,875,000 founder shares would have an aggregate implied value of $28,750,000, assuming full exercise of the underwriters’ over-allotment option, in each case compared with the aggregate purchase price of $25,000 paid for such founder shares. Our public shareholders would bear the corresponding dilution to the implied value of their public shares.

The grant of registration rights to our Sponsor and the other holders of registrable securities may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our ordinary shares.

On or prior to the closing of this offering we will enter into a registration rights agreement with our Sponsor, the representative and the other holders of the founder shares, the private placement units, the representative shares and the units issuable on conversion of working capital loans, under which those holders will be entitled to registration rights in respect of those securities and the securities underlying them. Those rights are exercisable only after we complete our initial business combination. They comprise up to three demand registrations, which may be initiated by holders of a majority in interest of the registrable securities held by our Sponsor and its officers, directors and affiliates, together with unlimited piggyback registration rights (subject, in the case of the representative shares, to the limitations of FINRA Rule 5110(g)(8)). We will bear the expenses of any such registration, including the reasonable fees and expenses of one counsel selected by the holders of a majority in interest of the registrable securities being registered. The agreement terminates on the earlier of the tenth anniversary of its date and the date on which all registrable securities have been sold or may be sold without limitation under Rule 144. The presence of these registration rights may make our initial business combination more costly or more difficult to complete, because the target business may be required to assume the resale registration obligations or may seek a reduction in the consideration payable by us. In addition, the registration and availability for sale of a significant number of additional securities may have an adverse effect on the market price of our ordinary shares.

We may issue our shares to investors in connection with our initial business combination at a price that is less than the prevailing market price of our shares at that time.

In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called PIPE transactions) at a price of $10.00 per share, being the price at which the units are offered in this offering, or at a price which approximates the per-share amount in our trust account at such time. The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity and such issuances may be made upon beneficial terms to such investors, which could cause dilution to our existing shareholders. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our tender offer or proxy materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed. See “Proposed Business — Tendering share certificates in connection with a tender offer or redemption rights.”

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the Combination Period or (B) with respect to any other material provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within the Combination Period, subject to applicable law and as further described herein. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

If we have not completed our initial business combination within the Combination Period, our public shareholders may be forced to wait beyond such Combination Period before redemption from our trust account.

If we have not completed our initial business combination within the Combination Period or by such earlier liquidation date as our board of directors may approve, subject to applicable law, and we do not otherwise seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the time to complete an initial business combination, we will distribute the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of permitted withdrawals, and up to $100,000 of interest to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up our affairs, as further described herein. Pursuant to our amended and restated memorandum and articles of association, we will be required to redeem the public shares before commencing a voluntary winding up and dissolution process. If we are required to wind-up, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, investors may be forced to wait beyond the Combination Period before the redemption proceeds of our trust account become available to them and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless, prior thereto, we complete our initial business combination or amend certain provisions of our amended and restated memorandum and articles of association and then only in cases where investors have properly sought to redeem their ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we have not completed our initial business combination within the Combination Period.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some, or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to a fine and imprisonment in the Cayman Islands.

We are not registering the ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.

We are not registering the ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. In no event will we be required to net cash settle any public warrant, or issue securities or other compensation in exchange for the public warrants in the event that we are unable to register or qualify the shares underlying the public warrants under applicable state securities laws and no exemption is available. If the issuance of the shares upon exercise of the public warrants is not so registered or qualified or exempt from registration or qualification, the holder of such public warrant shall not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In such event, holders who acquired their public warrants as part of a purchase of units will have paid the full unit purchase price solely for the ordinary shares included in the units.

However, we have agreed that, as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement covering the issuance, under the Securities Act, of the ordinary shares issuable upon exercise of the warrants, and we will use our best efforts to cause the same to become effective within 60 business days after the closing of our initial business combination and to maintain the effectiveness of such registration statement and a current prospectus relating thereto until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current, complete or correct or the SEC issues a stop order. If the shares issuable upon exercise of the public warrants are not registered under the Securities Act in accordance with the above requirements, we will be required to permit holders to exercise their public warrants on a cashless basis. However, no public warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their public warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Additionally, if, at the time that a public warrant is exercised, our ordinary shares are not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In the event of a cashless exercise pursuant to the preceding paragraph, the number of ordinary shares that you will receive upon cashless exercise of a public warrant will be based on the formula described under “Description of Securities — Warrants.”

There may be a circumstance where an exemption from registration exists for holders of our private placement warrants to exercise their warrants while a corresponding exemption does not exist for holders of the public warrants included as part of units sold in this offering. In such an instance, the Sponsor and its permitted transferees (which may include our directors and executive officers) would be able to exercise their warrants and sell the ordinary shares underlying their warrants while holders of our public warrants would not be able to exercise their warrants and sell the underlying ordinary shares. If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying ordinary shares for sale under all applicable state securities laws. As a result, we may redeem the public warrants as set forth above even if the holders are otherwise unable to exercise their warrants.

Our Sponsor will hold a substantial interest in us. As a result, it may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our Sponsor will own approximately 21.0% of our issued and outstanding ordinary shares (including the private placement shares included in the private placement units and assuming our initial shareholders do not purchase any units in this offering).

Neither our Sponsor nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares. In addition, as a result of its substantial ownership in our company, our Sponsor may exert a substantial influence on other actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association and approval of major corporate transactions. If our Sponsor purchases any additional ordinary shares in the aftermarket or in privately negotiated transactions, this would increase its influence over these actions. Accordingly, our Sponsor will exert significant influence over actions requiring a shareholder vote at least until the completion of our initial business combination.

In addition, our board of directors, whose members were appointed by our Sponsor, will hold office until our first annual general meeting. We may not hold an annual general meeting to appoint new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual general meeting, our Sponsor, as a result of its substantial ownership, may exert a substantial influence on the appointment and removal of directors, which under our amended and restated memorandum and articles of association require an ordinary resolution.

An investment in this offering may involve adverse U.S. federal income tax consequences.

An investment in this offering may involve adverse U.S. federal income tax consequences. For instance:

●	Because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of the unit between the ordinary share and the warrant comprising each unit could be challenged by the Internal Revenue Service of the United States (“IRS”) or the courts.

●	If we make distributions on our ordinary shares, such distributions generally will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. The ability of a holder to seek redemption of their shares may be viewed as a position with respect to substantially similar or related property which diminishes your risk of loss and thereby affects your ability to satisfy the holding period requirements for the dividends received deduction or the preferential tax rate on qualified dividend income with respect to the time period prior to the approval of an initial business combination.

●	Any capital gain or loss you realize on a sale or other disposition of our ordinary shares will generally be long-term capital gain or loss if your holding period for the ordinary shares is more than one year. However, the redemption feature of the ordinary shares could affect your ability to satisfy the holding period requirements for the long-term capital gain tax rate with respect to the time period prior to the approval of an initial business combination.

See the section titled “Taxation” for a summary of the material United States Federal income tax consequences of an investment in our securities. Accordingly, each prospective investor is urged to consult a tax advisor with respect to the specific tax consequences of the acquisition, ownership and disposition of our securities, including the applicability and effect of state, local, or foreign tax laws, as well as U.S. federal tax laws.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

●	restrictions on the nature of our investments; and

●	restrictions on the issuance of securities;

each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

●	registration as an investment company;

●	adoption of a specific form of corporate structure; and

●	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

The rules relating to SPACs adopted by the SEC on January 24, 2024 (the “2024 SPAC Rules”) do not provide a safe harbor for SPACs from the definition of “investment company” under the Investment Company Act. Instead, the SEC’s adopting release provided guidance describing circumstances in which a SPAC could become subject to regulation under the Investment Company Act, including as a result of its duration, asset composition, business purpose, and the activities of the SPAC and its management team in furtherance of such goals.

In order to avoid being regulated as an investment company under the Investment Company Act, unless an exclusion is available, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete an initial business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account will be invested or held only in either (i) U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations, (ii) as uninvested cash, or (iii) an interest bearing bank demand deposit account or other accounts at a bank. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer we hold investments in the trust account, we may, at any time instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account.

Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) in a manner that would affect the substance or timing of our obligation to offer redemption rights in connection with any proposed initial business combination or certain amendments to our amended and restated memorandum and articles of association prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within the Combination Period; or (B) with respect to any other material provision relating to shareholders’ rights or pre-initial business combination activity; or (iii) absent an initial business combination within the Combination Period, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares.

We are aware of litigation against certain special purpose acquisition companies asserting that notwithstanding the foregoing, those special purpose acquisition companies should be considered investment companies. Although we believe that these claims are without merit, we cannot guarantee that we will not be deemed to be an investment company and thus subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds, may require us to otherwise change our operations and may hinder our ability to complete an initial business combination or may result in our liquidation and the winding up of our operations. If we are unable to complete our initial business combination and are required to liquidate, our public shareholders would lose their opportunity to invest in a target business or businesses through our initial business combination, including any price appreciation of the combined company’s securities following such initial business combination, and may receive only approximately $10.025 per public share on the liquidation of our trust account, and our warrants will expire worthless. If our facts and circumstances change over time, we will update our disclosure in future filings with the SEC to reflect how those changes impact the risk that we may be considered to be operating as an unregistered investment company.

To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, we may, at any time, instruct the trustee to liquidate the securities held in the trust account and instead to hold the funds in the trust account in cash until the earlier of the completion of our initial business combination or our liquidation. As a result, following the liquidation of securities in the trust account, we would likely receive minimal interest, if any, on the funds held in the trust account, which would reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company.

The funds in the trust account will be held only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act, as uninvested cash, or in an interest-bearing demand deposit account. However, to mitigate the risk of us being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, we may, at any time, and we expect that we will, on or prior to the end of the Combination Period, instruct Odyssey Transfer and Trust Company, the trustee with respect to the trust account, to liquidate the U.S. government treasury obligations or money market funds held in the trust account and thereafter to hold all funds in the trust account in cash until the earlier of completion of our initial business combination or liquidation of the Company. Following such liquidation, we would likely receive minimal interest, if any, on the funds held in the trust account. However, interest previously earned on the funds held in the trust account may still be released to us for permitted withdrawals and up to $100,000 of interest to pay dissolution expenses. As a result, any decision to liquidate the securities held in the trust account and thereafter to hold all funds in the trust account in cash would reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company.

In addition, even prior to the expiration of the Combination Period, we may be deemed to be an investment company. The longer that the funds in the trust account are held in short-term U.S. government treasury obligations or in money market funds invested exclusively in such securities, even prior to the end of the Combination Period, the greater the risk that we may be considered an unregistered investment company, in which case we may be required to liquidate the Company. If our facts and circumstances change over time, we will update our disclosure to reflect how those changes impact the risk that we may be considered to be operating as an unregistered investment company. As disclosed above, we may determine, in our discretion, to liquidate the securities held in the trust account at any time, and instead hold all funds in the trust account in cash, which would further reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than approximately $10.025 per share.

The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations, or held in an interest-bearing demand deposit account. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we do not complete our initial business combination or make certain amendments to our amended and restated memorandum and articles of association, our public shareholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of taxes payable (less, in the case we are unable to complete our initial business combination, up to $100,000 of interest to pay dissolution expenses). Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than approximately $10.025 per share.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent, which we refer to as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. As a result, you would continue to hold any Excess Shares and would be required to dispose of such shares through open market transactions, potentially at a loss.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering, there was no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with the representative, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the representative believed it reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

●	the history and prospects of companies whose principal business is the acquisition of other companies;

●	prior offerings of those companies;

●	our prospects for acquiring an operating business at attractive values;

●	a review of debt to equity ratios in leveraged transactions;

●	our capital structure;

●	an assessment of our management and their experience in identifying operating companies;

●	general conditions of the securities markets at the time of this offering; and

●	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry because we have no historical operations or financial results.

There is currently no public market for our securities, and an active trading market may not develop or, if developed, may not be sustained, which could adversely affect the liquidity and market price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied to have our units listed on Nasdaq, and we expect the units to be listed on Nasdaq on or promptly after the date of this prospectus. Following the date that our ordinary shares and warrants are eligible to trade separately, we anticipate that our ordinary shares and warrants will be separately listed on Nasdaq. We cannot guarantee that our securities will be approved for listing on Nasdaq or, if approved, will remain listed on Nasdaq. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. If our securities are listed on Nasdaq, we will be required to satisfy Nasdaq’s continued listing requirements, including applicable requirements relating to market value, shareholder distribution, minimum share price and other quantitative and qualitative standards. Generally, we must maintain a minimum number of holders of our securities and certain market value, public float, market maker and stock price requirements, as applicable under the rules of the exchange on which our securities are listed. Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are generally more rigorous than Nasdaq’s continued listing requirements, in order for our securities to remain listed on Nasdaq following the completion of our initial business combination. For instance, depending on the applicable Nasdaq listing tier, our stock price may generally be required to satisfy applicable Nasdaq minimum bid price requirements, and we may be required to satisfy minimum market value of listed securities, publicly held shares, market value of publicly held shares, round lot holder and other Nasdaq initial listing standards.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our ordinary shares are a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect our units and, eventually, our ordinary shares and warrants to be listed on Nasdaq, our units, ordinary shares and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Although U.S. federal law preempts many state securities registration requirements applicable to covered securities, certain U.S. state securities regulators may view blank check companies unfavorably and could use, or threaten to use, their enforcement authority to hinder the sale of securities issued by blank check companies within their jurisdictions. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities, including in connection with our initial business combination.

We may issue additional ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our amended and restated memorandum and articles of association will authorize the issuance of up to 500,000,000 ordinary shares, par value $0.0001 per share, and 5,000,000 preference shares, par value $0.0001 per share. Immediately after this offering and the sale of the private placement units, there will be 487,089,000 authorized but unissued ordinary shares (assuming that the underwriters have not exercised their over-allotment option) available for issuance, which amount does not take into account ordinary shares reserved for issuance upon exercise of outstanding warrants. Immediately after the consummation of this offering, there will be no preference shares issued and outstanding.

We may issue a substantial number of additional ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination (although our amended and restated memorandum and articles of association will provide that we may not issue securities that can vote with ordinary shareholders on matters related to our pre-initial business combination activity). However, our amended and restated memorandum and articles of association will provide, among other things, that prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended by special resolution. Pursuant to a letter agreement, our Sponsor, officers, directors and director nominees have agreed to vote any founder shares and any ordinary shares owned by them against any proposal (i) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the Combination Period or (ii) to wind up, liquidate or dissolve the Company prior to the expiration of the Combination Period.

The issuance of additional ordinary or preference shares:

●	may significantly dilute the equity interest of investors in this offering;

●	may subordinate the rights of holders of our ordinary shares if preference shares are issued with rights senior to those afforded our ordinary shares;

●	could cause a change of control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

●	may have the effect of delaying or preventing a change of control of us by diluting the ownership or voting rights of a person seeking to obtain control of us; and

●	may adversely affect the market price of our units, ordinary shares and warrants.

We may amend the terms of the warrants in a manner that may be adverse to holders of warrants with the approval by the holders of at least a majority of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between Transhare Corporation, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding warrants to make any change that adversely affects the interests of the registered holders of warrants. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least a majority of the then outstanding warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of ordinary shares purchasable upon exercise of a warrant.

Our warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope of the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, upon not less than 30 days’ prior written notice of redemption, provided that the last reported sales price of our ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer ordinary shares upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our public warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise their warrant (including any warrants held by our Sponsor, officers or directors or their permitted transferees) to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

Our warrants and founder shares may have an adverse effect on the market price of our ordinary shares and may make it more difficult to complete our initial business combination.

We will issue warrants to purchase 10,000,000 ordinary shares (or up to 11,500,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) at an exercise price of $11.50 per share, subject to adjustment, as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will issue 211,000 private placement units (or up to 226,000 private placement units if the underwriters’ over-allotment option is exercised in full). The private placement units will include warrants to purchase an aggregate of 211,000 ordinary shares (or up to 226,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) at an exercise price of $11.50 per share, subject to adjustment. In addition, upon the closing of this offering we will issue 200,000 ordinary shares (or 230,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) to the representative of the underwriters and/or its designees. The representative has waived its redemption rights and its rights to liquidating distributions from the trust account in respect of those shares, and those shares are subject to a lock-up for 180 days following the commencement of sales in this offering pursuant to FINRA Rule 5110(e)(1).

In addition, our Sponsor or its affiliates may from time to time make working capital loans to us, which will be repaid upon the closing of a business combination. Up to $1,500,000 of such loans may be converted, at the option of the lender, at the time of and contingent upon the completion of our initial business combination, into units identical to the private placement units at a conversion price of $10.00 per unit. In addition, our Sponsor holds 2,875,000 founder shares (up to 375,000 of which are subject to forfeiture if the underwriters’ over-allotment option is not exercised in full), which are ordinary shares of the same class as our public shares.

To the extent we issue ordinary shares to complete our initial business combination, the potential issuance of a substantial number of additional ordinary shares upon the exercise of warrants could make us a less attractive acquisition vehicle to a target business. The exercise of warrants would increase the number of issued and outstanding ordinary shares and could reduce the value of the ordinary shares issued to complete the business combination. Accordingly, our warrants and founder shares may make it more difficult or more costly for us to complete our initial business combination and may adversely affect the market price of our ordinary shares.

A provision of our warrant agreement may make it more difficult for us to complete an initial business combination.

Unlike most blank check companies, if (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by us and in the case of any such issuance to our Sponsor or its affiliates, without taking into account any founder shares held by our initial shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (z) the volume-weighted average trading price of our ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we complete our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described under “Description of Securities — Warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to complete an initial business combination with a target business.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our ordinary shares and could entrench management.

Our amended and restated memorandum and articles of association contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include the ability of the board of directors to designate the terms of and issue new series of preference shares, which may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company. Furthermore, directors also owe a duty of care, which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge, skill and experience which that director has.

Risks Associated with Acquiring and Operating a Business in Foreign Countries

If we complete our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

If we complete our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to additional risks and considerations associated with international operations, including any of the following:

●	costs and difficulties inherent in managing cross-border business operations;

●	rules and regulations regarding currency redemption;

●	complex withholding taxes on holders of our ordinary shares;

●	laws governing the manner in which future business combinations may be effected;

●	tariffs and trade barriers;

●	regulations related to customs and import/export matters;

●	sanctions, economic restrictions and export control regulations;

●	longer payment cycles;

●	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

●	currency fluctuations and exchange controls;

●	rates of inflation;

●	challenges in collecting accounts receivable;

●	cultural and language differences;

●	employment regulations;

●	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

●	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we are unable to adequately address these risks, our operations, financial condition and results of operations could be adversely affected.

After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that, following our initial business combination, a majority of our directors and officers will reside outside the United States and substantially all of our assets will be located outside the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

If our management following our initial business combination is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, any or all of our management could resign from their positions as officers of the company, and the management of the target business at the time of the business combination could remain in place. Management of the target business may not be familiar with U.S. securities laws. If new management is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Exchange rate fluctuations and currency policies may adversely affect the business, financial condition and prospects of a target business operating in international markets.

If we complete our initial business combination with a non-U.S. target, a substantial portion of the revenues, income, assets and liabilities of the post-business combination company may be denominated in one or more foreign currencies. Accordingly, the U.S. dollar value of such revenues, income, assets and liabilities may be adversely affected by fluctuations in exchange rates. The value of currencies in the jurisdictions in which a target business operates may fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currencies against the U.S. dollar may affect the attractiveness of a target business and, following the completion of our initial business combination, could adversely affect our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the completion of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

General Risk Factors

We have no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We have no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Past performance by our management team and their affiliates may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with, our management team and their affiliates is presented for informational purposes only. Past performance by our management, including their affiliates’ past performance, is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical record of our management team or their affiliates as indicative of our future performance. Additionally, in the course of their respective careers, members of our management team have been involved in businesses and deals that were unsuccessful.

Our Sponsor has the ability to remove itself as the Company’s Sponsor or to substantially reduce its interests in the Company before identifying a business combination, which may result in change in the strategy and focus of our Company in pursuing a business combination.

Our Sponsor may surrender or forfeit, transfer or exchange our founder shares, private placement units or any of our other securities, including for no consideration, as well as subject any such securities to earn-outs or other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities. In addition, the shareholders of our Sponsor could transfer their shares in the Sponsor, thereby transferring control of our Sponsor to a third party. Through the foregoing means, our Sponsor may remove itself as the Company’s Sponsor, substantially reduce its interests in the Company, or have its control transferred to a third party before we identify a business combination. Any such reduction of the interests of our Sponsor in the securities of the Company or transfer of Sponsor interests may lead to the persons who currently control our Sponsor no longer having voting power and control over the affairs of the Company in pursuing a business combination. This could also result in a change to our management team, acquisition strategy and criteria and our industry focus without shareholders having the ability to consider the merits of a change in the management team.

Attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to complete an initial business combination.

Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies seeking targets for their initial business combination. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to complete an initial business combination.

In addition, because there are many special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns (including a negative public perception of mergers involving SPACs), geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and complete an initial business combination, and may result in our inability to complete an initial business combination on terms favorable to our investors altogether.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent years, the market for directors and officers liability insurance for special purpose acquisition companies has changed in ways adverse to us and our management team. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. These trends may continue into the future.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense or accept less favorable terms, or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even if we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity and could interfere with or frustrate our ability to complete an initial business combination on terms favorable to our investors.

Changes to laws or regulations or in how such laws or regulations are interpreted or applied, or a failure to comply with any laws, regulations, interpretations or applications, may adversely affect our business, including our ability to negotiate and complete our initial business combination.

We are subject to the laws and regulations, and interpretations and applications of such laws and regulations, of national, regional, state and local governments and applicable non-U.S. jurisdictions. In particular, we are required to comply with certain SEC and potentially other legal and regulatory requirements, and our consummation of an initial business combination may be contingent upon our ability to comply with certain laws, regulations, interpretations and applications and any post-business combination company may be subject to additional laws, regulations, interpretations and applications. Compliance with, and monitoring of, the foregoing may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time, and those changes could have a material adverse effect on our business, including our ability to negotiate and complete an initial business combination. A failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete an initial business combination, and results of operations.

On January 24, 2024, the SEC adopted a series of new rules relating to SPACs requiring, among other items, (i) additional disclosures relating to SPAC business combination transactions; (ii) additional disclosures relating to dilution and to conflicts of interest involving sponsors and their affiliates in both SPAC initial public offerings and SPAC initial business combinations; (iii) the use of projections by SPACs in SEC filings in connection with proposed business combination transactions; and (iv) both the SPAC and the target company’s status as co-registrants on de-SPAC transaction registration statements. In addition, the SEC’s adopting release provided guidance describing circumstances in which a SPAC could become subject to regulation under the Investment Company Act, including as a result of its duration, asset composition, business purpose, and the activities of the SPAC and its management team in furtherance of such goals. Compliance with such rules and related guidance may increase the costs and the time needed to negotiate and complete an initial business combination, may constrain the circumstances under which we could complete an initial business combination or otherwise impair our ability to complete a business combination.

We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders.

We may, in connection with our initial business combination and subject to requisite shareholder approval under the Companies Act, effect a business combination with a target company in another jurisdiction, reincorporate in the jurisdiction in which the target company or business is located or in another jurisdiction. Such transactions may require a holder of our securities to recognize taxable income in the jurisdiction in which the holder of such securities is a tax resident (or in which its members are resident if it is a tax transparent entity), in which the target company is located, or in which we reincorporate. We do not intend to make any cash distributions to holders of our securities to pay such taxes. Holders of our securities may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

Recent inflationary pressures, elevated interest rates and other adverse macroeconomic conditions in the United States and globally could make it more difficult for us to complete an initial business combination.

Inflation, elevated interest rates and other adverse economic conditions in the United States and globally may lead to, among other things, (i) increased volatility in the equity, debt and capital markets, including with respect to our securities, (ii) reduced availability and increased cost of financing, (iii) uncertainty regarding the valuation and future performance of target businesses, (iv) lower investor confidence and reduced risk appetite, and (v) broader national, regional and international economic disruptions. These factors could make it more difficult, more costly or more time consuming for us to identify, negotiate and complete an initial business combination. In addition, such conditions could adversely affect the operating performance, growth prospects and financial condition of a target business before or after the completion of our initial business combination.

Our search for a business combination, and any target business with which we ultimately complete a business combination, may be materially adversely affected by geopolitical conflicts, military hostilities, sanctions, disruptions to global trade routes and other international events.

Global markets and economies have experienced, and may continue to experience, volatility and disruption as a result of geopolitical conflicts, military hostilities, terrorism, cyberattacks, sanctions, trade restrictions, disruptions to global trade routes and transportation networks, political instability and other international events. Such developments may occur in Europe, the Middle East, Asia-Pacific (including the Taiwan Strait region), or elsewhere, and may involve major global or regional powers. Geopolitical conflicts, military hostilities, security crises and the measures taken in response to such events, including sanctions, export controls, trade restrictions, military actions and other governmental responses, may create uncertainty and instability in regional and global economies and could have a lasting impact on international markets. Such developments may lead to significant volatility in commodity and energy prices, disruptions to global shipping and transportation routes, supply chain interruptions, increased financing costs, instability in credit and capital markets, increased cybersecurity risks and reduced investor confidence. In addition, any resulting sanctions, export controls or other governmental measures could adversely affect the global economy and financial markets and lead to reduced liquidity in the capital markets.

Any of the foregoing factors, or any other adverse effect on the global economy, capital markets, global trade routes, energy markets or geopolitical conditions resulting from geopolitical conflicts, military hostilities, sanctions or related actions, could adversely affect our search for an initial business combination and any target business with which we may ultimately complete an initial business combination. The extent and duration of the ongoing conflicts, resulting sanctions and any related market disruptions are impossible to predict, but could be substantial, particularly if current or new sanctions continue for an extended period of time or if geopolitical tensions result in expanded military operations on a global scale. Any such disruptions may also have the effect of heightening many of the other risks described in this section. If these disruptions or other matters of global concern continue for an extensive period of time, our ability to complete an initial business combination, or the operations of a target business with which we may ultimately complete an initial business combination, may be materially adversely affected.

We may not hold an annual general meeting until after the completion of our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Act for us to hold annual or extraordinary general meetings. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to discuss company affairs with management.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and the fact that we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies, including, among other things, exemptions from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements to hold a nonbinding advisory vote on executive compensation and obtain shareholder approval of certain golden parachute arrangements not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of any January 31 before that time, in which case we would no longer be an emerging growth company as of the following July 31. Because we intend to rely on these exemptions for so long as they are available to us, some investors may find our securities less attractive. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. As a smaller reporting company, we also intend to take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements to the extent permitted by applicable SEC rules. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equal or exceed $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act (which we refer to as the Dodd-Frank Act), the listing requirements of Nasdaq and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more employees in the future or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

However, for so long as we remain an “emerging growth company” as defined in the JOBS Act, we intend to rely on certain exemptions from various reporting requirements that are applicable to emerging growth companies, including, among other things, exemptions from the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements to hold a nonbinding advisory vote on executive compensation and obtain shareholder approval of certain golden parachute arrangements not previously approved. We expect to rely on these exemptions for so long as they remain available to us.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder (as defined in the section of this prospectus captioned “Taxation — Material United States Federal Income Tax Considerations — U.S. Holders”) of our ordinary shares or warrants, the U.S. holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — Material United States Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules”).

Depending on the particular circumstances the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for such start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Moreover, if we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC annual information statement, in order to enable the U.S. holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would be unavailable with respect to our warrants in any event. We urge U.S. holders to consult their own tax advisors regarding the possible application of the PFIC rules to holders of our ordinary shares and warrants. For a more detailed explanation of the tax consequences of PFIC classification to U.S. holders, see the section of this prospectus captioned “Taxation — Material United States Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules.”

The excise tax on stock repurchases may decrease the value of our securities following our initial business combination, hinder our ability to complete an initial business combination, and decrease the amount of funds available for distribution in connection with a liquidation.

The U.S. Internal Revenue Code of 1986, as amended (the “Code”), imposes a 1% excise tax on the fair market value of shares repurchased by a domestic corporation, with certain exceptions (the “Excise Tax”). Because there is a possibility that we may acquire a U.S. domestic corporation or engage in a transaction in which a domestic corporation becomes our parent or our affiliate, and our securities will trade on Nasdaq following the date of this prospectus, we may become a “covered corporation” within the meaning of the Code following the completion of our initial business combination, and while not free from doubt, it is possible that the Excise Tax will apply to any redemptions of our ordinary shares, including redemptions in connection with an initial business combination and any amendment to our amended and restated memorandum and articles of association to extend the time to complete an initial business combination, unless an exemption is available. If we were to become a covered corporation, we generally would become subject to the Excise Tax, subject to considerations including whether there are applicable share issuances during the taxable year, including in connection with an initial business combination or share private placement which would exceed and net against redemption during such period (such netting, the “Netting Rule”).

In addition, because the Excise Tax would be payable by us and not by the redeeming holder, the mechanics of any required payment of the Excise Tax have not been determined. For these reasons, the value of your investment in our securities may decrease as a result of the Excise Tax in some circumstances. In addition, the Excise Tax may make a transaction with us less appealing to potential business combination targets, and thus, potentially hinder our ability to enter into and complete an initial business combination.

Whether the Excise Tax will apply to redemptions in connection with a de-SPAC transaction may depend on the structure of the de-SPAC transaction, subject to application of the Netting Rule. For example, where the target business entity is the issuer of shares and/or other equity and in certain other business combination structures where the equity is not issued by the SPAC, the Excise Tax may apply.

Accordingly, there is a risk that if the Excise Tax is applicable, we could have reduced funds in our trust account to pay redemptions or that are available to a combined company following a de-SPAC, which could cause investors in our securities who do not redeem or the other shareholders of the combined company to economically bear the impact of such Excise Tax.

We may transfer by way of continuation into another jurisdiction in connection with our initial business combination and such continuation may result in taxes imposed on shareholders.

We may, in connection with our initial business combination and subject to requisite shareholder approval under the Companies Act, transfer by way of continuation into the jurisdiction in which the target company or business is located. The transaction may require a shareholder to recognize taxable income in the jurisdiction in which the shareholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders to pay such taxes. Shareholders may be subject to withholding taxes or other taxes with respect to their ownership of us after the continuation.

The Company’s business, investments and operations and shareholders’ post-tax returns may be negatively affected due to taxes.

We expect to structure our initial business combination in a tax-efficient manner to the extent practicable. However, the tax consequences of any business combination will depend on a number of assumptions, interpretations and factual determinations. If these assumptions, interpretations or determinations are incorrect, taxes may be imposed with respect to our assets, or we may become subject to taxes on our income, profits, gains or distributions (whether upon a liquidation, redemption or otherwise) in one or more jurisdictions to a greater extent than anticipated. We may also become subject to tariffs, customs duties or similar governmental charges in excess of those anticipated. In addition, the tax consequences of acquiring, holding or disposing of our ordinary shares or warrants, and of receiving any distributions from us, will depend on the laws, regulations and administrative practices applicable to the relevant shareholder. Any of these factors could adversely affect the after-tax returns of shareholders, including shareholders in particular jurisdictions. Changes in tax laws, regulations or administrative practices could further adversely affect the after-tax returns of shareholders. In addition, we may incur significant costs in seeking to mitigate any such adverse tax consequences.

Certain agreements related to this offering may be amended without shareholder approval.

Certain agreements, including the underwriting agreement relating to this offering, the investment management trust agreement between us and Odyssey Transfer and Trust Company, the letter agreement among us, our Sponsor, officers and directors and the representative, and the registration rights agreement among us, our Sponsor, the representative and the other holders of the founder shares, the private placement units and the representative shares, and the administrative services agreement between us and our Sponsor, may be amended without shareholder approval, except that the provisions of the trust agreement governing the release of funds from the trust account may not be amended without the affirmative vote of at least 65% of our then outstanding ordinary shares voted at a general meeting. These agreements contain various provisions that our public shareholders might deem to be material. For example, our governing documents and certain transaction agreements require that the target business we acquire have a fair market value equal to at least 80% of the assets held in the trust account at the time of signing the definitive agreement for the transaction with such target business (excluding any taxes payable on the interest earned) so long as we obtain and maintain a listing for our securities on Nasdaq. While we do not expect our board to approve any amendment to any of these agreements prior to our initial business combination, our board may, in exercising its business judgment and subject to its fiduciary duties, approve one or more amendments to any such agreement in connection with the completion of our initial business combination. Any such amendment may have an adverse effect on the value of an investment in our securities.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders’ derivative action in a Federal court of the United States.

We have been advised by Ogier, our Cayman Islands legal counsel, that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; (v) was not obtained by fraud; and (vi) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

After our initial business combination, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country (or countries) in which we operate.

The economic, political and social conditions, as well as government policies, of the country (or countries) in which our operations are located following completion of our initial business combination could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future any such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to complete our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Cybersecurity risks and cyber incidents could adversely affect our business by causing a disruption to our operations, a compromise, corruption or unauthorized disclosure of confidential information and/or damage to our business relationships, any of which could negatively impact our business, financial condition and operating results.

We and our Sponsor and its affiliates may face sophisticated cyber and security threats, with attacks ranging from those common to businesses generally to those that are more advanced and persistent, which may target us because we and our Sponsor may possess confidential, proprietary or price-sensitive information relating to existing and potential business combination opportunities. We rely on digital technologies, including information systems, infrastructure and cloud applications and services, including those of our Sponsor and its third party vendors, and other third parties. Cyber attacks and other security threats could originate from a wide variety of sources, including cyber criminals, nation state hackers, hacktivists and other outside parties. As a result, we may face a risk of a security breach or disruption with respect to sensitive information resulting from an attack by computer hackers, nation-state actors, cybercriminals and other malicious third parties.

The efficient operation of our business is dependent on computer hardware and software systems, as well as data processing systems and the secure processing, storage and transmission of information, which are vulnerable to security breaches and cyber incidents. A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. In addition, we and our employees may be the target of fraudulent emails or other targeted attempts to gain unauthorized access to proprietary or sensitive information. The result of these incidents may include disrupted operations, misstated or unreliable financial data, increased cybersecurity protection and insurance costs, litigation and damage to our business relationships. Any cybersecurity measures, policies, procedures and internal controls that we implement to mitigate cybersecurity risks, as well as our increased awareness of the nature and extent of a risk of a cyber-incident, will not guarantee that a cyber-incident will not occur or that our financial results, operations or confidential information will not be negatively impacted by such an incident, especially because the cyber-incident techniques change frequently or are not recognized until launched and because cyber-incidents can originate from a wide variety of sources. We may not have sufficient funding and resources to comply with evolving cybersecurity regulations and to continually monitor and enhance our cybersecurity procedures and controls.

USE OF PROCEEDS

We are offering 10,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement units will be used as set forth in the following table.

	Without Over- Allotment Option		Over- Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to public (1)		$100,000,000		$115,000,000
Gross proceeds from private placement units offered to the Sponsor (2)		2,110,000		2,260,000
Total gross proceeds		$102,110,000		$117,260,000

Offering expenses (3)(4)
Underwriting discount (0.75% of gross proceeds from units offered to the public) (5)		$750,000		$862,500
Underwriter’s out-of-pocket expenses		110,000		110,000
Legal fees and expenses		220,000		220,000
Nasdaq listing fees		80,000		80,000
Printing and engraving expenses		25,000		25,000
Accounting and auditor fees and expenses		70,000		70,000
SEC and FINRA filing fees		35,000		35,000
Transfer agent fees		Nil		Nil
Trustee Fees and expenses		$5,000		5,000
Miscellaneous expenses(6)		65,000		65,000
Total offering expenses		$1,360,000		$1,472,500

Net proceeds
Held in the trust account from this offering		$100,250,000		$115,287,500
Not held in the trust account from this offering		500,000		500,000
Total net proceeds (after estimated offering expenses)		$100,750,000		$115,787,500

Cash Position
Cash held before offering not held in trust	$	Nil	$	Nil
Net proceeds not held in the trust account from this offering		500,000		500,000
Total cash not held in the trust account		$500,000		$500,000

Use of cash not held in the trust account
Legal, accounting, due diligence, travel and other expenses related to business combination		$150,000		30.0%
SEC Filing and other legal and accounting fees related to regulatory reporting obligations		175,000		35.0%
D&O Insurance		Nil		Nil %
Administrative and other support services (up to $180,000)		120,000		24.0%
Working capital to cover miscellaneous expenses and general corporate purposes		55,000		11.0%
Total		$500,000		$500,000

(1)	Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.
(2)	Includes $2,110,000 from the sale of private placement units to the Sponsor (or $2,260,000 if the underwriters’ over-allotment option is exercised in full).
(3)	In the event that offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses.
(4)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth in this prospectus. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses.
(5)	Represents the underwriting discount equal to 0.75% of the gross proceeds of the offering, which is expected to be approximately $750,000 (or approximately $862,500 if the underwriters’ over-allotment option is exercised in full).
(6)	This amount represents additional expenses that may be incurred by the Company over and above those specifically listed above.

The Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement units be deposited in a trust account. Of the gross proceeds of this offering and the sale of the private placement units, a total of $100,250,000 (or $115,287,500 if the underwriters’ over-allotment option is exercised in full), will be placed in a segregated trust account located in the United States maintained by Odyssey Transfer and Trust Company acting as trustee, and will be invested only in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, or held as uninvested cash or in an interest-bearing bank demand deposit account or other accounts at a bank. Except for interest that may be released to us for permitted withdrawals and up to $100,000 of interest to pay dissolution expenses, none of the funds held in the trust account will be released from the trust account until the earlier of: (1) the completion of our initial business combination within the Combination Period; (2) our redemption of 100% of the outstanding public shares if we have not completed an initial business combination within the Combination Period; and (3) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) in a manner that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the Combination Period or (B) with respect to any other material provision relating to our pre-business combination activity and related shareholders’ rights.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using shares or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination, we may apply the cash released from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, to fund the purchase of other companies or for working capital. We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through working capital loans or additional investments from our Sponsor, our executive officers or directors or their respective affiliates. However, none of such persons is under any obligation to advance funds to, or invest in, us.

Commencing on the date that our securities are first listed on the Nasdaq Global Market, we have agreed to pay our Sponsor, NC Fortune Global Limited, a monthly fee of $10,000, up to an aggregate amount of $180,000 (assuming the maximum 18-month Combination Period), for office space, utilities, secretarial support and administrative services made available by our Sponsor or by an affiliate procured by it. The fee is payable monthly in arrears.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our Sponsor, executive officers, directors, or their affiliates may, but are not obligated to, provide working capital loans to us as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into additional units of the post-business combination entity at a price of $10.00 per unit at the option of the lender. The units would be identical to the private placement units. Except as described above with respect to working capital loans, the terms of any additional loans by our Sponsor, executive officers, directors or their affiliates have not been determined and no written agreements exist with respect to such loans.

The redemption threshold may be limited by the terms and conditions of our initial business combination. If too many public shareholders exercise their redemption rights so that we cannot satisfy any minimum net worth or cash requirements, we may be unable to complete the business combination and instead may seek an alternative business combination.

A public shareholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our completion of our initial business combination, and then only in connection with those ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of our public shares if we are unable to complete our initial business combination within the Combination Period, (iii) the redemption of our public shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) in a manner that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the Combination Period (or any extended period of time that we may have to complete an initial business combination as a result of an amendment to our amended and restated memorandum and articles of association), or (B) with respect to any other material provision relating to shareholders’ rights or pre-business combination activity, subject to applicable law. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

Our initial shareholders will each enter into agreements with us, pursuant to which they will agree: (1) to waive their redemption rights with respect to their founder shares, private placement shares and any public shares held by them in connection with the completion of our initial business combination or a tender offer conducted in connection with our initial business combination; and (2) to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if we fail to complete our initial business combination within the Combination Period, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the Combination Period.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. Our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of this offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a share dividend immediately prior to the consummation of the offering in such amount as to maintain our Sponsor’s ownership, through its ownership of the founder shares, at 20% of the issued and outstanding ordinary shares upon the consummation of this offering (excluding the ordinary shares included in the private placement units and the representative shares). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per ordinary share, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private placement units, and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the warrants included in the private placement units, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be redeemed for cash), by the number of issued and outstanding ordinary shares.

The below calculations (A) assume that (i) no ordinary shares are issued to shareholders of a potential business combination target as consideration or issuable by a post-business combination company, for instance under an equity or employee share purchase plan, (ii) no ordinary shares and convertible equity or debt securities are issued in connection with additional financing that we may seek in connection with an initial business combination, (iii) no working capital loans are converted into private placement units, as further described in this prospectus, (iv) no value is attributed to the warrants and (v) no public shares are redeemed in connection with any shareholder vote to approve an extension of the Combination Period, and (B) assume the issuance of 10,000,000 ordinary shares (or 11,500,000 ordinary shares if the over-allotment option is exercised in full) and 2,875,000 founder shares (up to 375,000 of which are subject to forfeiture if the underwriters’ over-allotment option is not exercised in full), 211,000 ordinary shares included in the private placement units, all of which will be purchased by our Sponsor in a private placement that will close simultaneously with the closing of this offering (or 226,000 ordinary shares if the over-allotment option is exercised in full), and 200,000 representative shares to be issued to Kingswood Capital Partners, LLC upon the closing of this offering (or 230,000 representative shares if the over-allotment option is exercised in full). Such calculations do not reflect any dilution associated with the exercise of warrants as the warrants are accounted for as equity and are only exercisable following the completion of our initial business combination. The assumed exercise of the warrants would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Further, the issuance of additional ordinary or preference shares may significantly dilute the equity interest of public shareholders.

The tables below give effect to redemptions in connection with our initial business combination only. We have 12 months from the closing of this offering to complete our initial business combination, and we may effect up to two extensions of three months each by seeking shareholder approval to amend our amended and restated memorandum and articles of association, so that the period may not exceed 18 months from the closing of this offering. If we seek shareholder approval for an extension, public shareholders will be offered the opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned (net of taxes payable), divided by the number of then outstanding public shares. No additional amount will be deposited into the trust account in connection with any extension. Any such redemption will reduce both the amount held in the trust account and the number of public shares outstanding, and the net tangible book value per share of the remaining public shares will differ from the amounts shown below.

Although the below table assumes that no ordinary shares and convertible equity or debt securities are issued in connection with any financing, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement units prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing and issue additional securities. We cannot assure you that such financing will be available on acceptable terms, if at all.

As of July 31, 2026, our net tangible book deficit was $(140,800), or approximately $(0.05) per ordinary share.

The following table illustrates the difference between the public offering price per unit and our NTBV per share, as adjusted to give effect to this offering and assuming redemption of our public shares at varying levels and the full exercise and no exercise of the over-allotment option. Redemptions in each scenario are assumed to be made at $10.025 per public share, being the amount initially on deposit in the trust account per public share, and the maximum redemption scenario assumes that 100% of our public shares are redeemed:

As of July 31, 2026
Offering Price of $10.00 per Unit	25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		Maximum Redemption
NTBV	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price
Assuming Full Exercise of Over-Allotment Option
$7.81	$7.27	$2.73	$6.40	$3.60	$4.72	$5.28	$0.15	$9.85
Assuming No Exercise of Over-Allotment Option
$7.79	$7.25	$2.75	$6.37	$3.63	$4.69	$5.31	$0.10	$9.90

For each of the redemption scenarios above, the NTBV was calculated as follows:

	No Redemptions		25% of Maximum Redemptions		50% of Maximum Redemptions		75% of Maximum Redemptions		Maximum Redemptions
	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment
Public offering price	$10	$10	$10	$10	$10	$10	$10	$10	$10	$10
Net tangible book deficit before this offering	(0.05)	(0.05)	(0.05)	(0.05)	(0.05)	(0.05)	(0.05)	(0.05)	(0.05)	(0.05)
Increase attributable to public shareholders	7.84	7.86	7.30	7.32	6.42	6.45	4.74	4.77	0.15	0.20
Pro forma net tangible book value after this offering and the sale of the private placement units	7.79	7.81	7.25	7.27	6.37	6.40	4.69	4.72	0.10	0.15
Dilution to public shareholders	$2.21	$2.19	$2.75	$2.73	$3.63	$3.60	$5.31	$5.28	$9.90	$9.85
Percentage of dilution to public shareholders	22.1%	21.9%	27.5%	27.3%	36.3%	36.0%	53.1%	52.8%	99.0%	98.5%

	No Redemptions		25% of Maximum Redemptions		50% of Maximum Redemptions		75% of Maximum Redemptions		Maximum Redemptions
	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment
Numerator:
Net tangible book deficit before this offering	(140,800)	(140,800)	(140,800)	(140,800)	(140,800)	(140,800)	(140,800)	(140,800)	(140,800)	(140,800)
Net proceeds from this offering and the sale of the private placement units(1)	100,750,000	115,787,500	100,750,000	115,787,500	100,750,000	115,787,500	100,750,000	115,787,500	100,750,000	115,787,500
Plus: Offering costs accrued for or paid in advance, excluded from tangible book value	125,800	125,800	125,800	125,800	125,800	125,800	125,800	125,800	125,800	125,800
Less: Overallotment liability	(194,188)	-	(194,188)	-	(194,188)	-	(194,188)	-	(194,188)	-
Less: Amounts paid for redemptions(2)	-	-	(25,062,500)	(28,821,880)	(50,125,000)	(57,643,750	(75,187,500)	(86,465,630)	(100,250,000)	(115,287,500)
	100,540,812	115,772,500	75,478,312	86,950,620	50,415,812	58,128,750	25,353,312	29,306,870	290,812	485,000

Denominator:
Ordinary shares outstanding prior to this offering	2,875,000	2,875,000	2,875,000	2,875,000	2,875,000	2,875,000	2,875,000	2,875,000	2,875,000	2,875,000
Ordinary shares forfeited if over-allotment is not exercised	(375,000)	-	(375,000)	-	(375,000)	-	(375,000)	-	(375,000)	-
Ordinary shares offered	10,000,000	11,500,000	10,000,000	11,500,000	10,000,000	11,500,000	10,000,000	11,500,000	10,000,000	11,500,000
Ordinary shares included in the private placement units	211,000	226,000	211,000	226,000	211,000	226,000	211,000	226,000	211,000	226,000
Representative shares	200,000	230,000	200,000	230,000	200,000	230,000	200,000	230,000	200,000	230,000
Less: Ordinary shares redeemed			(2,500,000)	(2,875,000)	(5,000,000)	(5,750,000)	(7,500,000)	(8,625,000)	(10,000,000)	(11,500,000)
	12,911,000	14,831,000	10,411,000	11,956,000	7,911,000	9,081,000	5,411,000	6,206,000	2,911,000	3,331,000

(1)	Expenses applied against gross proceeds include estimated offering expenses of approximately $610,000 and underwriting commissions of $750,000 in the aggregate (or $862,500 if the underwriters’ over-allotment option is exercised in full), payable to Kingswood upon the closing of this offering. No deferred underwriting commissions will be payable in connection with this offering. See “Use of Proceeds.”
(2)	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our Sponsor, initial shareholders, directors, officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business — Permitted purchases and other transactions with respect to our securities.”

The following table sets forth information with respect to our initial shareholders and public shareholders, assuming no exercise of the over-allotment option:

Holder of	Shares Purchased	Percentage	Total Consideration	Percentage	Average Price per Share
Founder shares(1)	2,500,000	19.4%	$25,000	0.02%	$0.01
Ordinary shares included in the private placement units(2)	211,000	1.6%	$2,110,000	2.1%	$10.00
Public shareholders	10,000,000	77.5%	$100,000,000	97.9%	$10.00
Representative shares(3)	200,000	1.5%	Nil	Nil	Nil
Total	12,911,000	100.0%	$102,135,000	100.00%	-

(1)	Assumes no exercise of the over-allotment option and the forfeiture by our Sponsor of 375,000 ordinary shares.
(2)	All of the private placement units will be purchased by our Sponsor in a private placement that will close simultaneously with the closing of this offering.
(3)	The representative shares are issued to Kingswood Capital Partners, LLC as underwriting compensation for no cash consideration. Kingswood has agreed to waive its redemption rights and its rights to liquidating distributions from the trust account with respect to the representative shares.

In addition to the potential dilution reflected in the tables above, there are several material sources of future dilution that may occur following our offering. We have the ability to issue additional ordinary shares or other equity securities to raise capital, in connection with completing our initial business combination, or as part of any subsequent financing, such as a PIPE transaction. Such issuances may be at prices below the current market value or net tangible book value per share, further diluting existing shareholders.

Our Sponsor, our officers and directors and their affiliates or designees may, but are not obligated to, loan us funds from time to time to fund working capital and transaction costs in connection with our initial business combination. There is no cap on the aggregate amount of such loans. Up to $1,500,000 of such loans may be converted, at the option of the holder, at the time of and contingent upon the consummation of our initial business combination, into units at a price of $10.00 per unit, identical to the private placement units. If such loans are converted, the resulting issuance of additional securities would dilute the equity interest of our public shareholders and could adversely affect the market price of our ordinary shares.

To understand the tabular disclosure of net tangible book value per share, as adjusted, we applied a step-by-step approach incorporating the following assumptions and methodologies. The initial net tangible book value per share is calculated by dividing the net tangible assets (total assets less intangible assets and liabilities) by the total number of outstanding ordinary shares prior to the registered offering. Adjustments to this figure reflect the estimated gross proceeds of the offering, net of underwriting discounts, commissions and estimated offering expenses. We also account for the potential dilution arising from the issuance of shares in connection with our business combination. The table does not include adjustments for potential future issuances of equity or equity-linked securities, which remain contingent on future events. The methods and assumptions used in the determination of adjusted net tangible book value per share are based on our current expectations, and actual results may differ materially from these estimates due to various factors, including market conditions and the terms of any future financing or business combination transactions.

We may issue additional ordinary shares or other securities in connection with our initial business combination or to raise additional capital in connection with the completion of such transaction. We may also issue ordinary shares upon conversion of working capital loans made to us by our Sponsor, officers, directors or their affiliates. may be converted at the option of the lender into private placement units at a price of $10.00Up to $1,500,000 of such loans per unit. If such loans are converted, the resulting issuance of additional securities would dilute the equity interest of our public shareholders and could adversely affect the market price of our ordinary shares.

In addition, as disclosed elsewhere in this prospectus, we intend to seek a business combination with a target company, which may be substantially greater than the net proceeds of this offering and the sale of the private placement units. As a result, we may be required to issue a substantial number of additional securities, including ordinary shares, preference shares or debt securities convertible into equity, to complete our initial business combination. Public shareholders will not have preemptive rights in connection with any such issuances, and any such dilution could be significant and adversely impact the return on your investment.

We may issue additional ordinary shares under an employee incentive plan after completion of our initial business combination. Equity-based compensation plans may be adopted or expanded to attract and retain management, employees and advisors, particularly in connection with the initial business combination. The issuance of equity awards under such plans, including share options or restricted shares, would result in further dilution to existing shareholders. Our amended and restated memorandum and articles of association will authorize the issuance of up to 500,000,000 ordinary shares, par value $0.0001 per share, and 5,000,000 preference shares, par value $0.0001 per share. Immediately after this offering, there will be 487,089,000 authorized but unissued ordinary shares (assuming no exercise of the underwriters’ over-allotment option), which amount does not take into account the ordinary shares reserved for issuance upon the exercise of any outstanding warrants. For more information on the risks in connection with dilution if we issue additional shares to complete our initial business combination or under an employee incentive plan, see “Risk Factors — Risks Relating to our Securities — We may issue additional ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our shareholders and likely present other risks.”

CAPITALIZATION

The following table sets forth our capitalization as of July 31, 2026 and as adjusted to give effect to the filing of our amended and restated memorandum and articles of association, the sale of our units offered by this prospectus and the private placement units and the application of the estimated net proceeds derived from the sale of such securities, assuming no exercise by the underwriters of their over-allotment option:

	July 31, 2026
	Actual	As Adjusted
Promissory note payable to related party(1)	$125,800	$	Nil
Ordinary shares, subject to redemption, 0 and 10,000,000 shares which are subject to possible redemption, actual and as adjusted, respectively(2)	Nil		100,250,000
Over-allotment liability(4)	Nil		194,188
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding, actual and as adjusted, respectively	500		500
Ordinary shares, $0.0001 par value, 500,000,000 shares authorized; 2,875,000 and 2,911,000 shares issued and outstanding, actual and as adjusted, respectively (excluding 0 and 10,000,000 shares subject to possible redemption)(3)	288		291
Additional paid-in capital	24,712		305,521
Share subscription receivable	(25,000)		Nil
Accumulated deficit	(15,000)		(15,000)
Total shareholders’ deficit	$(15,000)		$290,812
Total capitalization	$110,800		$100,735,000

(1)	The Sponsor agreed to loan the Company up to an aggregate amount of $500,000 to be used, in part, for transaction costs incurred in connection with this offering and the Company’s organizational and operating expenses. The “as adjusted” information gives effect to the repayment of any loans received from our Sponsor out of the proceeds of this offering not held in the trust account. As of July 31, 2026, an aggregate principal amount of $125,800 was outstanding under the promissory note.
(2)	Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares, regardless of whether they abstain, vote for, or vote against, our initial business combination, for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the completion of our initial business combination, including interest earned on the funds held in the trust account (less permitted withdrawals), divided by the number of then issued and outstanding public shares, subject to any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination.
(3)	Actual share amount is prior to any forfeiture of founder shares and as adjusted amount assumes no exercise of the underwriters’ over-allotment option and forfeiture of an aggregate of 375,000 founder shares. The “as adjusted” number consists of 2,500,000 founder shares, 211,000 private placement shares underlying the private placement units purchased by the Sponsor concurrent with this offering, and 200,000 representative shares issued to the representative. No deferred underwriting commissions will be payable in connection with this offering.
(4)	Represents the value of the 45-day over-allotment option granted to the underwriters to purchase up to an aggregate of 1,500,000 additional units at the initial public offering price, less applicable underwriting commissions. The over-allotment option is deemed to be a freestanding financial instrument indexed to the contingently redeemable shares and will be accounted for as a liability pursuant to ASC 480.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated as a Cayman Islands exempted company on July 1, 2026 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We have not identified any particular geographical area or country in which we may seek a business combination.

We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement units, the proceeds of the sale of our securities in connection with our initial business combination (pursuant to backstop agreements we may enter into following the consummation of this offering or a future private placement offering of our securities (commonly known as a “PIPE” transaction) or otherwise), our shares, debt or a combination of cash, shares and debt.

The issuance of additional ordinary shares in a business combination:

-	may significantly dilute the equity interest of investors in this offering;

-	may subordinate the rights of holders of ordinary shares if preference shares are issued with rights senior to those afforded our ordinary shares;

-	could cause a change of control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

-	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

-	may adversely affect prevailing market prices for our ordinary shares and/or warrants.

Similarly, if we issue debt securities, it could result in:

-	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

-	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

-	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

-	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

-	our inability to pay dividends on our ordinary shares;

-	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

-	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

-	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

-	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We expect to generate non-operating income in the form of interest income on cash and marketable securities held in the trust account after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, as of July 31, 2026, we had nil in cash, and a working capital deficit of $140,800 excluding deferred offering costs, and shareholders’ deficit of $15,000. For the period from July 1, 2026 (Date of incorporation) to July 31, 2026, we had a net loss of $15,000, all of which consisted of formation and operating costs. Our liquidity needs to date have been satisfied through loans from our Sponsor under the promissory note described below. Further, we expect to continue to incur significant costs in the pursuit of our financing and acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

On July 29, 2026, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $500,000. The promissory note is non-interest bearing and payable on the earliest of (i) the date on which the Company consummates the offering, (ii) the date on which the Company determines not to proceed with the offering and (iii) the date that is twelve months after the date of issuance, which date may be extended by the Sponsor in its sole discretion. As of July 31, 2026 and as of the date of this prospectus, $125,800 and $133,780, respectively, was outstanding under the promissory note. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $610,000 and underwriting commissions of $750,000 (or $862,500 if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the private placement units for a purchase price of $2,110,000 (or $2,260,000 if the underwriters’ over-allotment option is exercised in full), will be $100,750,000 (or $115,787,500 if the underwriters’ over-allotment option is exercised in full). Of this amount, $100,250,000 (or $115,287,500 if the underwriters’ over-allotment option is exercised in full) will be deposited into the trust account. The funds in the trust account will be invested only in specified U.S. government treasury bills or in specified money market funds. The remaining $500,000 (or $500,000 if the underwriters’ over-allotment option is exercised in full) will not be held in the trust account. In the event that our offering expenses exceed our estimate of $610,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $610,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (which interest shall be net of income taxes payable) to complete our initial business combination. We may withdraw interest to pay taxes, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. To the extent that our ordinary shares or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

After paying estimated offering expenses and prior to the completion of our initial business combination, we will have available to us approximately $500,000 (or $500,000 if the underwriters’ over-allotment option is exercised in full) of proceeds held outside the trust account. We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination, and to pay taxes to the extent the interest earned on the trust account is not sufficient to pay our taxes.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units of the post-business combination entity at a price of $10.00 per unit at the option of the lender. The units would be identical to the private placement units. Except as set forth above, the terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $150,000 for legal, accounting, due diligence, travel and other expenses related to our initial business combination; $175,000 for SEC filing and other legal and accounting fees related to regulatory reporting obligations; $120,000 for administrative and support services; and approximately $55,000 for working capital that will be used for miscellaneous expenses and general corporate purposes.

These amounts stated in the paragraph above are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust or loans from our Sponsor to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

Other than potential loans from our Sponsor, we do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending July 31, 2027. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

-	staffing for financial, accounting and external reporting areas, including segregation of duties;

-	reconciliation of accounts;

-	proper recording of expenses and liabilities in the period to which they relate;

-	evidence of internal review and approval of accounting transactions;

-	documentation of processes, assumptions and conclusions underlying significant estimates; and

-	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement units held in the trust account will be held in demand deposit or cash accounts or invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On July 21, 2026, our Sponsor entered into a subscription agreement with us to purchase 2,875,000 founder shares (up to 375,000 of which are subject to forfeiture pursuant to the letter agreement if the underwriters’ over-allotment option is not exercised in full) for an aggregate purchase price of $25,000, or approximately $0.0087 per share. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. As such, our sponsor will own founder shares representing 20.0% of our issued and outstanding ordinary shares after this offering (excluding the ordinary shares included in the private placement units and the representative shares, and assuming it does not purchase units in this offering). If we increase or decrease the size of the offering, we will, pursuant to the letter agreement, effect a share dividend, share sub-division, share consolidation or share contribution back to capital, or our Sponsor will forfeit founder shares, as applicable, immediately prior to the consummation of the offering in such amount as to maintain our sponsor’s ownership of founder shares at 20.0% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the ordinary shares included in the private placement units and the representative shares, and assuming it does not purchase units in this offering). Our sponsor does not intend to purchase any units in this offering.

We will enter into an Administrative Services Agreement pursuant to which we will pay our Sponsor, NC Fortune Global Limited, $10,000 per month, up to an aggregate amount of $180,000 (assuming the maximum 18-month Combination Period), for office space, utilities, secretarial support and administrative services made available by our Sponsor or by an affiliate procured by it, commencing on the date our securities are first listed on the Nasdaq Global Market. The fee is payable monthly in arrears.

Our Sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates, including any reimbursement of such out-of-pocket expenses. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Our sponsor has agreed to loan us up to $500,000 under an unsecured promissory note to be used for a portion of the expenses of this offering and our organizational and operating expenses. As of July 31, 2026 and as of the date of this prospectus, $125,800 and $133,780, respectively, was outstanding under the promissory note. The loan is non-interest bearing, unsecured and payable on the earliest of (i) the date on which we consummate this offering, (ii) the date on which we determine not to proceed with this offering and (iii) the date that is twelve months after the date of issuance of the note, which date may be extended by our Sponsor in its sole discretion. If this offering is consummated, the note will be repaid out of the proceeds of this offering not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units of the post-business combination entity at a price of $10.00 per unit at the option of the lender. The units would be identical to the private placement units. Except as set forth above, the terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Our sponsor has agreed to purchase an aggregate of 211,000 private placement units (or 226,000 units if the over-allotment option is exercised in full) at a price of $10.00 per unit. Our Sponsor will be permitted to transfer the private placement units held by it to certain permitted transferees, including our officers and directors and other persons or entities affiliated with or related to them, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as our sponsor. Otherwise, these units will not, subject to certain limited exceptions, be transferable or saleable until 30 days after the completion of our initial business combination.

Pursuant to a registration rights agreement we will enter into with our Sponsor, the representative and the other holders of our founder shares, private placement units and representative shares prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders, and holders of units issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. We will bear the costs and expenses of filing any such registration statements. See “Certain Relationships and Related Party Transactions.”

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of July 31, 2026, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

Leases

We have not entered into any lease.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

General

We are a blank check company incorporated on July 1, 2026 as a Cayman Islands exempted company. We were formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region. We do not have any specific business combination under consideration, and we have not, nor has anyone on our behalf, directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

Competitive Strengths

Our management team consists of experienced professionals and senior operating executives who bring a unique background and skillset. We will seek to leverage our management team’s network of relationships with corporate executives, private equity, venture and growth capital funds, investment banking firms, consultants, family offices, and large corporations in order to source, acquire, and support the operations of the business combination target. We believe our team’s experience investing in and operating global businesses will make us a preferred partner for, and allow us to source, high-quality combination targets.

We believe that we will be able to leverage the following competitive strengths in identifying, structuring, and consummating a business combination:

●	An extensive network across several industries in global markets, which includes longstanding relationships with executives, investors, entrepreneurs, and investment bankers and thus should provide us with access to proprietary investment opportunities and strong deal flow;

●	Through their respective careers, our team has extensive experience in identifying, evaluating and executing investments in companies at various stages of their life cycle. We believe that the combined and complementary expertise of our team will allow us to structure and execute a competitive transaction; and

●	Our team has significant transaction experience completing large-scale domestic and cross-border transactions, involving acquirers and targets located across the U.S. and the global area, which require industry and local regulatory knowledge and creativity.

Our Management Team

Our management team brings extensive experience across capital markets, finance, technology, infrastructure, regulatory compliance, public company operations, and complex transaction execution.

Norman Cerny has served as our Chairman and Chief Executive Officer since July 1, 2026. Mr. Cerny brings more than 30 years of experience in finance, operations, investment analysis, corporate advisory and capital markets. Since July 2023, Mr. Cerny has served as Investment Director of Guru App Factory Corp., where he has led the preparation and execution of the company’s OTC Markets listing, including financial statement normalization, internal control enhancement, regulatory compliance, investor relations and capital markets activities. Prior to joining Guru App Factory Corp., Mr. Cerny served as an Investment Planning Consultant with Bideford Corporate Advisory Limited in the United Kingdom from September 2018 to May 2023, where he advised small and medium-sized industrial companies on pre-IPO preparation, capital planning, corporate governance, internal controls, investor relations and private placement financings. From July 2004 to May 2018, Mr. Cerny served as a Financial Analyst and Senior Financial Analyst with Western Alliance Capital Partners in Phoenix, Arizona, where he was responsible for financial modeling, valuation analysis, investment and financing due diligence and the preparation of investment memoranda and business plans for small and medium-sized private enterprises. From September 2000 to June 2004, Mr. Cerny served as Regional Director of Operations for Hanousek Building Maintenance Inc. in Las Vegas, Nevada, overseeing branch operations, financial controls, operational reporting and acquisition integration activities. Earlier in his career, from July 1993 to April 2000, Mr. Cerny owned and operated a plumbing services business in the Czech Republic, where he was responsible for business operations, budgeting, cash flow management, bookkeeping and commercial relationship management. Mr. Cerny received a Master of Science equivalent degree in Finance and Banking from Masaryk University in Brno, Czech Republic in 1993. We believe Mr. Cerny’s extensive experience in financial analysis, corporate finance, capital markets transactions, operational management and investment evaluation qualifies him to serve as our Chairman and Chief Executive Officer.

Nikola Miletic has served as our Chief Financial Officer since July 1, 2026. Since January 2022, Mr. Miletic has served as Senior Financial Director of Torridge Business Consulting Ltd (United Kingdom), where he is responsible for the full financial operation and senior management of the business, including strategic financial planning, tax-compliance management, treasury scheduling and shareholder reporting. We believe Mr. Miletic’s financial-management experience qualifies him to serve as our Chief Financial Officer.

Independent Directors

Yang Tang has served as one of our independent directors since July 1, 2026. Mr. Tang has over 13 years of Wall Street experience in structured finance and capital-markets solutions, together with four years as an entrepreneur in machine learning and portfolio optimization. Since May 2024, Mr. Tang has served as Chief Executive Officer of QStarLabs, which develops AI agents for the web3 and iGaming sectors. Since August 2022, he has served as Chief Executive Officer of Arch Indices Corporation (which operates under the Arch Analytics brand), an analytics and financial-technology company, and from August 2023 to December 2024 he served as Chief Executive Officer of Arch Indices Investment Advisors, an SEC-registered investment adviser providing ETF advisory services. From September 2018 to July 2022, Mr. Tang served as Head of Solutions Sales, Americas at Crédit Agricole CIB, where he covered capital-markets solutions for institutional investors. We believe Mr. Tang’s experience in structured finance, capital markets and financial technology qualifies him to serve as one of our directors.

John C. General has served as one of our independent directors since July 1, 2026. Since September 2023, Mr. General has served as Vice President, Revenue Accounting at Moody’s, where he is responsible for revenue-recognition accounting. From 2022 to 2023, he served as a consultant with Resources Global Professionals. Mr. General currently serves as a director of Zhongchao Inc. (Nasdaq: ZCMD) and SL Bio. We believe Mr. General’s accounting and public-company experience qualifies him to serve as one of our directors.

Kevin Dean Vassily has served as one of our independent directors since July 1, 2026. From January 2021 to July 2025, he served as Chief Financial Officer and a member of the board of directors of iPower Inc. (Nasdaq: IPW). Mr. Vassily currently serves as an independent director of Zhongchao Inc. (Nasdaq: ZCMD, since February 2020), Tungray Technologies Inc. (Nasdaq: TRSG, since March 2024), Autozi Internet Technology (Global) Ltd. (Nasdaq: AZI, since August 2024), CTW Cayman (since August 2025) and Thunder Power Holdings Limited (Nasdaq: AIEV, since June 2024). He also serves as an independent director of two special purpose acquisition companies, Denali Capital Acquisition Corp. (Nasdaq: DECA, since April 2022) and Aimfinity Investment Corp. I (Nasdaq: AIMA, since March 2023), and previously served as an independent director of Feutune Light Acquisition Corp. (Nasdaq: FLV) from June 2022 to June 2024, when it completed its initial business combination with Thunder Power Holdings Limited. Earlier in his career, Mr. Vassily held research and advisory roles at Prometheus Fund, Facteus, Go Capture, KeyBanc Capital Markets, Pacific Epoch, Pacific Crest Securities, Susquehanna International Group and Thomas Weisel Partners. Mr. Vassily holds a B.A. from Denison University and an M.B.A. from the Tuck School of Business at Dartmouth College. We believe Mr. Vassily’s extensive public-company board and capital-markets experience qualifies him to serve as one of our directors.

Our Strategy

We intend to focus our efforts on identifying and completing our initial business combination with a company that aligns with our team’s experiences, expertise and network of relationships. Our business strategy is expected to be focused on potential acquisition targets that exhibit compelling long-term growth potential and highly defensible market positions. We believe this will allow us to generate a differentiated pipeline of acquisition opportunities and lead to executing a business combination with an attractive target company more quickly, efficiently, and under better terms than our competitors.

Other Acquisition Considerations

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our Sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our Sponsor, officers or directors, such transaction will require the approval of a majority of our disinterested independent directors, and we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, Inc., or from another independent entity that commonly renders valuation opinions that our initial business combination is fair to our company from a financial point of view.

Unless we complete our initial business combination with an affiliated entity, or our board of directors cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent entity that commonly renders valuation opinions that the price we are paying for a target is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the business judgment of our board of directors, which will have significant discretion in choosing the standard used to establish the fair market value of the target or targets, and different methods of valuation may vary greatly in outcome from one another. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

Members of our management team may directly or indirectly own our ordinary shares and/or private placement units following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The price that our Sponsor, executive officers and directors (directly or indirectly) paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we are unable to complete our initial business combination within the Combination Period, the founder shares and private placement units may become worthless, except to the extent of any liquidating distributions received from assets held outside the trust account, which could create an incentive for our Sponsor, executive officers and directors to complete a transaction even if the selected acquisition target subsequently declines in value or proves unprofitable for public shareholders. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Each of our directors and officers presently has, and in the future any of our directors and our officers may have additional, fiduciary or contractual obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties under Cayman Islands law, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such other entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other or the presentation of which would breach an existing legal obligation of a director or officer to any other entity.

In addition, our Sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our Sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. Any potential conflicts of interest may be reviewed by our board of directors on a case-by-case basis.

Sponsor Information

Our Sponsor, NC Fortune Global Limited, is a British Virgin Islands business company incorporated on May 21, 2026, which was formed to invest in us. Although our Sponsor is permitted to undertake any activities permitted under applicable law, our Sponsor’s business is focused on investing in us, and it is not anticipated that our Sponsor will undertake any material roles or responsibilities in directing and managing our activities. Norman Cerny is the sole director of our Sponsor and holds voting and investment discretion with respect to the securities of our company held of record by our Sponsor. Other than as described in this prospectus, no other person has a direct or indirect material interest in our Sponsor.

The following table sets forth the payments to be received by our Sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our Sponsor or its affiliates:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
NC Fortune Global Limited	2,875,000 ordinary shares (up to 375,000 of which are subject to forfeiture if the underwriters’ over-allotment option is not exercised in full)	$25,000

	211,000 private placement units (or 226,000 private placement units if the underwriters’ over-allotment option is exercised in full) to be purchased by our Sponsor simultaneously with the closing of this offering	$2,110,000 (or up to $2,260,000 if the underwriters’ over-allotment option is exercised in full)

NC Fortune Global Limited	Up to $500,000 under an unsecured, non-interest-bearing promissory note	Repayment of loans made to us to cover offering-related and organizational expenses

NC Fortune Global Limited	$10,000 per month (pro rata for any partial month), payable monthly in arrears	Office space, utilities, secretarial support and administrative services made available by our Sponsor or by an affiliate procured by it

NC Fortune Global Limited, its affiliates or certain of our officers and directors	Working capital loans, with no cap on the aggregate principal amount, up to $1,500,000 of which may be converted, at the lender’s option, into units identical to the private placement units at a price of $10.00 per unit	Working capital loans to finance transaction costs in connection with an initial business combination

NC Fortune Global Limited, our officers and directors or their respective affiliates	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Services in connection with identifying, investigating and completing an initial business combination

The number of founder shares, and the forfeiture mechanism underlying the founder shares, has been determined in order to ensure that the founder shares will represent 20% of the outstanding ordinary shares (excluding the ordinary shares included in the private placement units and the representative shares) upon completion of this offering and the exercise of the underwriters’ over-allotment option, if any. If we increase or decrease the size of this offering pursuant to Rule 462(b) under the Securities Act, we will effect a share dividend or a share contribution back to capital, as applicable, immediately prior to the consummation of the offering, in such amount as to maintain the initial shareholders’ ownership of founder shares at approximately 20% of our issued and outstanding ordinary shares (excluding the ordinary shares included in the private placement units and the representative shares) upon the consummation of this offering.

Because our Sponsor acquired the founder shares at a nominal price, our public shareholders will incur immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the warrants included in the units. As a result, the holders of our founder shares (including certain of our directors and officers that indirectly own founder shares) could make a substantial profit after our initial business combination even if our public shareholders lose money on their investment as a result of a decrease in the post-combination value of their ordinary shares. See the sections titled “Risk Factors — Risks Relating to our Securities — The nominal purchase price paid by our Sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the completion of our initial business combination, and our Sponsor is likely to make a substantial profit on its investment in us even if the business combination causes the trading price of our ordinary shares to decline materially” and “Dilution.”

Public shareholders will also experience additional dilution from the issuance of ordinary shares included in the private placement units (including any private placement units issued upon conversion of working capital loans). Additional ordinary shares may be issued upon the exercise of any private placement warrants included in the private placement units, including any private placement units issued upon conversion of working capital loans. The exercise of the warrants would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized.

Pursuant to the letter agreement that our Sponsor, directors and officers have entered into with us, each of them has agreed to restrictions on its ability to transfer, assign, or sell the founder shares and private placement units, as summarized in the table below:

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
Founder Shares	The earliest of (A) 180 days after the completion of our initial business combination; (B) the date following the completion of our initial business combination on which the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading-day period commencing at least 150 days after the completion of our initial business combination; and (C) the date on which we complete a liquidation, merger, share exchange, reorganization or similar transaction following our initial business combination that results in all public shareholders having the right to exchange their ordinary shares for cash, securities or other property.	NC Fortune Global Limited, our directors and officers, and any permitted transferees that become subject to the letter agreement	Transfers are permitted: (a) among the Sponsor and the Sponsor’s officers, directors, members, shareholders, partners, employees, affiliates and immediate family members of any of the foregoing, and to the officers, directors, advisors and consultants of the Company and to the underwriters; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or a charitable organization; (c) in the case of an individual, by virtue of the laws of descent and distribution upon the death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) in the case of a trust, by distribution to one or more permissible beneficiaries of such trust; (f) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement, in connection with an extension of the Combination Period, or in connection with the consummation of the initial business combination, in each case at prices no greater than the price at which the securities were originally purchased; (g) by virtue of the laws of the British Virgin Islands or the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; (h) to the Company for no value for cancellation in connection with the consummation of the initial business combination; (i) in the event of the Company’s liquidation prior to the completion of the initial business combination; or (j) in connection with a liquidation, merger, share exchange or other similar transaction following the completion of the initial business combination that results in all public shareholders having the right to exchange their ordinary shares for cash, securities or other property; provided that, in the case of clauses (a) through (g), the transferee agrees in writing to be bound by the transfer restrictions and other obligations contained in the letter agreement.

Private Placement Units and underlying securities	30 days after the completion of our initial business combination	NC Fortune Global Limited	Same as above.

Any units, ordinary shares or any other securities convertible into, exercisable for or exchangeable for ordinary shares	180 days from the date of this prospectus	NC Fortune Global Limited and certain directors and officers	We, our Sponsor and our officers and directors have agreed that, during the period commencing on the date of this prospectus and ending 180 days thereafter, they will not, without the prior written consent of Kingswood Capital Partners, LLC, offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any units, ordinary shares or any securities convertible into, exercisable for or exchangeable for ordinary shares, subject to certain exceptions set forth in the underwriting agreement. In addition, our Sponsor, officers and directors have agreed to enter into customary lock-up agreements in favor of Kingswood Capital Partners, LLC containing substantially similar restrictions. These restrictions are in addition to the separate transfer restrictions applicable to the founder shares and private placement units described above.

Up to 375,000 of the founder shares will be surrendered for no consideration depending on the extent to which the underwriters’ over-allotment option is exercised. In addition, in order to facilitate our initial business combination, as determined by our Sponsor in its sole discretion, our Sponsor may surrender or forfeit, transfer or exchange our founder shares, private placement units or any of our other securities, including for no consideration, as well as subject any such securities to earn-outs or other restrictions or enter into arrangements affecting the ownership or economic interests associated with such securities.

Our letter agreement may be amended without shareholder approval, except that any amendment that affects the rights of the representative or the underwriters will require the prior written consent of the representative. Such transfer restrictions have been amended in connection with business combinations for certain other special purpose acquisition companies. While we do not expect our board to approve any amendment to the letter agreement prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to the letter agreement.

Potential Additional Financings

We may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we raise additional funds through equity or convertible debt issuances, our public shareholders may suffer significant dilution and these securities could have rights that rank senior to our public shares. If we raise additional funds through the incurrence of indebtedness, such indebtedness would have rights that are senior to our equity securities and could contain covenants that restrict our operations. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement units, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemptions by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement units, our ordinary shares, new debt, or a combination of these, as the consideration to be paid in effecting a business combination which has not yet been identified. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

We will have until the end of the Combination Period to complete our initial business combination. The Combination Period initially lasts for 12 months from the closing of this offering and may be extended by two successive three-month periods, for a maximum of 18 months from the closing of this offering, in each case if the extension is approved by our shareholders by way of an amendment to our amended and restated memorandum and articles of association. In connection with any shareholder vote to approve an extension of the Combination Period, we will provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment, as described under the section entitled “Amended and Restated Memorandum and Articles of Association” below. No amount will be deposited into the trust account in connection with any such extension, and the per-share redemption price will not be increased as a result of any extension. If we are unable to complete our initial business combination within the Combination Period, or by such earlier liquidation date as our board of directors may approve, subject to applicable law, we will, as promptly as reasonably practicable, redeem the public shares for a pro rata portion of the funds held in the trust account and as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

We Have Not Identified a Target Business

To date, we have not selected any specific business combination target, and our efforts have been limited to organizational activities as well as activities related to this offering. Our Sponsor and its principals may from time to time become aware of potential business opportunities that we may wish to pursue. However, from the date of our incorporation through the date of this prospectus, there have been no substantive discussions, directly or indirectly, between any of our officers, directors, promoters or other affiliates, on our behalf, and any potential target business regarding an initial business combination with us. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms or at all.

We intend to evaluate both private and public companies, listed on international securities exchanges or traded in over-the-counter markets, as potential initial business combination targets, focusing on opportunities that we believe would provide appropriate risk adjusted returns to shareholders. Following our initial business combination, our objective will be to implement or support the acquired company’s operating strategies and actively partner with management to provide the company with a seamless and smooth introduction to its public market operations, in order to generate additional value for shareholders. Except for the general criteria and guidelines set forth below under the caption “Selection of a Target Business and Structuring of a Business Combination,” we have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

While we have not yet selected a target business with which to complete our initial business combination, we believe based on our management’s business knowledge and past experience that there are numerous potential candidates. We expect that our principal means of identifying potential target businesses will be through the extensive contacts and relationships of our Sponsor, initial shareholders, officers and directors. While our officers and directors are not required to commit any specific amount of time in identifying or performing due diligence on potential target businesses, our officers and directors believe that the relationships they have developed over their careers will generate a number of potential business combination opportunities that will warrant further investigation. We also anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community as well as large business enterprises seeking to divest non-core assets or divisions. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings, which will not commence until after the completion of this offering. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis.

Our officers and directors may become aware of business combination opportunities through their business activities and relationships. Subject to their fiduciary duties under Cayman Islands law and any existing fiduciary or contractual obligations to other entities, such opportunities may be presented to us for consideration as potential initial business combination opportunities. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Other than the payment of the monthly administrative services fee described below under “Facilities,” the repayment of up to $500,000 of loans under the promissory note issued to our Sponsor prior to this offering, the repayment of working capital loans and the reimbursement of documented out-of-pocket expenses, our Sponsor, officers, directors and their respective affiliates will not receive compensation from us prior to the completion of our initial business combination. Any such reimbursements or payments will be subject to review and approval in accordance with our related-party transaction policies and applicable audit committee procedures.

We have no present intention to enter into a business combination with a target business that is affiliated with any of our officers, directors or Sponsor. However, we are not restricted from entering into any such transactions and may do so if (i) such transaction is approved by a majority of our disinterested independent directors and (ii) we obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that the business combination is fair to our company from a financial point of view. As of the date of this prospectus, there is no affiliated entity that we consider a business combination target.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares or other equity interests in the target business for our shares or for a combination of our shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may have a negative view of us since we are a blank check company, without an operating history, and there is uncertainty relating to our ability to obtain shareholder approval of our proposed initial business combination and retain sufficient funds in our trust account in connection therewith.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equal or exceed $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

Financial Position

With funds available for a business combination initially in the amount of $100,250,000 (or $115,287,500 if the underwriters’ over-allotment option is exercised in full), in each case before fees and expenses associated with our initial business combination, we can offer a target business a variety of options to facilitate a business combination and fund future expansion and growth of its business. Because we are able to complete a business combination using the cash proceeds in our trust account, debt or a combination of the foregoing, we have the flexibility to use an efficient structure allowing us to tailor the consideration to be paid to the target business to address the needs of the parties. However, if a business combination requires us to use substantially all of our cash to pay for the purchase price, we may need to arrange third party financing to help fund our business combination. Since we have no specific business combination under consideration, we have not taken any steps to secure third-party financing. Accordingly, our flexibility in structuring a business combination may be subject to constraints resulting from a need to finance such business combination.

Selection of a Target Business and Structuring of a Business Combination

Subject to our executive officers’ and directors’ pre-existing fiduciary duties and the limitations that a target business have a fair market value of at least 80% of the balance in the trust account (excluding any taxes payable on interest earned) at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, and that we must acquire a controlling interest in the target business, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

●	financial condition and results of operations;

●	growth potential;

●	brand recognition and potential;

●	experience and skill of management and availability of additional personnel;

●	capital requirements;

●	competitive position;

●	barriers to entry;

●	stage of development of the products, processes or services;

●	existing distribution and potential for expansion;

●	degree of current or potential market acceptance of the products, processes or services;

●	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

●	impact of regulation on the business;

●	regulatory environment of the industry;

●	costs associated with effecting the business combination;

●	industry leadership, sustainability of market share and attractiveness of market industries in which a target business participates;

●	macro competitive dynamics in the industry within which the company competes; and

●	fit, cooperation and coachability of management team.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Lack of business diversification

For an indefinite period of time after completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

●	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

●	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited ability to evaluate the target’s management team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of a target business’ management may not prove to be correct. Moreover, members of our management team may not have significant experience or knowledge relating to the operations of the particular target business. The future role of members of our management team, if any, in a post-transaction company cannot presently be stated with any certainty. Consequently, members of our management team may not become a part of the post-transaction company’s management team or serve in advisory positions, and the future management may not have the necessary skills, qualifications or abilities to manage a public company. Further, it is also not certain whether one or more of our directors will remain associated with the post-transaction company in some capacity following our initial business combination. The determination as to whether any of our key personnel will remain with the post-transaction company will be made at the time of our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. However, we may not have the ability to recruit additional managers, or to locate additional managers who will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Fair Market Value of Target Business

Pursuant to the rules of Nasdaq, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding any taxes payable on interest earned) at the time of the execution of a definitive agreement for our initial business combination, although we may acquire a target business whose fair market value significantly exceeds 80% of the trust account balance. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We currently anticipate structuring a business combination involving 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or involving less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we could acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fundraising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public shareholders with our analysis of the fair market value of the target business, as well as the basis for our determinations. If our board of directors is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Shareholders May Not Have the Ability to Approve an Initial Business Combination

In connection with any proposed business combination, we will either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they abstain, vote for or against or vote at all with respect to the proposed business combination, or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of interest that may be released to us to pay our taxes, which we refer to as “permitted withdrawals”), in each case subject to the limitations described herein. We will seek shareholder approval if it is required by applicable law or stock exchange listing requirement, provided, that we may also decide to seek shareholder approval for business or other reasons.

Under the Nasdaq listing rules, shareholder approval would be required for our initial business combination if, for example:

●	we issue (other than in a public offering for cash) ordinary shares that will either (a) be equal to or in excess of 20% of the number of ordinary shares then outstanding or (b) have voting power equal to or in excess of 20% of the voting power then outstanding;

●	any of our directors, officers or substantial security holders (as defined by the Nasdaq rules) has a 5% or greater interest, directly or indirectly, in the target business or assets to be acquired and if the number of ordinary shares to be issued, or if the number of ordinary shares into which the securities may be convertible or exercisable, exceeds either (a) 1% of the number of ordinary shares or 1% of the voting power outstanding before the issuance in the case of any of our directors and officers or (b) 5% of the number of ordinary shares or 5% of the voting power outstanding before the issuance in the case of any substantial security holders; or

●	the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

The Companies Act and Cayman Islands law do not currently require, and we are not aware of any other applicable law that will require, shareholder approval of our initial business combination.

The decision as to whether we will seek shareholder approval of a proposed business combination in those instances in which shareholder approval is not required by law will be made by us, solely in our discretion, and will be based on business reasons, which include a variety of factors, including, but not limited to:

●	the timing of the proposed transaction, including in the event we determine shareholder approval would require additional time and there is either not enough time to seek shareholder approval or doing so would place us at a disadvantage in the transaction or result in other additional burdens on us;

●	the expected cost of holding a shareholder vote;

●	the risk that our shareholders would fail to approve the initial business combination;

●	other time and budget constraints; and

●	potential additional legal complexities of an initial business combination that would be time-consuming and burdensome to present to shareholders.

Permitted purchases and other transactions with respect to our securities

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our Sponsor, initial shareholders, directors, officers, advisors or their affiliates may purchase public shares or public warrants in privately-negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares or warrants our initial shareholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our Sponsor, directors, officers, advisors or any of their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our Sponsor, directors, officers, advisors or any of their affiliates determine to undertake any such transactions, such transactions could have the effect of influencing the vote necessary to approve such transaction. None of the funds held in the trust account will be used to purchase public shares or public warrants in such transactions. They will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to (1) refrain from purchasing securities during certain blackout periods and when they are in possession of any material non-public information and (2) clear certain trades prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

In the event that our Sponsor, directors, officers, advisors or any of their affiliates purchase public shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling shareholders would be required to revoke their prior elections to redeem their shares and any proxy to vote against our initial business combination. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.

The purpose of any such transaction could be to reduce the number of public warrants outstanding or vote such public warrants on any matters submitted to the public warrant holders for approval in connection with our initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. To the extent such securities are purchased, such public securities will not be voted as required by Tender Offers and Schedules Compliance and Disclosure Interpretations Question 166.01 promulgated by the SEC.

In addition, if such purchases are made, the public “float” of our securities and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our Sponsor, officers, directors and/or any of their affiliates anticipate that they may identify the shareholders with whom our Sponsor, officers, directors or their affiliates may pursue privately-negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests tendered by shareholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our Sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such shareholder has already submitted a proxy with respect to our initial business combination. Such persons would select the shareholders from whom to acquire shares based on the number of shares available, the negotiated price per share and such other factors as any such person may deem relevant at the time of purchase. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Our Sponsor, officers, directors, advisors or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our Sponsor, officers, directors and/or their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our Sponsor, officers, directors and/or their respective affiliates will not make purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Additionally, in the event our Sponsor, initial shareholders, directors, officers, advisors and their affiliates were to purchase public shares or warrants from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our Sponsor, initial shareholders, directors, officers, advisors and their affiliates may purchase public shares or warrants from public shareholders outside the redemption process, along with the purpose of such purchases;

●	if our Sponsor, initial shareholders, directors, officers, advisors and their affiliates were to purchase public shares or warrants from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

●	our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our Sponsor, initial shareholders, directors, officers, advisors and their affiliates would not be voted in favor of approving the business combination transaction;

●	our Sponsor, initial shareholders, directors, officers, advisors and their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

●	we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

●	the amount of our securities purchased outside of the redemption offer by our Sponsor, initial shareholders, directors, officers, advisors and their affiliates, along with the purchase price;

●	the purpose of the purchases by our Sponsor, initial shareholders, directors, officers, advisors and their affiliates;

●	the impact, if any, of the purchases by our Sponsor, initial shareholders, directors, officers, advisors and their affiliates on the likelihood that the business combination transaction will be approved;

●	the identities of our security holders who sold to our Sponsor, initial shareholders, directors, officers, advisors and their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our Sponsor, initial shareholders, directors, officers, advisors and their affiliates; and

●	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Please see “Risk Factors — If we seek shareholder approval of our initial business combination, our Sponsor, directors, executive officers, advisors and their affiliates may elect to purchase shares or warrants from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our ordinary shares or public warrants.”

Redemption rights for public shareholders upon completion of our initial business combination

We will provide our public shareholders with the opportunity to redeem, regardless of whether they abstain, vote for, or against, our initial business combination, all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of permitted withdrawals) divided by the number of then issued and outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.025 per public share. Our Sponsor, officers and directors have entered into a letter agreement with us pursuant to which they have agreed not to redeem any founder shares, private placement shares or any public shares owned by them in connection with the completion of our initial business combination. However, our Sponsor, officers and directors will be entitled to redemption rights with respect to any public shares held by them if we fail to complete our initial business combination within the Combination Period. In addition, Kingswood Capital Partners, LLC has agreed to waive its redemption rights with respect to the representative shares in connection with the completion of our initial business combination.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem, regardless of whether they abstain, vote for, or against, our initial business combination, all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under the law or stock exchange listing requirement. Under Nasdaq rules, shareholder approval may be required in certain circumstances, including where we issue ordinary shares in excess of applicable Nasdaq thresholds, where a related party has a significant interest in the transaction or where the transaction would result in a change of control. We currently intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange listing requirements and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other legal reasons.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

●	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

●	file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we or our Sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our ordinary shares in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

If, however, shareholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

●	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

●	file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public shareholders at least 20 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any shareholder vote even if we are not able to maintain our Nasdaq listing or Exchange Act registration.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination.

If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, being the affirmative vote of at least a majority of the votes cast by such shareholders who, being present and entitled to vote at a general meeting of the company, attend and vote at a general meeting of the company. A quorum for such meeting will be present if the holders of at least one-third of the issued and outstanding shares entitled to vote at the meeting are represented in person or by proxy. In such case, pursuant to the terms of a letter agreement entered into with us, our Sponsor, officers and directors have agreed (and their permitted transferees will agree) to vote any founder shares and/or private placement shares held by them, and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions), in favor of our initial business combination and in favor of any amendment to our amended and restated memorandum and articles of association to extend the Combination Period, as described in this prospectus. We expect that at the time of any shareholder vote relating to our initial business combination, our Sponsor and its permitted transferees will own at least 20% of our issued and outstanding ordinary shares entitled to vote thereon. Each public shareholder may elect to redeem their public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed transaction. In addition, our initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares, private placement shares and public shares held by them in connection with the completion of a business combination. Our Sponsor, officers and directors will count toward this quorum. For purposes of the approval of our initial business combination, abstentions and broker non-votes will have no effect on the outcome of the vote once a quorum is obtained.

Redemptions of our public shares may be subject to a net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (1) cash consideration to be paid to the target or its owners; (2) cash to be transferred to the target for working capital or other general corporate purposes; or (3) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all ordinary shares submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such net tangible assets or minimum cash requirements.

Limitation on redemption upon completion of our initial business combination if we seek shareholder approval

Notwithstanding the foregoing, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the public shares sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our Sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our Sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our Sponsor, officers and directors have, pursuant to a letter agreement entered into with us, agreed to waive their redemption rights with respect to their founder shares, private placement shares and any public shares they may hold in connection with the completion of our initial business combination. Unless any of our other affiliates acquires founder shares through a permitted transfer from an initial shareholder, and thereby becomes subject to the letter agreement, no such affiliate is subject to this waiver. However, to the extent any such affiliate acquires public shares in this offering or thereafter through open market purchases, it would be a public shareholder and restricted from seeking redemption rights with respect to any Excess Shares.

Tendering share certificates in connection with a tender offer or redemption rights

We intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent prior to the date set forth in the tender offer documents, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, rather than simply voting against the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder will have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker approximately [$100.00]. and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the general meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the general meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the general meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until the expiration of the Combination Period.

Liquidation if No Business Combination

Our amended and restated memorandum and articles of association provide that we will have only until the expiration of the Combination Period to complete an initial business combination. If we have not completed an initial business combination by the expiration of the Combination Period, or by such earlier liquidation date as our board of directors may approve, subject to applicable law, we will (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of permitted withdrawals, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject (in the case of clauses (2) and (3) above) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Our Sponsor, executive officers and directors have agreed (pursuant to a written letter agreement with us filed as exhibits to the registration statement of which this prospectus forms a part) that they will not propose any amendment to our amended and restated memorandum and articles of association that would stop our public shareholders from converting, redeeming or selling their public shares to us in connection with a business combination in a manner that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete a business combination within the Combination Period or with respect to any other material provision relating to shareholders’ rights or pre-initial business combination activity, in each case unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, net of permitted withdrawals, divided by the number of then issued and outstanding public shares. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our Sponsor, any executive officer, or director, or any other person. Our Sponsor, officers and directors have also agreed to waive their redemption rights with respect to their founder shares, private placement shares and any public shares held by them in connection with any such vote to amend our amended and restated memorandum and articles of association.

We are required to use our reasonable best efforts to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account (net of permitted withdrawals) to our public shareholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. Our independent registered public accounting firm is the only third party we are currently aware of that may not execute a waiver. The underwriters in this offering will execute such a waiver agreement. However, there is no guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account.

We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date. Our initial shareholders have waived their rights to participate in any liquidation distribution with respect to the founder shares and private placement shares, and Kingswood Capital Partners, LLC has agreed to waive its rights to liquidating distributions from the trust account with respect to the representative shares if we fail to complete our initial business combination within the Combination Period. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account and the interest earned on the funds held in the trust account that we are permitted to withdraw to pay such expenses.

If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share redemption price would be $10.025. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of public shareholders. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors; however, such liability will not be greater than the amount of funds from our trust account received by any such shareholder.

Our public shareholders shall be entitled to receive funds from the trust account only in the event of our failure to complete a business combination within the Combination Period or if the shareholders seek to have us redeem or purchase their respective shares upon a business combination which is actually completed by us or upon certain amendments to our charter documents as described elsewhere herein. In no other circumstances shall a shareholder have any right or interest of any kind to or in the trust account.

Our initial shareholders will not participate in any redemption distribution from our trust account with respect to their founder shares and private placement shares. Additionally, if we do not complete an initial business combination, any loans made by our Sponsor, officers, directors or their affiliates for working capital needs will be repaid only from funds held outside the trust account, and only to the extent such funds are available, and no funds held in the trust account will be used to repay such loans.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot make any assurance of the amount we will be able to return to our public shareholders.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public shareholders promptly following the expiration of the Combination Period, this may be viewed or interpreted as giving preference to our public shareholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution. As a matter of Cayman Islands law, a special resolution is a resolution that (i) has been passed by a majority of at least two-thirds (or any higher threshold specified in a company’s articles of association) of such of a company’s shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, has been approved by a unanimous written resolution of all of the company’s shareholders who are entitled to vote on such matter (or such lower threshold as may be allowed under the Companies Act from time to time). Other than as described above, our amended and restated memorandum and articles of association provide that special resolutions must be approved either by at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company (i.e., the lowest threshold permissible under Cayman Islands law), or by a written resolution passed in accordance with the Companies Act. Specifically, our amended and restated memorandum and articles of association provide, among other things, that:

●	we shall either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against, or abstain from voting on, the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of permitted withdrawals), or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account including interest (which interest shall be net of permitted withdrawals), in each case subject to the limitations described herein;

●	if we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, being the affirmative vote of at least a simple majority of the votes cast by such shareholders as, being present and entitled to vote at a general meeting of the company, attend and vote at a general meeting of the company;

●	if our initial business combination is not consummated within the Combination Period then we will redeem all of the outstanding public shares and thereafter liquidate and dissolve the Company;

●	upon the consummation of this offering, $100,250,000, or $115,287,500 if the over-allotment option is exercised in full, shall be placed into the trust account;

●	prior to our initial business combination, we may not issue additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares on any initial business combination;

●	If we are unable to complete our initial business combination within the Combination Period, or by such earlier liquidation date as our board of directors may approve, subject to applicable law, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of permitted withdrawals, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

●	If our shareholders approve an amendment to our amended and restated memorandum and articles of association (i) in a manner that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within the Combination Period or (ii) with respect to any other provision relating to the rights of holders of our ordinary shares or pre-initial business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of permitted withdrawals), divided by the number of then issued and outstanding public shares; and

●	We will not effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.

Our amended and restated memorandum and articles of association provide that unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with our amended and restated memorandum and articles of association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any of our current or former directors, officers or other employees to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our amended and restated memorandum and articles of association, or (iv) any action asserting a claim against us governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States of America) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. Our amended and restated memorandum and articles of association also provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.

These provisions cannot be amended without the approval of a special resolution under Cayman Islands law, being the affirmative vote of at least two-thirds (2/3) of the votes cast by such shareholders who, being present and entitled to vote at a general meeting, attend and vote at a general meeting.

Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and if We Fail to Complete Our Initial Business Combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within the Combination Period.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.025 per public share), including interest (which interest shall be net of permitted withdrawals), divided by the number of then issued and outstanding public shares, subject to any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.	If we seek shareholder approval of our initial business combination, our Sponsor, initial shareholders, directors, officers, advisors or their affiliates may purchase shares or warrants in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination.	If we are unable to complete our initial business combination within the Combination Period, or by such earlier liquidation date as our board of directors may approve, subject to applicable law, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.025 per public share), including interest (net of permitted withdrawals, if any), divided by the number of then issued and outstanding public shares.

Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the interest withdrawn for permitted withdrawals (to the extent not paid from amounts accrued as interest on the funds held in the trust account).	If the permitted purchases described above are made, there would be no impact to our remaining shareholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial shareholders, who will be our only remaining shareholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$100,250,000 of the net proceeds of this offering and the sale of the private placement units will be deposited into a trust account located in the United States with Odyssey Transfer and Trust Company acting as trustee

Approximately $89,226,000 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	An aggregate of $100,250,000 of the net proceeds of this offering and the sale of the private placement units will be deposited into the trust account. The proceeds held in the trust account will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, or held as uninvested cash or in an interest-bearing bank demand deposit account or other accounts at a bank.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to shareholders is reduced by any permitted withdrawals and up to $100,000 of interest to pay dissolution expenses.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.

Limitation on fair value or net assets of target business	Our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (excluding any taxes payable on interest earned) at the time of the agreement to enter into such initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The public shares and public warrants may begin trading separately on the 52nd day after the date of this prospectus unless the representative informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, such Form 8-K to be amended or supplemented with updated financial information in the event the over-allotment option is exercised or if the representative permits separate trading prior to the 52nd day after the date of this prospectus.	No trading of the units or the underlying public shares or warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will either (1) give our shareholders the opportunity to vote on the business combination or (2) provide our public shareholders with the opportunity to sell their public shares to us in a tender offer for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest earned thereon, net of any permitted withdrawals. If we hold a meeting to approve a proposed business combination, we will send each shareholder a proxy statement containing information required by the SEC. Under the Cayman Islands law and our amended and restated memorandum and articles of association, we must provide notice of any meeting of shareholders at least 20 days in advance. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether to exercise their rights to redeem their shares into cash or to remain an investor in our company. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as we would have included in a proxy statement. Under the tender offer rules, a tender offer must remain open for 20 business days. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether to sell their shares to us in such a tender offer or to remain an investor in our company.	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Business combination deadline	Pursuant to our amended and restated memorandum and articles of association, if we are unable to complete our initial business combination within the Combination Period, or by such earlier liquidation date as our board of directors may approve, subject to applicable law, we will (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the outstanding public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.025 per public share), including interest (net of permitted withdrawals, if any), divided by the number of then issued and outstanding public shares, and (3) as promptly as reasonably possible thereafter liquidate and dissolve, subject to applicable law.	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	Except for interest earned on the funds in the trust account that may be released to us for permitted withdrawals and up to $100,000 of interest to pay dissolution expenses, the proceeds held in the trust account will not be released until the earliest of: (1) the completion of our initial business combination within the Combination Period; (2) the redemption of 100% of the outstanding public shares if we do not complete our initial business combination within the Combination Period; and (3) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) in a manner that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the Combination Period or (B) with respect to any other material provision relating to shareholders’ rights or pre-business combination activity. The release of funds from the trust account upon completion of our initial business combination requires a termination letter acknowledged by the representative and a joint written instruction of the Company and the representative, and the representative is a third-party beneficiary of the trust agreement.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to complete our initial business combination within the allotted time.

Delivering share certificates in connection with the exercise of redemption rights	We intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements, which will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares. Accordingly, a public shareholder would have up to two business days prior to the vote on the initial business combination if we distribute proxy materials, or from the time we send out our tender offer materials until the close of the tender offer period, as applicable, to submit or tender its shares if it wishes to seek to exercise its redemption rights.	Many blank check companies provide that a shareholder can vote against a proposed business combination and check a box on the proxy card indicating that such shareholder is seeking to exercise its redemption rights. After the business combination is approved, the company would contact such shareholder to arrange for delivery of its share certificates to verify ownership.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder (including our affiliates), together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares, without our prior consent. However, we would not restrict our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.	Many blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. Although we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources.

The following also may not be viewed favorably by certain target businesses:

●	our obligation to seek shareholder approval of a business combination or engage in a tender offer may delay the completion of a transaction;

●	our obligation to convert or repurchase ordinary shares held by our public shareholders may reduce the resources available to us for a business combination; and

●	our outstanding warrants and the representative shares, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Conflicts of Interest

Our management team, in their capacities as directors, officers or employees of our Sponsor or its affiliates or in their other endeavors, may become aware of potential business combination opportunities that may be appropriate for presentation to us and to other entities. Subject to their fiduciary duties under Cayman Islands law and any existing contractual or fiduciary obligations, such opportunities may be presented to such other entities before they are presented to us. For more information, see the section entitled “Management — Conflicts of Interest.”

In addition, members of our management team and our board of directors will directly or indirectly own founder shares and/or private placement units following this offering, as set forth in “Principal Shareholders,” and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

Our directors and officers presently have, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our directors or officers becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity, or in the case of a non-compete restriction, may not present such opportunity to us at all, subject to his or her fiduciary duties under Cayman Islands law. See “Risk Factors — Our officers and directors have pre-existing fiduciary and contractual obligations and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

Indemnity

Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.025 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of permitted withdrawals, except as to any claims by a third party or prospective target business that executed a waiver of any right, title, interest or claim of any kind in or to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of our company. We have not asked the Sponsor to reserve for such obligations.

Facilities

We currently maintain our principal executive offices at [*]. Commencing on the date our securities are first listed on the Nasdaq Global Market, we have agreed to pay our Sponsor $10,000 per calendar month for office space, utilities, secretarial support and administrative services made available by our Sponsor or by an affiliate procured by it. The fee is payable monthly in arrears. The aggregate fees payable will not exceed $10,000 for each month (and a pro rata amount for any partial month) of the Combination Period, being $180,000 assuming the maximum 18-month Combination Period. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have two executive officers. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the Company is in. Accordingly, once a suitable target business to acquire has been located, management will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than had been spent prior to locating a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full-time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We will register our units, ordinary shares and warrants under the Exchange Act and will have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public auditors.

We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to shareholders to assist them in assessing the target business. These financial statements may be required to be prepared in accordance with, or be reconciled to, U.S. GAAP, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the Combination Period. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending July 31, 2027,as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our internal control procedures audited. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Prior to the date of this prospectus, we will file a registration statement on Form 8-A with the SEC to register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the completion of our initial business combination.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenues of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Our directors, executive officers and director nominee are listed below.

Name	Age	Position
Norman Cerny	62	Chairman and Chief Executive Officer
Nikola Miletic	39	Chief Financial Officer
Yang Tang	39	Independent Director
John C. General	63	Independent Director
Kevin Dean Vassily	59	Independent Director

Norman Cerny has served as our Chairman and Chief Executive Officer since July 1, 2026. Mr. Cerny brings more than 30 years of experience in finance, operations, investment analysis, corporate advisory and capital markets. Since July 2023, Mr. Cerny has served as Investment Director of Guru App Factory Corp., where he has led the preparation and execution of the company’s OTC Markets listing, including financial statement normalization, internal control enhancement, regulatory compliance, investor relations and capital markets activities. Prior to joining Guru App Factory Corp., Mr. Cerny served as an Investment Planning Consultant with Bideford Corporate Advisory Limited in the United Kingdom from September 2018 to May 2023, where he advised small and medium-sized industrial companies on pre-IPO preparation, capital planning, corporate governance, internal controls, investor relations and private placement financings. From July 2004 to May 2018, Mr. Cerny served as a Financial Analyst and Senior Financial Analyst with Western Alliance Capital Partners in Phoenix, Arizona, where he was responsible for financial modeling, valuation analysis, investment and financing due diligence and the preparation of investment memoranda and business plans for small and medium-sized private enterprises. From September 2000 to June 2004, Mr. Cerny served as Regional Director of Operations for Hanousek Building Maintenance Inc. in Las Vegas, Nevada, overseeing branch operations, financial controls, operational reporting and acquisition integration activities. Earlier in his career, from July 1993 to April 2000, Mr. Cerny owned and operated a plumbing services business in the Czech Republic, where he was responsible for business operations, budgeting, cash flow management, bookkeeping and commercial relationship management. Mr. Cerny received a Master of Science equivalent degree in Finance and Banking from Masaryk University in Brno, Czech Republic in 1993. We believe Mr. Cerny’s extensive experience in financial analysis, corporate finance, capital markets transactions, operational management and investment evaluation qualifies him to serve as our Chairman and Chief Executive Officer.

Nikola Miletic has served as our Chief Financial Officer since July 1, 2026. Since January 2022, Mr. Miletic has served as Senior Financial Director of Torridge Business Consulting Ltd (United Kingdom), where he is responsible for the full financial operation and senior management of the business, including strategic financial planning, tax-compliance management, treasury scheduling and shareholder reporting. We believe Mr. Miletic’s financial-management experience qualifies him to serve as our Chief Financial Officer.

Yang Tang has served as one of our independent directors since July 1, 2026. Mr. Tang has over 13 years of Wall Street experience in structured finance and capital-markets solutions, together with four years as an entrepreneur in machine learning and portfolio optimization. Since May 2024, Mr. Tang has served as Chief Executive Officer of QStarLabs, which develops AI agents for the web3 and iGaming sectors. Since August 2022, he has served as Chief Executive Officer of Arch Indices Corporation (which operates under the Arch Analytics brand), an analytics and financial-technology company, and from August 2023 to December 2024 he served as Chief Executive Officer of Arch Indices Investment Advisors, an SEC-registered investment adviser providing ETF advisory services. From September 2018 to July 2022, Mr. Tang served as Head of Solutions Sales, Americas at Crédit Agricole CIB, where he covered capital-markets solutions for institutional investors. We believe Mr. Tang’s experience in structured finance, capital markets and financial technology qualifies him to serve as one of our directors.

John C. General has served as one of our independent directors since July 1, 2026. Since September 2023, Mr. General has served as Vice President, Revenue Accounting at Moody’s, where he is responsible for revenue-recognition accounting. From 2022 to 2023, he served as a consultant with Resources Global Professionals. Mr. General currently serves as a director of Zhongchao Inc. (Nasdaq: ZCMD) and SL Bio. We believe Mr. General’s accounting and public-company experience qualifies him to serve as one of our directors.

Kevin Dean Vassily has served as one of our independent directors since July 1, 2026. From January 2021 to July 2025, he served as Chief Financial Officer and a member of the board of directors of iPower Inc. (Nasdaq: IPW). Mr. Vassily currently serves as an independent director of Zhongchao Inc. (Nasdaq: ZCMD, since February 2020), Tungray Technologies Inc. (Nasdaq: TRSG, since March 2024), Autozi Internet Technology (Global) Ltd. (Nasdaq: AZI, since August 2024), CTW Cayman (since August 2025) and Thunder Power Holdings Limited (Nasdaq: AIEV, since June 2024). He also serves as an independent director of two special purpose acquisition companies, Denali Capital Acquisition Corp. (Nasdaq: DECA, since April 2022) and Aimfinity Investment Corp. I (Nasdaq: AIMA, since March 2023), and previously served as an independent director of Feutune Light Acquisition Corp. (Nasdaq: FLV) from June 2022 to June 2024, when it completed its initial business combination with Thunder Power Holdings Limited. Earlier in his career, Mr. Vassily held research and advisory roles at Prometheus Fund, Facteus, Go Capture, KeyBanc Capital Markets, Pacific Epoch, Pacific Crest Securities, Susquehanna International Group and Thomas Weisel Partners. Mr. Vassily holds a B.A. from Denison University and an M.B.A. from the Tuck School of Business at Dartmouth College. We believe Mr. Vassily’s extensive public-company board and capital-markets experience qualifies him to serve as one of our directors.

Number, Terms of Office and Election of Executive Officers and Directors

We intend to have four directors upon the effectiveness of the registration statement of which this prospectus forms a part. The term of office will expire at our first annual general meeting. In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq. Moreover, there is no requirement under the Companies Act for us to hold annual or general meetings or appoint directors. We may not hold an annual general meeting of shareholders until after we complete our initial business combination.

Our amended and restated memorandum and articles of association will provide that our directors will hold office until the expiration of their respective terms and until their successors have been appointed and qualified. A director appointed to fill a vacancy resulting from the death, resignation or removal of a director will serve for the remainder of the full term of the director whose death, resignation or removal created the vacancy. Our board of directors also has the power at any time to appoint any person who is willing to act as a director, either to fill a vacancy or as an additional director. Any director may be appointed or removed by ordinary resolution of our shareholders.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association will provide that our officers may consist of one or more chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.

Director Independence

Nasdaq requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an executive officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Upon the commencement of trading of our units on Nasdaq, we expect to have three “independent directors” as defined in Nasdaq rules and applicable SEC rules. Our board of directors expects to determine that Yang Tang, John C. General and Kevin Dean Vassily are “independent directors” as defined in Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

None of our executive officers or directors have received any cash compensation for services rendered to us. Our Sponsor, executive officers and directors, or their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. In addition, commencing on the date our securities are first listed on the Nasdaq Global Market, we will pay our Sponsor $10,000 per month for office space, utilities, secretarial support and administrative services, and we will cease paying these monthly fees upon the earlier of the completion of our initial business combination and our liquidation. Because the period within which we must complete our initial business combination may not exceed 18 months from the closing of this offering, the aggregate amount payable for those services will not exceed $180,000. Upon the closing of this offering we will also repay, out of the proceeds of this offering not held in the trust account, up to $500,000 in principal outstanding under an unsecured, non-interest bearing promissory note issued by us to our Sponsor to fund a portion of the expenses of this offering and our organizational and operating expenses. Our audit committee will review on a quarterly basis all payments that were made by us to our Sponsor, executive officers or directors, or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our Sponsor, executive officers and directors, or their respective affiliates, prior to completion of our initial business combination. Our Sponsor has agreed to transfer, upon the closing of this offering, an aggregate of 120,000 founder shares to our directors and officers (20,000 founder shares to each of our independent directors and 30,000 founder shares to each of our executive officers), as described under “Certain Relationships and Related Party Transactions.”

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our shareholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will establish two standing committees: an audit committee and a compensation committee. Subject to phase-in rules, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors. Each committee will operate under a charter that will be approved by our board and will have the composition and responsibilities described below.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will establish an audit committee of the board of directors. Yang Tang, John C. General and Kevin Dean Vassily will serve as the members of our audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have three members of the audit committee, all of whom must be independent. Yang Tang, John C. General and Kevin Dean Vassily are each independent.

Yang Tang will serve as the chairman of the audit committee. Each member of the audit committee is financially literate and our board of directors has determined that Yang Tang qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We will adopt an audit committee charter, which will detail the purpose and principal functions of the audit committee, including:

●	assisting the board of directors in the oversight of (1) the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, (2) the preparation and integrity of the financial statements of the Company, (3) the compliance by the Company with financial statement and regulatory requirements, (4) the performance of the Company’s internal finance and accounting personnel and its independent registered public accounting firms, and (5) the qualifications and independence of the Company’s independent registered public accounting firms;

●	reviewing with the independent registered public accounting firm the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation;

●	reviewing and discussing with management the Company’s system of internal control and discussing with the independent registered public accounting firm any significant matters regarding internal controls over financial reporting that have come to its attention during the conduct of its audit;

●	reviewing and discussing with management and the independent registered public accounting firm the Company’s financial and critical accounting practices, and policies relating to risk assessment and management;

●	receiving and reviewing reports of the independent registered public accounting firm and discussing (1) all critical accounting policies and practices to be used in the firm’s audit of the Company’s financial statements, (2) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm, and (3) other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;

●	reviewing and discussing with management and the independent registered public accounting firm the annual and quarterly financial statements and section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company prior to the filing of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

●	discussing with management and the independent registered public accounting firm any changes in the Company’s critical accounting principles and the effects of alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives;

●	meeting periodically with the Chief Executive Officer, Chief Financial Officer and the independent registered public accounting firm in separate executive sessions to discuss results of examinations;

●	reviewing and approving all transactions between the Company and related parties or affiliates of the officers of the Company requiring disclosure under Item 404 of Regulation S-K prior to the Company entering into such transactions;

●	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

●	reviewing periodically with the Company’s management, independent registered public accounting firm and outside legal counsel (i) legal and regulatory matters which may have a material effect on the financial statements, and (ii) corporate compliance policies or codes of conduct, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities;

●	establishing policies for the hiring of employees and former employees of the independent registered public accounting firm; and

●	reviewing on a quarterly basis all payments made by us to our Sponsor, our executive officers or directors or any of their respective affiliates, and approving in advance any transaction between us and any such person. Any payment made to a member of our audit committee will be reviewed and approved by our board of directors, with the interested director abstaining from such review and approval.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will establish a compensation committee of our board of directors. The members of our compensation committee will be Yang Tang, John C. General and Kevin Dean Vassily. Kevin Dean Vassily will serve as chair of the compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have a compensation committee of at least two members, all of whom must be independent. Yang Tang, John C. General and Kevin Dean Vassily are each independent. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

●	reviewing the performance of the Chief Executive Officer and executive management;

●	reviewing and approving goals and objectives relevant to the Chief Executive Officer and other executive officer compensation, evaluating the Chief Executive Officer’s and other executive officers’ performance in light of these corporate goals and objectives, and, based on this evaluation, determining the compensation of the Chief Executive Officer and making recommendations to the board of directors with respect to the compensation of our other executive officers;

●	approving the compensation of our Chief Executive Officer and recommending to the board of directors the compensation of our other executive officers;

●	reviewing and making recommendations concerning executive compensation policies and plans;

●	reviewing and recommending to the board of directors the adoption of or changes to the compensation of the Company’s directors;

●	reviewing and approving the awards made under any executive officer bonus plan, and providing an appropriate report to the board of directors;

●	reviewing and making recommendations concerning long-term incentive compensation plans, including the use of stock options and other equity-based plans, and, except as otherwise delegated by the board of directors, acting as the “Plan Administrator” for equity-based and employee benefit plans;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s officers and employees;

●	assisting management in complying with the Company’s proxy statement and annual report disclosure requirements;

●	issuing an annual Report of the Compensation Committee on Executive Compensation for the Company’s annual proxy statement in compliance with applicable SEC rules and regulations;

●	annually evaluating the committee’s performance and the committee’s charter and recommending to the board of directors any proposed changes to the charter or the committee; and

●	undertaking all further actions and discharge all further responsibilities imposed upon the compensation committee from time to time by the board of directors, the federal securities laws or the rules and regulations of the SEC.

Notwithstanding the foregoing, as indicated above, no compensation of any kind, including finder’s, consulting or other similar fees, will be paid to our Sponsor, our executive officers or directors or any of their respective affiliates prior to, or for any services they render in order to effectuate, the consummation of our initial business combination. Accordingly, it is likely that prior to the consummation of our initial business combination the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with our initial business combination.

The charter will provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605(e)(2) of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by our board of directors. Our board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Yang Tang, John C. General and Kevin Dean Vassily. In accordance with Rule 5605(e)(1)(A) of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

Our board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for appointment at the next annual general meeting or, if applicable, an extraordinary general meeting. Our shareholders that wish to nominate a director for appointment to our board of directors should follow the procedures set forth in our amended and restated memorandum and articles of association.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.

Clawback Policy

We will adopt a compensation recovery policy that is compliant with Nasdaq listing rules as required by the Dodd-Frank Act.

Code of Business Conduct and Ethics

Prior to the consummation of this offering, we will have adopted a Code of Business Conduct and Ethics applicable to our directors, officers and employees. We will file a copy of our Code of Business Conduct and Ethics as an exhibit to the registration statement of which this prospectus is a part. You will be able to review this document by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the Code of Business Conduct and Ethics and the charters of the committees of our board of directors will be provided without charge upon request from us. See the section of this prospectus entitled “Where You Can Find Additional Information.” If we make any amendments to our Code of Ethics other than technical, administrative or other non-substantive amendments, or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions requiring disclosure under applicable SEC or Nasdaq rules, we will disclose the nature of such amendment or waiver on our website. The information included on our website is not incorporated by reference into this prospectus or in any other report or document we file with the SEC, and any references to our website are intended to be inactive textual references only.

Conflicts of Interest

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

●	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

●	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

●	directors should not improperly fetter the exercise of future discretion;

●	duty to exercise powers fairly as between different sections of shareholders;

●	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

●	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

In addition, each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity that may be suitable for an entity to which he or she has fiduciary, contractual or other obligations or duties, he or she may be required to honor such obligations and present the opportunity to such entity and may not be permitted to present such opportunity to us, subject to his or her fiduciary duties under Cayman Islands law and the corporate opportunity provisions contained in our amended and restated memorandum and articles of association. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us.

Our amended and restated memorandum and articles of association will provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an officer, among other persons, shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter that (a) may be a corporate opportunity for any director or officer, on the one hand, and us, on the other, or (b) the presentation of which would breach an existing legal obligation of a director or officer to any other entity. As a result, the fiduciary duties or contractual obligations of our officers or directors could materially affect our ability to complete our initial business combination.

Investors should be aware of the following potential conflicts of interest:

●	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

●	In the course of their other business activities, our Sponsor, officers and directors may become aware of business combination opportunities that may be appropriate for presentation to us as well as other entities with which they are affiliated. Subject to their fiduciary duties and any existing contractual or fiduciary obligations, such opportunities may be presented to us for consideration as potential initial business combination opportunities.

●	Our director nominee, Kevin Dean Vassily, currently serves as an independent director of Denali Capital Acquisition Corp. (Nasdaq: DECA) and Aimfinity Investment Corp. I (Nasdaq: AIMA), each of which is a blank check company that has not completed an initial business combination. Mr. Vassily owes fiduciary or contractual obligations to each of those entities and, if he becomes aware of a business combination opportunity suitable for either of them, he may have a conflict of interest in determining to which entity that opportunity should be presented.

●	Each of the holders of the founder shares and private placement units has agreed that his, her or its founder shares and private placement shares, as applicable, will be subject to transfer restrictions and that he, she or it will not sell or transfer such shares until the applicable lock-up provisions no longer apply. Holders of founder shares and private placement shares have agreed to waive their redemption rights with respect to their founder shares and private placement shares, as applicable, (i) in connection with the consummation of a business combination, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the Combination Period and (iii) if we fail to complete a business combination within the Combination Period or if we liquidate prior to the expiration of the Combination Period. Pursuant to the letter agreement, our Sponsor, officers and directors have agreed to waive their redemption rights with respect to any public shares held by them in connection with the consummation of our initial business combination and in connection with any shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the Combination Period. However, our Sponsor, officers and directors will be entitled to redemption rights with respect to any public shares held by them if we fail to complete a business combination or liquidate within the Combination Period. To the extent holders of founder shares or private placement shares transfer any of these securities to certain permitted transferees, such permitted transferees will agree, as a condition to such transfer, to waive these same redemption rights. If we do not complete our initial business combination within the Combination Period, the portion of the proceeds of the sale of the private placement units placed into the trust account will be used to fund the redemption of our public shares. There will be no redemption rights or liquidating distributions with respect to our founder shares, private placement shares or private placement warrants, which may become worthless if we do not complete an initial business combination within the Combination Period. Except as described under “Principal Shareholders — Restrictions on Transfers of Founder Shares and Private Placement Units,” the founder shares, private placement units and their underlying securities will not be transferable, assignable or salable.

●	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

●	Members of our management team and our independent directors may directly or indirectly own founder shares, private placement shares and/or private placement warrants following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

●	In the event our Sponsor or members of our management team provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination. There is no cap on the aggregate amount of working capital loans that may be made to us. Up to $1,500,000 of such loans may be converted, at the lender’s option, at the time of and contingent upon the consummation of our initial business combination, into units at a price of $10.00 per unit, which units would be identical to the private placement units, including as to registration rights and the transfer restriction ending 30 days after the completion of our initial business combination.

●	We are not prohibited from pursuing an initial business combination with a company that is affiliated with our Sponsor, officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our Sponsor, officers or directors; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination.

●	Our Sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our Sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. Any potential conflicts of interest may be reviewed by our board of directors on a case-by-case basis.

●	Unless we complete our initial business combination, our executive officers, directors and Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account.

●	The founder shares, private placement shares and private placement warrants (and underlying securities) will be released from their respective lock-up restrictions only if a business combination is successfully completed, and the private placement warrants will expire worthless if a business combination is not consummated. The founder shares are subject to transfer restrictions until the earliest of (i) 180 days after the completion of our initial business combination, (ii) the date on which the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading-day period commencing at least 150 days after the completion of our initial business combination and (iii) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. The private placement units and the securities underlying them are subject to transfer restrictions until 30 days after the completion of our initial business combination.

For the foregoing reasons, our board of directors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with the Company.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor.

Below is a table summarizing the entities to which our officers and directors currently have fiduciary duties or contractual obligations:

Individual	Entity	Affiliation
Norman Cerny	Guru App Factory Corp.	Investment Director
Nikola Miletic	Torridge Business Consulting Ltd	Senior Financial Director
Yang Tang	QStarLabs	Chief Executive Officer
	Arch Indices Corporation	Chief Executive Officer
John C. General	Moody’s	Vice President, Revenue Accounting
	Zhongchao Inc. (Nasdaq: ZCMD)	Director
	SL Bio	Director
Kevin Dean Vassily	Zhongchao Inc. (Nasdaq: ZCMD)	Independent Director
	Tungray Technologies Inc. (Nasdaq: TRSG)	Independent Director
	Autozi Internet Technology (Global) Ltd. (Nasdaq: AZI)	Independent Director
	CTW Cayman	Independent Director
	Thunder Power Holdings Limited (Nasdaq: AIEV)	Independent Director
	Denali Capital Acquisition Corp. (Nasdaq: DECA)	Independent Director
	Aimfinity Investment Corp. I (Nasdaq: AIMA)	Independent Director

If any of the above officers or directors becomes aware of a business combination opportunity which is suitable for any of the above entities to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity, subject to his or her fiduciary duties under Cayman Islands law.

If we submit our initial business combination to our public shareholders for a vote, our initial shareholders have agreed to vote any shares held by them in favor of our initial business combination. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to their founder shares and private placement shares. If they purchase ordinary shares as part of this offering or in the open market, however, they would be entitled to participate in any liquidation distribution in respect of such shares but have agreed not to redeem or sell such shares to us in connection with the consummation of an initial business combination.

All ongoing and future transactions between us and any of our Sponsor, executive officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of our uninterested “independent” directors or the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. In addition, under the letter agreement that our Sponsor, officers and directors have entered into with us in connection with this offering, we may not, prior to the consummation of our initial business combination, enter into any contract, arrangement or transaction with our Sponsor, any of our officers or directors or any of their respective affiliates, other than the agreements expressly contemplated by the registration statement of which this prospectus forms a part, without the prior approval of our audit committee.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide that our officers and directors will be indemnified by us to the fullest extent permitted by law, as it now exists or may in the future be amended, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We will obtain and maintain one or more policies of directors’ and officers’ liability insurance that insure our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insure us against our obligations to indemnify our officers and directors. We will maintain that insurance throughout the period within which we must complete our initial business combination and, in respect of acts or omissions occurring on or prior to the consummation of our initial business combination, for so long as we are obligated to indemnify our officers and directors under their indemnification agreements. Each of our officers and directors will be named as an insured so as to have the same rights and benefits as are accorded to the most favorably insured of our directors and officers. In addition, prior to the completion of this offering, we intend to enter into indemnification agreements with each of our directors and officers. These agreements, which are governed by New York law, will require us to indemnify these individuals to the fullest extent permitted by applicable law and our amended and restated memorandum and articles of association against liabilities that may arise by reason of their service to us (subject to the individual having acted in good faith and excluding actual fraud, willful default and willful neglect), and to advance expenses incurred in connection with any proceeding, subject to an undertaking to repay the advanced amounts if it is ultimately determined that they are not entitled to be indemnified.

Our officers and directors have agreed, and any persons who may become officers or directors prior to the initial business combination will agree, to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification obligations owed by us to our officers and directors will only be able to be satisfied if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus and the private placement units, and assuming no purchase of units in this offering, by:

●	each person known by us to be the beneficial owner of more than 5% of the outstanding ordinary shares;

●	each of our executive officers and directors that beneficially owns ordinary shares; and

●	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. The following table does not reflect record or beneficial ownership of any shares issuable upon exercise of warrants as these warrants are not exercisable within 60 days of the date of this prospectus. The post-offering numbers and percentages presented assume the forfeiture of 375,000 founder shares that are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised, and that there are 12,911,000 ordinary shares issued and outstanding after this offering, consisting of (i) 10,000,000 public shares, (ii) 2,500,000 founder shares, (iii) 211,000 private placement shares and (iv) 200,000 representative shares.

	Prior to the Offering		Following the Offering
Name and Address of Beneficial Owner(1)	Number of shares(2)	Percentage of outstanding shares	Number of shares	Percentage of outstanding shares
Norman Cerny(3)(4)	2,875,000	100%	2,621,000	21.2%
Nikola Miletic	-	-	30,000	0.23%
Yang Tang	-	-	20,000	0.15%
John C. General	-	-	20,000	0.15%
Kevin Dean Vassily	-	-	20,000	0.15%
All directors and officers as a group (five persons)	2,875,000	100%	2,711,000	21.0%
NC Fortune Global Limited (our Sponsor)(3)(4)	2,875,000	100%	2,591,000	20.1%

*	less than 1%.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Pop Global Acquisition Limited, Genesis Building, 5th Floor, Genesis Close, PO Box 446, Grand Cayman KY1-1106, Cayman Islands.
(2)	These shares represent the founder shares, an aggregate of 375,000 of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is not exercised in full or in part.
(3)	Assumes no exercise of the underwriters’ over-allotment option and, therefore, that an aggregate of 375,000 founder shares are forfeited. Includes 211,000 ordinary shares underlying the private placement units to be purchased by NC Fortune Global Limited simultaneously with the consummation of this offering.
(4)	NC Fortune Global Limited is a British Virgin Islands business company (BVI company number 2209464). Norman Cerny has voting and dispositive power over the ordinary shares held by NC Fortune Global Limited and may therefore be deemed to beneficially own those shares.

Immediately after this offering (without the exercise of the underwriters’ over-allotment option), our initial shareholders and any of their permitted transferees will beneficially own approximately 21.0% of our issued and outstanding shares (including the private placement shares and assuming none of our initial shareholders purchase any public units), with our Sponsor beneficially owning approximately 20.1% of such issued and outstanding shares. Because of this ownership block, our Sponsor, acting alone, may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors, amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions.

To the extent the underwriters do not exercise their over-allotment option in full, our Sponsor will forfeit, automatically and for no consideration, that number of founder shares equal to 375,000 multiplied by a fraction, the numerator of which is 1,500,000 minus the aggregate number of additional units actually purchased by the underwriters under the over-allotment option and the denominator of which is 1,500,000. Any such forfeiture will occur promptly following the earlier of the exercise in full of the over-allotment option and the expiration of that option on the forty-fifth day after the date of this prospectus, and the forfeited founder shares will be surrendered for no consideration, cancelled and revert to the status of authorized but unissued shares. In addition, if the size of this offering is increased or decreased, we will effect a share dividend, share sub-division, share consolidation or share contribution back to capital, or our Sponsor will forfeit founder shares, in such amount as is necessary so that the founder shares held by our Sponsor and its permitted transferees represent 20.0% of our issued and outstanding ordinary shares (excluding the private placement shares and the representative shares) upon the consummation of this offering, being 25% of the ordinary shares sold in this offering including pursuant to the over-allotment option.

Our Sponsor has committed that it will purchase 211,000 private placement units at $10.00 per unit, and up to 226,000 private placement units if the underwriters exercise their over-allotment option in full. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The foregoing purchase will only be made by our Sponsor if it is able to do so in accordance with Regulation M and Sections 9(a)(2) and 10(b) and Rule 10b-5 of the Exchange Act. Of the proceeds we receive from the purchase of the private placement units, $1,000,000 (or $1,150,000 if the underwriters’ over-allotment option is exercised in full) will be placed in the trust account described elsewhere in this prospectus, so that the amount held in the trust account is $10.025 per public share.

Our initial shareholders have agreed (A) if we seek shareholder approval of a proposed initial business combination, to vote their founder shares and private placement shares and any other ordinary shares held by them (whether acquired prior to, in or after this offering) in favor of such proposed initial business combination and the related transactions, (B) not to propose an amendment to our amended and restated memorandum and articles of association (i) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the Combination Period, or (ii) with respect to any other material provision relating to shareholders’ rights or pre-business combination activity, unless we provide our public shareholders with the opportunity to redeem their ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of permitted withdrawals), divided by the number of then issued and outstanding public shares, (C) not to redeem any founder shares or private placement shares in connection with a shareholder vote to approve our proposed initial business combination, and not to sell or tender any such shares in connection with any tender offer we may conduct in connection with our proposed initial business combination, (D) to vote any founder shares or ordinary shares held by them against any proposal to (i) modify the substance or timing of our obligation to redeem 100% of the public shares if we have not completed an initial business combination within the Combination Period or (ii) wind up, liquidate or dissolve us prior to the expiration of the Combination Period, and (E) that such founder shares and private placement shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated, until all of the claims of any redeeming shareholders and creditors are fully satisfied (and then only from funds held outside the trust account).

Restrictions on Transfers of Founder Shares and Private Placement Units

Our initial shareholders have agreed not to transfer, assign or sell any of their respective founder shares, private placement units or the securities underlying the private placement units that they hold until the date that is (i) in the case of the founder shares, the earliest of (A) 180 days after the completion of our initial business combination, (B) subsequent to our initial business combination, the date on which the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading-day period commencing at least 150 days after our initial business combination, or (C) the date on which we consummate a liquidation, merger, share exchange or other similar transaction after our initial business combination which results in all of our shareholders having the right to exchange their public shares for cash, securities or other property, and (ii) in the case of the private placement units or any securities underlying the private placement units, until 30 days after the completion of our initial business combination.

Notwithstanding the foregoing, transfers of the founder shares, the private placement units and the securities underlying the private placement units are permitted (i) among our Sponsor and its officers, directors, members, shareholders, partners, employees, affiliates and immediate family members of any of the foregoing, and to our officers, directors, advisors and consultants and to the underwriters, (ii) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of the individual or a charitable organization, (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual, (iv) in the case of an individual, pursuant to a qualified domestic relations order, (v) in the case of a trust, by distribution to one or more permissible beneficiaries of the trust, (vi) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement, in connection with an extension of the period within which we must complete our initial business combination, or in connection with the consummation of our initial business combination, in each case at prices no greater than the price at which the founder shares or private placement units were originally purchased, (vii) by virtue of the laws of the British Virgin Islands or our Sponsor’s organizational documents upon liquidation or dissolution of our Sponsor, (viii) to us for no value for cancellation in connection with the consummation of our initial business combination, (ix) in the event of our liquidation prior to the completion of our initial business combination, or (x) in connection with a liquidation, merger, share exchange or other similar transaction following the completion of our initial business combination resulting in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property; provided, however, that in the case of clauses (i) through (vii) the transferees must execute a written agreement, in form and substance reasonably satisfactory to us, agreeing to be bound by the transfer restrictions in the letter agreement and the other obligations of the transferring holder under that agreement, including the trust account waiver.

Registration Rights

Our initial shareholders and their permitted transferees may demand that we register the founder shares, the private placement units and the securities underlying the private placement units, and any securities issued upon conversion of working capital loans (to the extent the lender is a party to the registration rights agreement), pursuant to an agreement to be signed on or prior to the closing of this offering. The holders of a majority in interest of the registrable securities held by our Sponsor and its officers, directors and affiliates are entitled to make up to three demands that we register such securities. The holders of a majority of these securities or private placement units issued upon conversion of working capital loans (or the underlying securities thereof) may elect to exercise these registration rights at any time after we complete our initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed following the completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statement. The representative shares are also registrable securities under that agreement. The demand and piggy-back registration rights granted to Kingswood and its designees in respect of the representative shares are subject to FINRA Rule 5110(g)(8) and are limited to one demand right exercisable within five years, and unlimited piggy-back rights exercisable within seven years, in each case from the commencement of sales of this offering. A holder may not require us to register securities before the expiry of the lock-up period applicable to those securities. The expenses we bear include the reasonable fees and disbursements of one counsel for the holders of a majority in interest of the registrable securities being registered. The registration rights agreement terminates on the earlier of the tenth anniversary of its date and the date on which all registrable securities have been sold or may be sold without limitation under Rule 144.

Our Sponsor and our Chief Executive Officer are deemed to be our “promoters”, as that term is defined under the federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On July 21, 2026, our Sponsor entered into a subscription agreement with us to purchase 2,875,000 founder shares (up to 375,000 of which are subject to forfeiture pursuant to the letter agreement if the underwriters’ over-allotment option is not exercised in full) for an aggregate purchase price of $25,000, or approximately $0.0087 per share. The number of founder shares was determined based on the expectation that the founder shares would represent 20.0% of our issued and outstanding ordinary shares after this offering (excluding the ordinary shares included in the private placement units and the representative shares, and assuming our Sponsor does not purchase units in this offering). If we increase or decrease the size of the offering, we will, pursuant to the letter agreement, effect a share dividend, share sub-division, share consolidation or share contribution back to capital, or our Sponsor will forfeit founder shares, as applicable, immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares of our Sponsor prior to this offering at 20.0% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the ordinary shares included in the private placement units and the representative shares, and assuming it does not purchase units in this offering).

Our Sponsor has agreed to purchase an aggregate of 211,000 private placement units (or 226,000 units if the over-allotment option is exercised in full) at a price of $10.00 per unit in a private placement that will close simultaneously with the closing of this offering. Each private placement unit consists of one private placement share and one private placement warrant. The private placement units (including the underlying securities) may not, subject to certain limited exceptions, be transferred, assigned or sold by it until 30 days after the completion of our initial business combination. The purchase price of the private placement units will be used to ensure that the amount in trust is equal to 100.25% of the offering proceeds, to pay offering expenses and to provide for operating expenses following completion of the offering. See “Use of Proceeds.”

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us, subject to his or her fiduciary duties under Cayman Islands law. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

We will enter into an Administrative Services Agreement with NC Fortune Global Limited, our Sponsor, pursuant to which we will pay our Sponsor $10,000 per month, commencing on the date our securities are first listed on the Nasdaq Global Market, for office space, utilities, secretarial support and administrative services made available to us by our Sponsor or by an affiliate procured by it. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. Accordingly, in the event the consummation of our initial business combination takes the maximum 18 months, our Sponsor will be paid a total of $180,000 ($10,000 per month) for office space, utilities, secretarial support and administrative services. In addition, and separately from the Administrative Services Agreement, our Sponsor will be entitled to be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, as described below.

Our Sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers, directors or our or their affiliates, including any reimbursement of such out-of-pocket expenses. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

On July 29, 2026, we issued an unsecured promissory note to our Sponsor, pursuant to which we may borrow up to an aggregate principal amount of $500,000 to be used for a portion of the expenses of this offering and our organizational and operating expenses. As of July 31, 2026, and the date of the prospectus, we had borrowed $125,800 and $133,780, respectively, under the promissory note. The promissory note is non-interest bearing, unsecured and payable on the earliest of (i) the date on which we consummate this offering, (ii) the date on which we determine not to proceed with this offering and (iii) the date that is twelve months after the date of issuance, which date may be extended by our Sponsor in its sole discretion. The note will be repaid upon the closing of this offering out of the proceeds of this offering not held in the trust account. The value of our Sponsor’s interest in this transaction corresponds to the principal amount outstanding under any such loan.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units, at a price of $10.00 per unit at the option of the lender, at the time of and contingent upon the consummation of our initial business combination. The units would be identical to the private placement units. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Our Sponsor has agreed to transfer, upon the closing of this offering, an aggregate of 120,000 founder shares to our directors and officers for no consideration. These 120,000 founder shares consist of 20,000 founder shares to each of our three independent directors (including our director nominee) and 30,000 founder shares to each of our two executive officers.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a shareholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We will enter into a registration rights agreement with respect to the founder shares, private placement units, representative shares and units issued upon conversion of working capital loans (if any), and the securities underlying the private placement units and the working capital loans (if any), which is described under the heading “Principal Shareholders — Registration Rights.”

Related Party Policy

Our Code of Business Conduct and Ethics will require each of our directors, officers and employees to avoid conflicts of interest, wherever possible, except as may be allowed under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board of directors) or as disclosed in our public filings with the SEC. In addition, under its charter, our audit committee will develop and recommend to our board of directors for approval a policy for the review, approval or ratification of related person transactions required to be disclosed under Item 404 of Regulation S-K (the “Related Person Transactions Policy”) and will oversee the implementation of and compliance with that policy, including reviewing, approving or ratifying related person transactions. For purposes of that policy, related party transactions will be defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). In addition, any other person who may be considered a “related person” under Item 404 of Regulation S-K under the Exchange Act will be subject to the review procedures described herein. A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, and that director is required to provide the audit committee with all material information concerning the transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

We are not prohibited from pursuing an initial business combination with an entity that is affiliated with our Sponsor, officers or directors, including (i) an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with any of the foregoing, (ii) an entity in which any of the foregoing or their affiliates are currently passive investors, (iii) an entity in which any of the foregoing or their affiliates are currently officers or directors, or (iv) an entity in which any of the foregoing or their affiliates are currently invested through an investment vehicle controlled by them; provided that we obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, that such business combination is fair to our unaffiliated shareholders from a financial point of view and obtain the approval of a majority of our disinterested independent directors.

DESCRIPTION OF SECURITIES

General

Our amended and restated memorandum and articles of association will authorize the issuance of up to 500,000,000 ordinary shares, par value $0.0001 per share, and 5,000,000 preference shares, par value $0.0001 per share. As of the date of this prospectus, 2,875,000 ordinary shares are outstanding, all of which are held of record by our Sponsor. No preference shares are currently outstanding. The following description summarizes the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description, you should refer to our amended and restated memorandum and articles of association and the form of warrant agreement, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Cayman Islands law.

Units

Public Units

Each unit has an offering price of $10.00 and consists of one ordinary share and one warrant. Each whole warrant entitles the holder thereof to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus.

The ordinary shares and warrants comprising the units are expected to begin separate trading on the 52nd day following the date of this prospectus unless the representative informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into ordinary shares and warrants. Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination. The warrants will become exercisable on the later of (i) 30 days after the completion of our initial business combination and (ii) 12 months after the closing of this offering. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of the completion of our initial business combination, or earlier upon redemption or liquidation.

In no event will the ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the completion of this offering. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated information to reflect the exercise of the over-allotment option.

Private Placement Units

Our Sponsor has agreed to purchase all of the private placement units, being an aggregate of 211,000 private placement units (or 226,000 private placement units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit, or $2,110,000 (or $2,260,000 if the over-allotment option is exercised in full) in the aggregate, in a private placement that will close simultaneously with the closing of this offering. No person other than our Sponsor will purchase private placement units. The private placement units (including the securities comprising such units) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Shareholders — Restrictions on Transfers of Founder Shares and Private Placement Units,” to our officers and directors and other persons or entities affiliated with our Sponsor). The private placement units will be identical to the units sold as part of this offering, except as set forth elsewhere in this prospectus.

In order to finance transaction costs in connection with an intended initial business combination, our Sponsor, our officers and directors and their affiliates or designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, on a non-interest bearing basis. There is no cap on the aggregate amount of such working capital loans. Each such loan will be evidenced by a promissory note. Up to $1,500,000 of such working capital loans may be converted, at the option of the lender, at the time of and contingent upon the consummation of our initial business combination, into units at a price of $10.00 per unit, identical to the private placement units, including as to registration rights and the transfer restriction applicable for 30 days following the completion of our initial business combination. Such loans will be repaid upon consummation of our initial business combination, without interest, or converted as described above. No funds held in the trust account will be used to repay any working capital loans prior to the consummation of our initial business combination, and if our initial business combination does not close, such loans will be repaid only from funds of ours not held in the trust account and only to the extent such funds are available.

Ordinary Shares

Prior to the date of this prospectus, there were 2,875,000 ordinary shares outstanding, all of which were held of record by our Sponsor, so that our initial shareholders will own 20% of our issued and outstanding shares after this offering (excluding the private placement shares and the representative shares and assuming our initial shareholders do not purchase any units in this offering). Up to 375,000 of the founder shares will be forfeited, automatically and for no consideration, depending on the extent to which the underwriters’ over-allotment option is exercised, calculated in accordance with the letter agreement described herein. Upon the closing of this offering, 12,911,000 ordinary shares will be outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture for no consideration of 375,000 founder shares) comprising:

●	10,000,000 ordinary shares comprising part of units issued as part of this offering;

●	211,000 ordinary shares comprising part of the private placement units;

●	2,500,000 founder shares held by our initial shareholders; and

●	200,000 representative shares issuable to the representative of the underwriters and its designees.

If we increase or decrease the size of this offering, we will effect a share capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to the founder shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (assuming they do not purchase any units in this offering and excluding the private placement shares and the representative shares).

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless otherwise specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are represented in person or by proxy and are voted is required to approve any such matter voted on by our shareholders. Approval of certain actions will require a special resolution under Cayman Islands law, which requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company, and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. Our directors will hold office until the expiration of their respective terms and until their successors have been appointed and qualified. The term of office of our current directors will expire at our first annual general meeting. Any director may be appointed or removed by ordinary resolution of our shareholders, and our board of directors may appoint any person as a director to fill a vacancy or as an additional director. There is no cumulative voting with respect to the appointment of directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated memorandum and articles of association authorize the issuance of up to 500,000,000 ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Act for us to hold annual or general meetings or appoint directors other than to ensure that the company has at least one director at all times. We may not hold an annual general meeting to appoint new directors prior to the consummation of our initial business combination.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares, regardless of whether they abstain, vote for, or vote against, our initial business combination, upon the completion of our initial business combination at a per-share price, payable in cash, equal to their pro rata share of the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account, net of any permitted withdrawals, divided by the number of then outstanding public shares, subject to the limitations and conditions described herein. The amount in the trust account is initially anticipated to be $10.025 per public share. Our Sponsor, officers and directors have entered into a letter agreement with us pursuant to which they have agreed, among other things, to vote any founder shares and any ordinary shares held by them in favor of our initial business combination and not to redeem any founder shares or ordinary shares held by them in connection with any shareholder vote to approve our initial business combination. Unlike many special purpose acquisition companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association require these tender offer documents to contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other reasons, we will, like many special purpose acquisition companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we receive an ordinary resolution under Cayman Islands law and our amended and restated memorandum and articles of association, which requires the affirmative vote of a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company. However, if our initial business combination is structured as a statutory merger or consolidation with another company under Cayman Islands law, the approval of our initial business combination will require a special resolution, which requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company. However, the participation of our Sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such initial business combination. For purposes of seeking approval of an ordinary resolution, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. Our amended and restated memorandum and articles of association require that at least twenty (20) clear days’ notice will be given of any general meeting.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming public shares with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as “Excess Shares,” without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval in connection with our initial business combination, our Sponsor, officers and directors have agreed to vote their founder shares and any ordinary shares held by them in favor of our initial business combination. In addition, any public shares purchased during or after this offering (including in open market and privately negotiated transactions) will be voted in favor of our initial business combination in accordance with the letter agreement.

As a result, if all outstanding shares are voted on a resolution to approve our initial business combination, in addition to the 2,500,000 founder shares held by our initial shareholders, 211,000 private placement shares and 200,000 representative shares, if we would require an ordinary resolution, we would need 3,544,501 public shares, or approximately 35.4% of the 10,000,000 public shares sold in this offering, and if we would require a special resolution requiring the affirmative vote of at least two-thirds of the votes cast at the meeting, we would need 5,696,334 public shares, or approximately 56.96% of the 10,000,000 public shares sold in this offering, to be voted in favor of an initial business combination in order to have our initial business combination approved, assuming in each case that the over-allotment option is not exercised and that the parties to the letter agreement do not acquire any public shares. Assuming that only the holders of one-third of our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, are represented in person or by proxy at the meeting, additional public shares would need to be represented for quorum purposes because our founder shares and private placement shares alone would not constitute a quorum. If a quorum is present, the founder shares and private placement shares may make it more likely that we will obtain shareholder approval of our initial business combination. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or vote against the proposed transaction, or whether they do not vote or abstain from voting on the proposed transaction, or whether they were a public shareholder on the record date for the general meeting held to approve the proposed transaction.

We will have 12 months from the closing of this offering to complete our initial business combination. We may extend that period by two additional periods of three months each, to a maximum of 18 months from the closing of this offering, in each case only if our shareholders approve an amendment to our amended and restated memorandum and articles of association extending the date by which we must complete our initial business combination, which we refer to as an extension amendment. We refer to that period, as so extended, as the Combination Period. If we seek shareholder approval for an extension amendment, we will provide our public shareholders with the opportunity to redeem all or a portion of their public shares, regardless of whether they abstain, vote for, or vote against the extension amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals), divided by the number of then issued and outstanding public shares. No amount will be deposited into the trust account in connection with any extension amendment, and the per-share redemption price will not be increased. Public shareholders who do not elect to redeem in connection with an extension amendment will remain shareholders and their public shares will remain outstanding. Our Sponsor, officers and directors have agreed to vote all of their founder shares and any other ordinary shares held by them in favor of any extension amendment, and to waive their redemption rights with respect to their founder shares and private placement shares in connection with any such extension amendment.

Pursuant to our amended and restated memorandum and articles of association, if we are unable to complete our initial business combination within the Combination Period, or by such earlier liquidation date as our board of directors may approve, subject to applicable law, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the outstanding public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.025 per public share), including interest earned on the funds held in the trust account, net of permitted withdrawals and less up to $100,000 of interest to pay dissolution expenses, divided by the number of then issued and outstanding public shares, and (iii) as promptly as reasonably possible thereafter liquidate and dissolve, subject to applicable law. Our Sponsor, officers and directors have entered into a letter agreement with us pursuant to which they have agreed, among other things, not to redeem any founder shares or ordinary shares held by them in connection with any shareholder vote to approve our initial business combination. However, if our Sponsor, officers and directors acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the Combination Period.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account, net of any permitted withdrawals, divided by the number of then outstanding public shares, upon the completion of our initial business combination, subject to the limitations and on the conditions described herein.

Founder Shares

The founder shares are ordinary shares and, except as described below, are identical to the ordinary shares included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below; (ii) the founder shares are entitled to registration rights; (iii) our Sponsor, officers and directors have entered into a letter agreement with us and the representative of the underwriters, pursuant to which they have agreed to (A) vote any founder shares and any ordinary shares held by them in favor of our initial business combination and not redeem any founder shares or ordinary shares held by them in connection with any shareholder vote to approve our initial business combination, and, if we seek shareholder approval of our initial business combination, not to sell or tender any such shares in connection with any tender offer we may conduct in connection therewith, (B) vote any founder shares and any ordinary shares held by them against any proposal to modify the substance or timing of our obligation to redeem 100% of the public shares if we have not consummated an initial business combination within the Combination Period and against any proposal to wind up, liquidate or dissolve the Company prior to the expiration of the Combination Period, and not to propose any amendment to our amended and restated memorandum and articles of association that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not consummate an initial business combination within the Combination Period, or with respect to any other material provision relating to shareholders’ rights or pre-business combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of permitted withdrawals), divided by the number of then issued and outstanding public shares, (C) waive any right, title, interest or claim in or to the trust account with respect to their founder shares and, in the case of our Sponsor, any private placement units, private placement shares and private placement warrants, and waive their redemption rights in connection with the completion of our initial business combination and in connection with any shareholder vote to approve an amendment to our amended and restated memorandum and articles of association of the kind described in clause (B) above, and their rights to liquidating distributions from the trust account with respect to such securities if we fail to complete our initial business combination within the Combination Period, although they will be entitled to redemption and liquidating distributions from the trust account with respect to any public shares they hold; and (D) comply with the transfer restrictions applicable to the founder shares and private placement units, including the 180-day lock-up applicable to founder shares (subject to the specified early release provisions), the 30-day lock-up applicable to the private placement units following the completion of our initial business combination, the permitted transferee provisions and the trust account waiver provisions contained in the letter agreement.

The founder shares are subject to certain transfer restrictions. The holders of founder shares have agreed that they will not transfer any founder shares until the earliest of (i) 180 days after the completion of our initial business combination, (ii) the date following the completion of our initial business combination on which the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading-day period commencing at least 150 days after the completion of our initial business combination, and (iii) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Notwithstanding the foregoing, transfers of founder shares are permitted (i) among our Sponsor and its officers, directors, members, shareholders, partners, employees and affiliates and the immediate family members of any of the foregoing, and to our officers, directors, advisors and consultants and to the underwriters; (ii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon the death of such individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) in the case of a trust, by distribution to one or more permissible beneficiaries of such trust; (vi) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement, in connection with an extension of the Combination Period, or in connection with the consummation of our initial business combination, in each case at prices no greater than the price at which the founder shares or private placement units were originally purchased; (vii) by virtue of the laws of the British Virgin Islands or our Sponsor’s organizational documents upon the liquidation or dissolution of our Sponsor; (viii) to us for no value for cancellation in connection with the consummation of our initial business combination; (ix) in the event of our liquidation prior to the completion of our initial business combination; or (x) in connection with a liquidation, merger, share exchange or other similar transaction following the completion of our initial business combination resulting in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property; provided, however, that, in the case of clauses (i) through (vii), the transferees must execute a written agreement, in form and substance reasonably satisfactory to us, agreeing to be bound by the same transfer restrictions and the other obligations of the transferring holder under the letter agreement, including the trust account waiver. In addition, up to 375,000 founder shares are subject to forfeiture for no consideration depending on the extent to which the underwriters’ over-allotment option is exercised. Our Sponsor will forfeit, automatically and for no consideration, that number of founder shares equal to 375,000 multiplied by a fraction, the numerator of which is 1,500,000 minus the aggregate number of additional units actually purchased by the underwriters under the over-allotment option, and the denominator of which is 1,500,000. Such forfeiture will occur promptly following the earlier of the exercise in full of the over-allotment option and the expiration of the over-allotment option, being the forty-fifth day after the date of this prospectus. For more information, see “Principal Shareholders — Restrictions on Transfers of Founder Shares and Private Placement Units.”

Representative Shares

In connection with this offering, we have agreed to issue to Kingswood Capital Partners, LLC, the representative of the underwriters, and its designees, 200,000 ordinary shares, or 230,000 ordinary shares if the over-allotment option is exercised in full, being an amount equal to 2.0% of the number of public units sold in this offering, upon the closing of this offering. We refer to these shares as the representative shares. The representative shares are being registered in the registration statement of which this prospectus forms a part. The representative has agreed (i) to waive its redemption rights with respect to the representative shares in connection with the completion of our initial business combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to the representative shares if we fail to complete our initial business combination within the Combination Period. Subject to our approval, the representative may transfer, assign or sell the representative shares before the completion of our initial business combination.

The representative has granted us, our Sponsor and our respective designees the right to purchase the representative shares at a cash price of $1.50 per share at any time prior to the consummation of our initial business combination.

The representative shares are deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the commencement of sales in this offering pursuant to FINRA Rule 5110(e)(1). Pursuant to that lock-up, the representative shares may not be sold, transferred, assigned, pledged or hypothecated, nor may they be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person, for a period of 180 days from the commencement of sales of this offering, except as permitted under FINRA Rule 5110(e)(2), including to any underwriter and selected dealer participating in the offering and their officers or partners, registered persons or affiliates.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of (i) 30 days after the completion of our initial business combination and (ii) 12 months from the closing of this offering. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption or liquidation.

No public warrants will be exercisable for cash unless we have an effective and current registration statement covering the warrant shares issuable upon exercise of the warrants and a current prospectus relating to such warrant shares. Notwithstanding the foregoing, if a registration statement covering the issuance of the warrant shares issuable upon exercise of the public warrants is not effective within 60 business days from the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. In the event of a cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of warrant shares equal to the quotient obtained by dividing (x) the product of the number of warrant shares underlying the warrants multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” for this purpose means the average reported last sale price of the public shares for the ten trading days ending on the third trading day prior to the date of exercise.

Except as described below, the private placement warrants will be identical to the public warrants underlying the units being offered by this prospectus. The private placement warrants (including the ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except pursuant to limited exceptions as described under “Principal Shareholders — Restrictions on Transfers of Founder Shares and Private Placement Units,” to our officers and directors and other persons or entities affiliated with our Sponsor). So long as they are held by our Sponsor or its permitted transferees, the private placement warrants will not be redeemable by us and may be exercised on a cashless basis. If the private placement warrants are held by holders other than our Sponsor or its permitted transferees, they will be redeemable by us and exercisable by such holders on the same basis as the warrants included in the units being sold in this offering.

Once the warrants become exercisable, we may redeem the outstanding warrants, except as described above with respect to the private placement warrants:

●	in whole and not in part, at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

●	if, and only if, the last reported sale price of our ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless a registration statement under the Securities Act covering the issuance of the warrant shares underlying the warrants to be so redeemed is then effective and a current prospectus relating to those warrant shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder may exercise his, her or its warrants prior to the scheduled redemption date. However, the price of the public shares may fall below the $18.00 trigger price (as adjusted) as well as the $11.50 exercise price (as adjusted) after the redemption notice is issued.

The redemption criteria for our warrants have been conditioned on a share price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In making such determination, our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of warrant shares issuable upon exercise of outstanding warrants. In such event, the holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of warrant shares underlying the warrants to be so exercised, and the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the public shares for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. No fractional shares will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of ordinary shares to be issued to the holder.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares outstanding immediately after giving effect to such exercise.

The warrants will be issued in registered form under a warrant agreement between Transhare Corporation, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The exercise price and number of warrant shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

If (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to our Sponsor or its affiliates, without taking into account any founder shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our ordinary shares during the 20 trading-day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which we issue the additional ordinary shares or equity-linked securities, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of (i) the Market Value or (ii) the price at which we issue the additional ordinary shares or equity-linked securities.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Under the terms of the warrant agreement, we have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration under the Securities Act of the warrant shares and thereafter use our best efforts to cause the registration statement to become effective and to maintain the effectiveness of such registration statement until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the warrant shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants for cash and we will not be required to net cash settle or cash settle the warrant exercise.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum. However, there is uncertainty as to whether a court would enforce such provision, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Preference Shares

There are no preference shares outstanding. Our amended and restated memorandum and articles of association authorize the issuance of 5,000,000 preference shares and provide that preference shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preference shares with voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preference shares that participate in any manner in the proceeds of the trust account, or that vote as a class with the ordinary shares on a business combination. We may issue some or all of the preference shares to effect a business combination. In addition, the preference shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future.

Register of Members

Under the Companies Act, we must maintain a register of members in which the following information must be recorded:

●	the names and addresses of the members of the company, a statement of the shares held by each member, which:

●	distinguishes each share by its number (so long as the share has a number);

●	confirms the amount paid, or agreed to be considered as paid, on the shares of each member and the voting rights attached to such shares;

●	confirms the number and category of shares held by each member;

●	confirms whether each relevant category of shares held by a member carries voting rights under our amended and restated memorandum and articles of association, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders, including the right to appoint directors, in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. A Cayman Islands company may pay a dividend on its shares out of either profit or the share premium account, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business. The payment of cash dividends following completion of our initial business combination will be within the discretion of our board of directors at such time and will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition at such time. There is no certainty we will be in a position to, or decide to, pay cash dividends after completing any business combination. If we increase or decrease the size of this offering pursuant to Rule 462(b) under the Securities Act, we will effect a share capitalization or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the private placement shares and the representative shares). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends following completion of our initial business combination may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is Transhare Corporation. We have agreed to indemnify Transhare Corporation in its capacities as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted in connection with its activities in such capacities, except for any liability due to the gross negligence, willful misconduct or bad faith of the indemnified person or entity. Transhare Corporation has agreed that it has no right of set-off or any right, title, interest or claim of any kind to, or to any monies in, the trust account, and has irrevocably waived any right, title, interest or claim of any kind to, or to any monies in, the trust account that it may have now or in the future. Accordingly, any indemnification provided will only be able to be satisfied, or a claim will only be able to be pursued, solely against us and our assets outside the trust account and not against any monies in the trust account or interest earned thereon.

Registration Rights

The holders of the founder shares, the private placement units, the representative shares and any units that may be issued upon conversion of working capital loans, and the securities underlying each of the foregoing, will be entitled to registration rights pursuant to a registration rights agreement to be entered into on or prior to the closing of this offering. These registration rights are exercisable only after the completion of our initial business combination. The holders of a majority in interest of the registrable securities held by our Sponsor and its officers, directors and affiliates may make up to three demands that we register such securities, and the holders have unlimited piggyback registration rights with respect to registration statements filed after the completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements, including the reasonable fees of one counsel for the holders of a majority in interest of the registrable securities being registered. The registration rights agreement will terminate on the earlier of the tenth anniversary of its date and the date on which all registrable securities have been sold or may be sold without limitation under Rule 144. The demand and piggy-back registration rights of the representative and its designees in respect of the representative shares are subject to FINRA Rule 5110(g)(8) and are limited to one demand right exercisable within five years, and unlimited piggy-back rights exercisable within seven years, in each case from the commencement of sales of this offering.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction) so as to form a single surviving company.

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve and enter into a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by (a) a special resolution of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that holds issued shares that together represent 90% of the votes at a general meeting of the subsidiary company) and its subsidiary company, provided a copy of the plan of merger is given to every member of each subsidiary company to be merged unless that member agrees otherwise. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are also required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the certain requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any applicable jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted; and (v) there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

The Companies Act provides for a right of dissenting shareholders to be paid the fair value of their shares upon their dissenting to the merger or consolidation in certain circumstances if they follow a prescribed procedure. In essence, where such rights apply, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company must (and any dissenting shareholder may) file a petition with the Grand Court of the Cayman Islands to determine the fair value of all dissenting shares and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. A shareholder who dissents must do so in respect of all shares that such person holds in the constituent company. Upon the giving of a notice of dissent under paragraph (c) above, the shareholder to whom the notice relates shall cease to have any of the rights of a shareholder except the right to be paid the fair value of that person’s shares and certain rights specified in the Companies Act. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances. Schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by (i) in relation to a compromise or arrangement between a company and its creditors or any class of them, a majority in number of such creditors or class of creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of such creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting summoned for that purpose; and (ii) in relation to a compromise or arrangement between a company and its shareholders or any class of them, shareholders who represent 75% in value of the company’s shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting summoned for that purpose.

The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as a businessman would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to dissenters’ rights or appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions.    When a takeover offer is made and accepted by holders of 90% in value of the shares to whom the offer relates within four months, the offeror may, within a two-month period after the expiration of the initial four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Enforcement of Civil Liabilities.    The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by our Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; (v) was not obtained by fraud; and (vi) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Special Considerations for Exempted Companies.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;

●	an exempted company’s register of members is not open to inspection and can be kept outside of the Cayman Islands;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no nominal or par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation;

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution. As a matter of Cayman Islands law, a special resolution is a resolution that (i) has been passed by a majority of at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders, as being entitled to vote and do vote, in person or, where proxies are allowed, by proxy at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, has been approved by a unanimous written resolution of all of the company’s shareholders who are entitled to vote on such matter (or such lower threshold as may be allowed under the Companies Act from time to time). Other than as described above, our amended and restated memorandum and articles of association provide that special resolutions must be approved either by at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution passed in accordance with the Companies Act. Further, our amended and restated memorandum and articles of association provide that a quorum at our shareholder meetings will consist of one or more shareholders who together hold not less than one-third of the ordinary shares entitled to vote at such meeting being individuals present in person or by proxy.

Our initial shareholders, who will collectively beneficially own approximately 21.0% of our ordinary shares (assuming they do not purchase any public shares in this offering) upon the closing of this offering, will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association provides, among other things, that:

●	if we do not complete an initial business combination within the Combination Period, or by such earlier liquidation date as our board of directors may approve, subject to applicable law, and we do not otherwise seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the time to complete an initial business combination, we will (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but no more than ten business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (2) and (3) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

●	prior to the completion of our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on our initial business combination or on any other proposal presented to shareholders prior to or in connection with the completion of an initial business combination or (iii) approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to complete a business combination beyond the Combination Period or (y) amend the foregoing provisions;

●	if a shareholder vote on our initial business combination is not required by applicable law or stock exchange rule and we do not decide to hold a shareholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

●	we must complete one or more business combinations that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding taxes payable on the interest earned on the trust account) at the time of signing the agreement to enter into the initial business combination;

●	if our shareholders approve an amendment to our amended and restated memorandum and articles of association (A) in a manner that would affect the substance or timing of our obligation to provide holders of our ordinary shares the right to have their shares redeemed or repurchased in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the Combination Period or (B) with respect to any other provision relating to the rights of holders of our ordinary shares or pre-initial business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account, divided by the number of the then-outstanding public shares, subject to the limitations described herein;

●	we will not effectuate our initial business combination solely with another blank check company or a similar company with nominal operations; and

●	unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with our amended and restated memorandum and articles of association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any of our current or former director, officer or other employee to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our amended and restated memorandum and articles of association, or (iv) any action asserting a claim against us governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States of America) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. Our amended and restated memorandum and articles of association also provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum. The forum selection provision in our amended and restated memorandum and articles of association will not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States of America, the sole and exclusive forum for determination of such a claim.

The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

●	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

●	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

●	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Certain Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association

Our authorized but unissued ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Liability and Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect and fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, as it now exists or may in the future be amended, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We will obtain and maintain a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Prior to the completion of this offering, we will enter into an indemnification agreement with each of our officers and directors, providing contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. Our officers and directors have agreed, and any persons who may become officers or directors prior to the initial business combination will agree, to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we complete an initial business combination.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

SECURITIES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 12,911,000 ordinary shares outstanding, consisting of 10,000,000 public shares, 2,500,000 founder shares, 211,000 private placement shares and 200,000 representative shares. If the underwriters exercise their over-allotment option in full, we will have 14,831,000 ordinary shares outstanding, consisting of 11,500,000 public shares, 2,875,000 founder shares, 226,000 private placement shares and 230,000 representative shares.

The foregoing assumes the forfeiture of 375,000 founder shares; all 2,875,000 founder shares will remain issued and outstanding until such forfeiture occurs, which will take place promptly following the earlier of the exercise in full of the over-allotment option and the expiration of the 45-day over-allotment period. Of these shares, the 10,000,000 (or 11,500,000 if the over-allotment option is exercised in full) ordinary shares included in the units sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 2,500,000 founder shares (or 2,875,000 founder shares if the underwriters’ over-allotment option is exercised in full) held by our Sponsor, and the 211,000 private placement units purchased by our Sponsor in the private placement (or 226,000 private placement units if the underwriters exercise their over-allotment option in full), including the private placement shares and private placement warrants comprising such units and the ordinary shares issuable upon exercise of the private placement warrants, are restricted securities under Rule 144(a)(3), in that they were issued in private transactions not involving a public offering.

The 200,000 representative shares (or 230,000 representative shares if the over-allotment option is exercised in full) to be issued to the representative of the underwriters as underwriting compensation upon the closing of this offering are being registered under the registration statement of which this prospectus forms a part. Those shares are accordingly not restricted securities under Rule 144(a)(3), but they may not be sold, transferred, assigned, pledged or hypothecated, and may not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of those securities, for a period of 180 days beginning on the date of commencement of sales of this offering, except as permitted by FINRA Rule 5110(e)(2). In addition, the representative may transfer, assign or sell the representative shares before the completion of our initial business combination only with our approval, and we, our Sponsor and our and their respective designees have the right to purchase the representative shares at a cash price of $1.50 per share at any time prior to the consummation of our initial business combination. See “Underwriting — Representative Shares.”

Contractual transfer restrictions

Our Sponsor and our officers and directors have agreed, pursuant to a letter agreement entered into with us and the representative, not to transfer, assign or sell any of their founder shares until the earliest of (i) 180 days after the completion of our initial business combination, (ii) the date on which, subsequent to our initial business combination, the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading-day period commencing at least 150 days after our initial business combination, or (iii) the date on which we consummate a liquidation, merger, share exchange, reorganization or other similar transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. In addition, our Sponsor has agreed not to transfer, assign or sell any private placement units, private placement shares or private placement warrants (or any ordinary shares issued or issuable upon exercise of the private placement warrants) until 30 days after the completion of our initial business combination.

Notwithstanding the foregoing, transfers of the founder shares, the private placement units, the private placement shares and the private placement warrants (and any ordinary shares issued or issuable upon exercise thereof) are permitted (i) among our Sponsor and its officers, directors, members, shareholders, partners, employees and affiliates and the immediate family members of any of the foregoing, and to our officers, directors, advisors and consultants and to the underwriters; (ii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon the death of such individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) in the case of a trust, by distribution to one or more permissible beneficiaries of such trust; (vi) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement, in connection with an extension of the Combination Period, or in connection with the consummation of our initial business combination, in each case at prices no greater than the price at which the founder shares or private placement units were originally purchased; (vii) by virtue of the laws of the British Virgin Islands or our Sponsor’s organizational documents upon the liquidation or dissolution of our Sponsor; (viii) to us for no value for cancellation in connection with the consummation of our initial business combination; (ix) in the event of our liquidation prior to the completion of our initial business combination; or (x) in connection with a liquidation, merger, share exchange or other similar transaction following the completion of our initial business combination resulting in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property; provided, however, that, in the case of clauses (i) through (vii), the transferees must execute a written agreement, in form and substance reasonably satisfactory to us, agreeing to be bound by the transfer restrictions in the letter agreement and the other obligations of the transferring holder thereunder, including the waiver of any claim to the trust account.

The letter agreement entered into among us, our Sponsor and our officers and directors may be amended, modified or waived only by a written instrument signed by the party against whom enforcement is sought and, in the case of any amendment or waiver that affects the rights of the representative or the underwriters, only with the prior written consent of the representative. Any amendment, modification or waiver may have an adverse effect on the value of an investment in our securities.

In addition, under the engagement letter dated July 14, 2026 between us and the representative, we have agreed that for a period of 180 days after the closing of this offering we will not, without the representative’s prior written consent, offer, sell or otherwise dispose of any of our share capital or any securities convertible into or exercisable or exchangeable for our share capital, file any registration statement relating to any such securities, complete any offering of our debt securities other than entering into a line of credit with a traditional bank, or enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of our share capital. Our Sponsor, our executive officers and directors and each other holder of 5% or more of our outstanding ordinary shares as of the effective date of the registration statement of which this prospectus forms a part have agreed to enter into customary lock-up agreements in favor of the representative for a period of 180 days ,from the commencement of sales of this offering subject to customary exceptions. These restrictions are separate from, and in addition to, the transfer restrictions in the letter agreement described above. See “Underwriting — Lock-Ups.”

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted securities for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares and warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of ordinary shares then outstanding, which will equal 129,110 shares immediately after this offering (or 148,310 shares if the underwriters exercise their over-allotment option in full); or

●	the average weekly reported trading volume of our ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination-related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and other materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our Sponsor may be able to sell its founder shares, private placement units and the securities underlying the private placement units, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination, subject to compliance with Rule 144 and applicable lock-up restrictions.

Registration Rights

Pursuant to a registration rights agreement to be entered into on or prior to the closing of this offering, the holders of the founder shares, the private placement units and the securities underlying the private placement units, the representative shares and any securities issued upon conversion of working capital loans in an amount of up to $1,500,000 (to the extent the lender is a party to the registration rights agreement), and their permitted transferees, may demand that we register those securities for resale. The holders of a majority in interest of the registrable securities held by our Sponsor and its officers, directors and affiliates are entitled to make up to three demands, excluding short form demands, that we register such securities, exercisable only after the completion of our initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements, including the reasonable fees and disbursements of one counsel for the holders of a majority in interest of the registrable securities being registered. The demand and “piggy-back” registration rights granted to the representative and its designees in respect of the representative shares are subject to FINRA Rule 5110(g)(8) and are limited to one demand right exercisable within five years, and unlimited “piggy-back” rights exercisable within seven years, in each case from the commencement of sales of this offering. The registration rights agreement terminates on the earlier of the tenth anniversary of its date and the date on which all registrable securities have been sold or may be sold without limitation under Rule 144.

Listing of Securities

We have applied to list the units on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “PGA” on the Nasdaq Global Market. We expect the units to be listed on Nasdaq on or promptly after the date of this prospectus. We also expect the ordinary shares and warrants comprising the units to be listed on Nasdaq under the symbols “PGAS” and “PGAW” respectively, once they begin separate trading. However, we cannot guarantee that our securities will be approved for listing on Nasdaq.

TAXATION

The following summary of certain Cayman Islands and United States federal income tax consequences of an investment in our units, each consisting of one ordinary share and one redeemable warrant, which we refer to collectively as our securities, is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not address all possible tax consequences relating to an investment in our securities, including the tax consequences under state, local or non-U.S. tax laws.

Prospective investors should consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the Company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax, gift tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities, as the case may be, nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of our ordinary shares. An instrument of transfer in respect of an ordinary share is stampable if executed in or brought into the Cayman Islands.

Material United States Federal Income Tax Considerations

General

The following discussion summarizes certain United States federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units (each consisting of one ordinary share and one redeemable warrant) purchased in this offering, which we refer to collectively as our securities, by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Because the components of a unit are generally separable at the option of the holder, a holder of a unit generally should be treated, for United States federal income tax purposes, as the owner of the underlying ordinary share and warrant comprising the unit. Accordingly, the discussion below with respect to holders of ordinary shares and warrants also should apply to holders of units (as the deemed owners of the underlying ordinary shares and warrants comprising such units).

This discussion does not address the United States federal income tax consequences to our founders, Sponsor, officers or directors, or to holders of our founder shares or private placement units. This discussion is limited to certain United States federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that the ordinary shares and warrants will trade separately and that any distributions made (or deemed made) by us on our ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to the acquisition, ownership and disposition of a unit by a prospective investor in light of its particular circumstances, including but not limited to, the alternative minimum tax, the Medicare tax on net investment income and the different consequences that may apply to investors that are subject to special rules under U.S. federal income tax laws, including but not limited to:

●	banks, financial institutions or financial services entities;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market tax accounting rules;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	individual retirement accounts and other tax-deferred accounts;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own five percent or more (by vote or value) of our shares;

●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

●	persons that hold our securities as part of a straddle, constructive sale, hedge, wash sale, conversion or other integrated or similar transaction;

●	persons that are subject to the “applicable financial statement” accounting rules under Section 451 of the Code;

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●	controlled foreign corporations;

●	passive foreign investment companies; and

●	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, which may result in United States federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of United States federal non-income tax laws, such as gift or estate tax laws, or state, local or non-United States tax laws.

We have not sought, and do not expect to seek, a ruling from the United States Internal Revenue Service (“IRS”) as to any United States federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for United States federal income tax purposes) is the beneficial owner of our securities, the United States federal income tax treatment of a partner, member or other beneficial owner in such partnership or other pass-through entity generally will depend on the status of the partner, member or other beneficial owner and the activities of the partnership or other pass-through entity. If you are a partner, member or other beneficial owner of a partnership or other pass-through entity holding our securities, you are urged to consult your own tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our securities.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME TAX LAWS OR STATE, LOCAL, AND NON-UNITED STATES TAX LAWS.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or any instrument similar to a unit for United States federal income tax purposes, and therefore such treatment is not entirely clear. The acquisition of a unit should be treated for United States federal income tax purposes as the acquisition of one ordinary share and one warrant, and the Company intends to treat the acquisition of a unit in such manner. By purchasing a unit, you agree to adopt such treatment for United States federal income tax purposes.

For United States federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one ordinary share and one warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax advisor regarding the determination of value for these purposes. The price allocated to each ordinary share and the one warrant should be the shareholder’s initial tax basis in such share and warrant.

Any disposition of a unit should be treated for United States federal income tax purposes as a disposition of the ordinary share and warrant comprising the unit, and the amount realized on the disposition should be allocated between the ordinary share and one warrant based on their respective fair market values (as determined by each such unit holder based on all the relevant facts and circumstances) at the time of disposition. The separation of the ordinary share and the warrant constituting a unit should not be a taxable event for United States federal income tax purposes.

The foregoing treatment of the units, ordinary shares and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisor regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above will be respected for United States federal income tax purposes.

U.S. Holders

This section applies to you if you are a “U.S. Holder.” A U.S. Holder is a beneficial owner of our units, ordinary shares or warrants who or that is, for United States federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for United States federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to United States federal income tax regardless of its source; or

●	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury regulations to be treated as a U.S. person.

Taxation of Distributions

Subject to the passive foreign investment company (“PFIC”) rules discussed further below, a U.S. Holder generally will be required to include in gross income as dividends in the year actually or constructively received by the U.S. Holder the amount of any distribution of cash or other property (other than certain distributions of our shares or warrants to acquire our shares) paid on our ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Such amount will be includible in gross income on the date that the distribution is actually or constructively received in accordance with a U.S. Holder’s regular method of accounting. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares (the treatment of which is described under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants” below).

We have not maintained, and do not plan to maintain, calculations of our earnings and profits under U.S. federal income tax principles, unless we endeavor to provide the information necessary for U.S. Holders to make a qualified electing fund election as described below under “— Passive Foreign Investment Company Rules.” Accordingly, it is unlikely that U.S. Holders will be able to establish that a distribution by the Company is in excess of its current and accumulated earnings and profits (as computed under U.S. federal income tax principles). Therefore, a U.S. Holder should expect that a distribution by the Company will generally be treated as taxable in its entirety as a dividend to U.S. Holders for U.S. federal income tax purposes even if that distribution would otherwise be treated as a non-taxable return of capital under the rules set forth above.

Dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and absent the satisfaction of certain ownership and holding period requirements and certain other criteria which are not further addressed herein, will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

With respect to non-corporate U.S. Holders, dividends generally will be taxed at the preferential applicable long-term capital gains rate (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants” below) only if our ordinary shares are readily tradable on an established securities market in the United States, we are not a PFIC at the time the dividend was paid or in the previous year, and certain other requirements are met. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose. U.S. Holders should consult their tax advisors regarding the availability of such preferential rate for any dividends paid with respect to our ordinary shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our ordinary shares or warrants (including a redemption of our ordinary shares (as described below), or warrants that is treated as a taxable disposition, including pursuant to our dissolution and liquidation if we do not complete an initial business combination within the Combination Period). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such ordinary shares or warrants exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder may be taxed at preferential rates of taxation. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period of the ordinary shares for this purpose. If the running of the holding period for the ordinary shares is suspended, then non-corporate U.S. Holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or other taxable disposition of the ordinary shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. The deductibility of capital losses is subject to certain limitations.

The amount of gain or loss recognized by a U.S. Holder on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the ordinary shares or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the ordinary shares or warrants based upon the then relative fair market values of the ordinary shares and the warrants constituting the units) and (ii) the U.S. Holder’s adjusted tax basis in its ordinary shares or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its ordinary shares or warrants generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to an ordinary share or warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) reduced, in the case of an ordinary share, by any prior distributions treated as a return of capital. See “— Exercise, Lapse or Redemption of a Warrant” below for a discussion regarding a U.S. Holder’s tax basis in the ordinary share acquired pursuant to the exercise of a warrant.

Redemption of Ordinary Shares

Subject to the PFIC rules discussed below, in the event that a U.S. Holder’s ordinary shares are redeemed pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Ordinary Shares” or if we purchase a U.S. Holder’s ordinary shares in an open market transaction (such open market purchase of ordinary shares by us referred to as a “redemption” for the remainder of this discussion), the treatment of the transaction for United States federal income tax purposes will depend on whether the redemption qualifies as a sale of the ordinary shares under Section 302 of the Code. If the redemption qualifies as a sale of ordinary shares, the U.S. Holder will be treated as described under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants” above. If the redemption does not qualify as a sale of ordinary shares, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “— Taxation of Distributions.” Whether a redemption qualifies for sale treatment will depend largely on the total number of our shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder described in the following paragraph, including as a result of owning warrants) relative to all of our shares outstanding both before and after such redemption. A redemption of ordinary shares generally will be treated as a sale of the ordinary shares (rather than as a corporate distribution) if such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only our shares actually owned by the U.S. Holder, but also our shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest (either direct or indirect) or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which generally would include ordinary shares which could be acquired by such U.S. Holder pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of ordinary shares must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption. Prior to our initial business combination the ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares of ours (including any shares constructively owned by the U.S. Holder as a result of owning our warrants). The redemption of the ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption of any ordinary shares.

If none of the foregoing tests are satisfied, then the redemption of any ordinary shares will be treated as a corporate distribution and the tax effects will be as described under “— Taxation of Distributions” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other shares constructively owned by it.

U.S. Holders who actually or constructively own five percent (or, if our ordinary shares are not then publicly traded, one percent) or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of ordinary shares, and such holders are urged to consult with their own tax advisors with respect to their reporting requirements.

Exercise, Lapse or Redemption of a Warrant

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an ordinary share on the exercise of a warrant for cash. A U.S. Holder’s tax basis in an ordinary share received upon exercise of the warrant generally will equal the sum of the U.S. Holder’s initial investment in the warrant (that is, the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price. It is unclear whether a U.S. Holder’s holding period for the ordinary share received will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. Subject to the PFIC rules discussed below, a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for United States federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the ordinary shares received generally should equal the U.S. Holder’s tax basis in the warrants exercised therefor. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the ordinary shares received would be treated as commencing on the date of exercise of the warrants or the day following the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. Holder held the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares received would include the holding period of the warrants.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a portion of the warrants exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed as having been surrendered in consideration for the exercise price of the remaining warrants. For these purposes, a U.S. Holder could be deemed to have surrendered a number of warrants equal to the number of ordinary shares having a value equal to the exercise price for the total number of warrants to be exercised. In such case, subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss with respect to the warrants deemed surrendered in an amount equal to the difference between the fair market value of the ordinary shares that would have been received in a regular exercise of the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. Holder’s aggregate tax basis in the ordinary shares received would equal the sum of the U.S. Holder’s initial investment in the warrants deemed exercised (i.e., the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrants, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the aggregate exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the ordinary shares would commence on the date of exercise of the warrants or the day following the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. Holder held the warrants.

Due to the absence of authority on the United States federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the ordinary share received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Subject to the PFIC rules described below, if we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants.”

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities — Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases such U.S. Holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise or through a decrease in the exercise price of the warrants), which adjustment may be made as a result of a distribution of cash or other property to the holders of our ordinary shares. Such constructive distribution to a U.S. Holder of warrants would be treated as if such U.S. Holder had received a cash distribution from us generally equal to the fair market value of such increased interest and generally would increase the U.S. Holder’s adjusted tax basis in its warrants to the extent that such distribution is treated as a dividend (taxed as described above under “— Taxation of Distributions”).

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for United States federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income.

In determining the value and composition of the Company’s assets, cash, including the net proceeds of this offering, generally will be considered to be held for the production of passive income and thus will be considered a passive asset.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a startup exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “startup year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the startup year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the startup exception to us is uncertain and will not be known until after the close of our current taxable year and, perhaps, until after the end of our two taxable years following our startup year. Depending upon the structure and domicile of the target company, it is possible that our taxable year may close at approximately the same time as the closing date, which would result in a short taxable year. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the startup exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year will not be determinable until after the end of such taxable year (and, in the case of the startup exception to our current taxable year, perhaps until after the end of our two taxable years following our startup year). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. In addition, our U.S. counsel expresses no opinion with respect to our PFIC status for our current or future taxable years.

It is not entirely clear how various aspects of the PFIC rules apply to the warrants. Section 1298(a)(4) of the Code provides that, to the extent provided in Treasury regulations, any person who has an option to acquire stock in a PFIC shall be considered to own such stock in the PFIC for purposes of the PFIC rules. No final Treasury regulations are currently in effect under Section 1298(a)(4) of the Code. However, proposed Treasury regulations under Section 1298(a)(4) of the Code have been promulgated with a retroactive effective date (the “Proposed PFIC Option Regulations”). Each prospective investor is urged to consult its tax advisors regarding the possible application of the Proposed PFIC Option Regulations to an investment in the warrants. Solely for discussion purposes, the following discussion assumes that the Proposed PFIC Option Regulations will apply to the warrants.

Although our PFIC status is determined annually, an initial determination that our company is a PFIC generally will apply for subsequent years to a U.S. Holder who held ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares or warrants and, in the case of our ordinary shares, the U.S. Holder did not make either a timely mark-to-market election, a qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares or a QEF election with a purging election, as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or warrants (which may include gain realized by reason of transfers of ordinary shares or warrants that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, the portion of such U.S. Holder’s holding period for the ordinary shares that preceded the taxable year of the distribution).

Under these rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or warrants;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and

●	an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may be able to avoid the PFIC tax consequences described above in respect of our ordinary shares by making a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

If a U.S. Holder makes a QEF election with respect to its ordinary shares in a year after our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, then notwithstanding such QEF election, the rules relating to “excess distributions” discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such U.S. Holder’s ordinary shares, unless the U.S. Holder makes a purging election under the PFIC rules. Under the purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the ordinary shares.

It is not entirely clear how various aspects of the PFIC rules apply to the warrants. However, a U.S. Holder may not make a QEF election with respect to its warrants to acquire our ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants) and we were a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such warrants properly makes and maintains a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares. Notwithstanding such QEF election, the rules relating to “excess distributions” discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which, while not entirely clear, generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed United States federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our ordinary shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if we are not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our ordinary shares for such a taxable year.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) ordinary shares in us and for which we are determined to be a PFIC, such U.S. Holder generally will not be subject to the PFIC rules described above in respect of its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income in each taxable year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over its adjusted basis in its ordinary shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis in its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, including the Nasdaq (on which we intend to list the ordinary shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the ordinary shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders are urged to consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon written request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF, purging, and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares and warrants should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares and warrants under their particular circumstances.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our units, ordinary shares or warrants (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is for United States federal income tax purposes:

●	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

●	a foreign corporation; or

●	an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our units, ordinary shares or warrants. If you are such an individual, you should consult your tax advisor regarding the United States federal income tax consequences of the acquisition, ownership and disposition of our securities.

The determination of the extent to which a distribution will be treated as a dividend, return of capital or gain from the sale of ordinary shares is generally the same for Non-U.S. Holders as that described in “— U.S. Holders — Taxation of Distributions.” Dividends (including, as described under “— U.S. Holders — Possible Constructive Distributions” above, constructive distributions treated as dividends) paid or deemed paid to a Non-U.S. Holder in respect of our ordinary shares generally will not be subject to United States federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States). If a dividend, despite being paid by a non-U.S. corporation, were treated as U.S. source income under the Code and the Treasury regulations promulgated thereunder, withholding at a 30% rate would apply, unless such rate is reduced by an applicable income tax treaty (which, in our case, is not expected to be available). In addition, a Non-U.S. Holder generally will not be subject to United States federal income tax on any gain attributable to a sale or other disposition of our ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States).

Dividends (including, as described under “— U.S. Holders — Possible Constructive Distributions” above, constructive distributions treated as dividends) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to United States federal income tax at the same regular United States federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for United States federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The characterization for United States federal income tax purposes of the redemption of a Non-U.S. Holder’s ordinary shares or warrants generally will correspond to the United States federal income tax characterization of such a redemption of a U.S. Holder’s ordinary shares or warrants, as described under “— U.S. Holders — Redemption of Ordinary Shares” or “— U.S. Holders — Exercise, Lapse or Redemption of a Warrant” above, as applicable, and the consequences of the redemption to the Non-U.S. Holder will be as described in the paragraphs above under the heading “— Non-U.S. Holders” based on such characterization.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s United States federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement, and the period of limitations on assessment and collection of United States federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include our units, ordinary shares and warrants if they are not held in an account maintained with a U.S. financial institution.

Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of United States federal income taxes may be extended in the event of a failure to comply. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our units, ordinary shares and warrants.

INVESTORS CONSIDERING THE PURCHASE OF OUR SECURITIES ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF ANY OTHER TAX LAWS, INCLUDING BUT NOT LIMITED TO U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

UNDERWRITING

We are offering the units described in this prospectus through the underwriters named below. Kingswood Capital Partners, LLC is acting as the sole book-running manager of this offering and as representative of the underwriters named below. We have entered into an underwriting agreement with the representative. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase, and we have agreed to sell to the underwriters, the number of units listed next to its name in the following table.

Underwriter	Number of Units
Kingswood Capital Partners, LLC
Total	10,000,000

The underwriting agreement provides that the underwriters must buy all of the units if they buy any of them. However, the underwriters are not required to purchase the units covered by the underwriters’ option to purchase additional units as described below. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations, and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof. The underwriters are offering the units subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public, and to reject orders in whole or in part.

Option to Purchase Additional Units

We have granted the underwriters an option to buy up to an aggregate of 1,500,000 additional units. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will each purchase additional units approximately in proportion to the amounts specified in the table above. The purchase price to be paid per additional unit shall be equal to the initial public offering price of one unit, less the underwriting discount.

Underwriting Discount

The underwriters propose to offer the units initially at the public offering price on the cover page of this prospectus and to selling group members at that price less a selling concession of $         per unit. The underwriters and the selling group members may allow a discount of $         per unit on sales to other broker/dealers. After the initial public offering the underwriters may change the public offering price and concession and discount to broker/dealers.

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Without Over-allotment	With Over-allotment
Public offering price	$10.00	$100,000,000	$115,000,000
Discount(1)	$0.075	$750,000	$862,500
Proceeds before expenses(2)	$9.925	$99,250,000	$114,137,500

(1)	An underwriting discount equal to three-quarters of one percent (0.75%) of the offering price will be paid to the underwriters. In addition, the representative and/or its designees will receive an aggregate of 200,000 ordinary shares (or up to 230,000 ordinary shares if the over-allotment option is exercised in full), as compensation in connection with this offering. We have also agreed to reimburse the underwriters for certain of their out-of-pocket accountable expenses for this offering not to exceed $110,000 in the aggregate (of which $60,000 was paid upon the execution of the engagement letter and $50,000 is payable upon the closing of this offering), and have granted the representative a right of first refusal, in each case as more fully described below.
(2)	The offering expenses are estimated at approximately $610,000, exclusive of the above discounts.

In addition to the underwriting discount, we have agreed to reimburse the representative up to $110,000 for certain out-of-pocket expenses, including but not limited to, underwriter’s counsel(s) fees, the costs of background checks, roadshow and other expenses in connection with the performance of its services for the purpose of the offering, this offering is successfully closed, payable to the representative at the closing of this offering.

We have agreed to pay certain expenses relating to the offering, including, without limitation: (a) all filing fees and expenses relating to the registration of the securities under this offering with the SEC; (b) all fees and expenses relating to the listing of the ordinary shares on a national exchange, if applicable; (c) all fees, expenses and disbursements relating to the registration or qualification of the securities under the “blue sky” securities laws of such states and other jurisdiction as the representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the our “blue sky” counsel, which will be the representative’s counsel) unless such filings are not required in connection with the our listing on a national exchange, if applicable; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities under the securities laws of such foreign jurisdictions as the representative may reasonably designate; (e) the costs of all mailing and printing of the offering documents; (f) transfer and/or stamp taxes, if any, payable upon the transfer of securities from us to the representative; (g) the fees and expenses of our accountants; (h) all filing fees and communication expenses associated with the review of the offering by FINRA.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the representative. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, ordinary shares or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, ordinary shares or warrants will develop and continue after this offering.

Lock-Ups

We, our executive officers and directors, and our initial shareholders have agreed, subject to certain exceptions, we and each of these persons may not, without the prior written approval of the representative, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, or hedge our units, warrants, shares or any other securities convertible into or exchangeable or exercisable for our shares, for a period of 180 days after the date of this prospectus.

Subject to certain limited exceptions, our initial shareholders have agreed not to transfer, assign or sell their founder shares until 180 days after the completion of our initial business combination or earlier if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading-day period commencing at least 150 days after our initial business combination, the founder shares will not be subject to such transfer restrictions.

Subject to certain limited exceptions, our initial shareholders have agreed not to transfer, assign or sell any of the private units and underlying ordinary shares until 30 days after the completion of our initial business combination or earlier if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Right of First Refusal

We have agreed to grant the representative a right of first refusal for a period ending upon the closing of our initial business combination, to act as sole investment banker, sole book-runner and/or sole placement agent, at the representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, during such period, of us or any successor to or any current or subsidiary of us.

No Sales of Similar Securities

We, our executive officers and directors, and our initial shareholders will enter into lock-up agreements with the underwriters. Under the lock-up agreements, subject to certain exceptions, we and each of these persons may not, without the prior written approval of Kingswood Capital Partners, LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, or hedge our units, warrants, shares or any other securities convertible into or exchangeable or exercisable for our shares. These restrictions will be in effect for a period of 180 days after the date of this prospectus.

Subject to certain limited exceptions, our initial shareholders have agreed not to transfer, assign or sell their founder shares until six months after the date of the consummation of our initial business combination or earlier if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing if the last reported sale price of our ordinary shares equal or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganization, recapitalizations and other similar transactions) for any 20 trading days within any 30 trading day period commencing at least 150 days after our initial business combination the founder shares will not be subject to such transfer restrictions.

Subject to certain limited exceptions, our initial shareholders have agreed not to transfer, assign or sell any of the private units and underlying ordinary shares until 30 days after the completion of our initial business combination or earlier if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Representative Shares

As part of the underwriting compensation for this offering, we will issue to the representative and/or its designees 200,000 ordinary shares (or 230,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) upon the closing of this offering. The holders of the representative shares have agreed not to transfer, assign or sell any such shares without our prior consent until the completion of our initial business combination. In addition, the representative has agreed (A) to vote its representative shares in favor of any proposed business combination, (B) not to propose, or vote in favor of, prior to and unrelated to an initial business combination, an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our redemption obligation to redeem all public shares if we cannot complete an initial business combination within 12 months of the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time, as described in more detail in this prospectus), unless we provide public shareholders an opportunity to redeem their public shares in conjunction with any such amendment, (C) not to redeem any shares, including the representative shares, for cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination or sell any shares to us in any tender offer in connection with our proposed initial business combination, and (D) that the representative shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. The representative has granted us, our Sponsor and our respective designees the right to purchase the representative shares at a cash price of $1.50 per share at any time prior to the consummation of our initial business combination, as provided in the engagement letter with the representative.

The representative shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the commencement of sales of this offering pursuant to Rule 5110(e)(1) of the FINRA Manual. Pursuant to FINRA Rule 5110(e)(1), these securities will not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of this offering, subject to exceptions pursuant to Rule 5110(e)(2).

The representative shares are being registered in the registration statement of which this prospectus forms a part in connection with this offering. We have granted the holders of these shares the registration rights as described under the section “Securities Eligible for Future Sale - Registration Rights.” Notwithstanding anything to the contrary, under FINRA Rule 5110(g)(8), the underwriters and/or their designees may only make a demand registration on one occasion during the five-year period immediately following the commencement of sales of this offering, and the underwriters and/or their designees may participate in a “piggy-back” registration only during the seven-year period immediately following the commencement of sales of this offering.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Nasdaq Listing

We have applied to list our units on the Nasdaq Global Market under the symbol “PGAU”. We expect the units to be listed on Nasdaq on or promptly after the date of this prospectus. Once the ordinary shares and warrants begin separate trading, we expect our ordinary shares and warrants will be listed on Nasdaq under the symbols “PGA” and “PGAW” respectively.

We cannot assure you that our securities will be approved for listing and, if approved, will continue to be listed on Nasdaq after this offering.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of units during and after this offering, including:

●	stabilizing transactions;

●	short sales;

●	purchases to cover positions created by short sales;

●	imposition of penalty bids; and

●	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our units while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our units, which involve the sale by the underwriters of a greater number of units than they are required to purchase in this offering and purchasing units on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional units referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing units in the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased units sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result of these activities, the price of our units may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the units. Neither we, nor any of the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Except as described above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 60 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering. We may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Notice to Residents of Canada

The units may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 15 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Regulation (each, a “relevant member state”), with effect from and including the date on which the Prospectus Regulation is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Regulation, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

●	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

●	to fewer than 100, or, if the relevant member state has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), as permitted under the Prospectus Regulation, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or

●	in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Regulation.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Regulation.

For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Regulation in that member state, and the expression “Prospectus Regulation” means Directive 2003/71/EC (and amendments thereto, including the PD 2010 Amending Directive to the extent implemented by the relevant member state) and includes any relevant implementing measure in each relevant member state, and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a “relevant person”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

●	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

●	used in connection with any offer for subscription or sale of the units to the public in France.

●	Such offers, sales and distributions will be made in France only:

●	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

●	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

●	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a)	a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

the shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred within six (6) months after that corporation or that trust has acquired the units pursuant to an offer made under Section 275 of the SFA except:

●	shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

●	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

●	where no consideration is or will be given for the transfer; or

●	where the transfer is by operation of law.

LEGAL MATTERS

York Hart & Lane LLP is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon certain legal matters relating to the validity of the securities offered hereby under United States law. Ogier will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. In connection with this offering, Winston Taylor LLP, Houston, Texas, is acting as counsel to the underwriters.

EXPERTS

The financial statements of Pop Global Acquisition Limited as of July 31, 2026 and for the period from July 1, 2026 (inception) through July 31, 2026 included in this prospectus have been audited by Audit Alliance LLP, an independent registered public accounting firm, as stated in their report (which contains an explanatory paragraph relating to substantial doubt about the ability of Pop Global Acquisition Limited to continue as a going concern as described in Note 1 to the financial statements), and are included in reliance on the report of such firm given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

POP GLOBAL ACQUISITION LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of

POP GLOBAL ACQUISITION LIMITED

Opinion on the Financial Statements

We have audited the accompanying balance sheet of POP GLOBAL ACQUISITION LIMITED (the “Company”) as of July 31, 2026, the related statements of operations, changes in shareholder’s deficit and cash flows for the period from July 1, 2026 (Date of incorporation) to July 31, 2026, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2026, and the results of its operations and its cash flows for the period from July 1, 2026 (Date of incorporation) to July 31, 2026, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Material Uncertainty Related to Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As report in Note 1 to the financial statements, the Company had no cash and $140,800 of working capital deficit (excluding deferred offering costs), and shareholders’ deficit of $15,000 (including an accumulated deficit of $15,000), for the period from July 1, 2026 (Date of incorporation) to July 31, 2026 incurred a net loss of $15,000. Notwithstanding management’s belief that the Company would have sufficient funds to execute its business strategy, there is a possibility that the business combination might not happen within the 12-month period from the issuance date of these financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ Audit Alliance LLP

We have served as the Company’s auditor since 2026

Singapore

October 1, 2026

POP GLOBAL ACQUISITION LIMITED

BALANCE SHEET

AS OF JULY 31, 2026

(In U.S. dollars, except share data)

Assets
Non-current Asset
Deferred offering costs		$125,800
Total Non-current Asset
Total Asset		$125,800

Liabilities and Shareholders’ Deficit
Current Liabilities
Accrued expenses		$15,000
Promissory Note - Related party		$125,800
Total Current Liabilities		$140,800
Total Liabilities		$140,800

Commitments and Contingencies – (see Note 6)

Shareholders’ Deficit
Ordinary shares, $0.0010001 par value; 50500,000,000 shares authorized; 2,875,000 shares issued and outstanding (1)(2)		$288
Preferred shares, $0.0001 par value, 5,000,000 shares authorized; no shares issued and outstanding(2)	$	Nil
Additional paid-in capital		$24,712
Share subscription receivable		$(25,000)
Accumulated deficit		$(15,000)
Total Shareholders’ Deficit		(15,000)
Total Liabilities and Shareholders’ Deficit		$125,800

(1)	Includes an aggregate of up to 375,000 ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 7).
(2)	The shares and per share information are presented on a retroactive basis to reflect the increase of the Company’s authorized share capital (Note 9).

The accompanying notes are an integral part of these financial statements.

POP GLOBAL ACQUISITION LIMITED

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JULY 1, 2026 (INCEPTION) TO JULY 31, 2026

(In U.S. dollars, except share data)

Formation and operating costs	$15,000
Net loss	$(15,000)

Basic and diluted weighted average shares outstanding(1)(2)	$2,500,000

Basic and diluted net loss per ordinary share	$(0.01)

(1)	Includes an aggregate of up to 375,000 ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 7).
(2)	Shares have been retroactively restated to reflect founder share subscription agreement.

The accompanying notes are an integral part of these financial statements.

POP GLOBAL ACQUISITION LIMITED

STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE PERIOD FROM JULY 1, 2026 (INCEPTION) TO JULY 31, 2026

(In U.S. dollars, except share data)

						Total
	Ordinary Shares		Additional Paid-in	Share Subscription	Accumulated	Shareholders’
	Shares	Amount	Capital	Receivable	Deficit	Deficit
Balance as of JULY 1, 2026 (Inception)	-	$-	$-		$-	$-
Issuance of ordinary shares to Sponsor(1)	2,875,000	2,875	22,125	(25,000)	-	-
Net loss	-	-	-	-	(15,000)	(15,000)
Balance as of JULY 31, 2026	2,875,000	$2,875	22,125	(25,000)	$(15,000)	$(15,000)

(1)	Includes an aggregate of up to 375,000 ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 7).
(2)	Shares have been retroactively restated to reflect founder share subscription agreement.

The accompanying notes are an integral part of these financial statements.

POP GLOBAL ACQUISITION LIMITED

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JULY 1, 2026 (INCEPTION) TO JULY 31, 2026

(In U.S. dollars)

Cash Flows from Operating Activities:
Net loss	$(15,000)
Adjustments to reconcile net income (loss) to net cash used in operating activities:	-
Changes in operating assets and liabilities	-
Accrued expenses	15,000
Net cash generated by operating activities	-

Net movement in cash	-
Cash at the date of incorporation	-
Cash at End of the period	$-

Supplemental Disclosure of Non-cash Information:
Offering costs included in accrued offering costs	$15,000
Deferred offering cost paid by Sponsor	$125,800

The accompanying notes are an integral part of these financial statements.

POP GLOBAL ACQUISITION LIMITED

NOTES TO THE FINANCIAL STATEMENTS

Note 1 — ORGANIZATION AND BUSINESS DESCRIPTION

POP GLOBAL ACQUISITION LIMITED (the “Company”) is a newly organized blank check company incorporated under the laws of the Cayman Islands with limited liability on July 1, 2026. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (“Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of July 31, 2026, the Company had not commenced any operations. All activities through July 31, 2026 are related to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which are described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected July 31 as its fiscal year end.

The Company’s sponsor is NC Fortune Global Limited (the “Sponsor”), a British Virgin Islands company. The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 10,000,000 units (the “Units” and, with respect to the shares of ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 11,500,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 211,000 units (or 226,000 units if the underwriters’ over-allotment option is exercised in full) (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to the Sponsor that will close simultaneously with the Proposed Public Offering (see Note 4).

The Company’s initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding income taxes payable on the interest earned) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires an interest in the target sufficient for the post-transaction company not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.

Upon the closing of the Proposed Public Offering, management has agreed that $10.025 per Unit sold in the Proposed Public Offering, including a portion of the proceeds of the sale of the Private placement units, will be held in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, with a maturity of 185 days or less, or in money market funds meeting certain conditions of Rule 2a-7 of the Investment Company Act of 1940 which invest only in direct U.S. government treasury obligations, or held as uninvested cash or in an interest-bearing bank demand deposit account or other accounts at a bank, as determined by the Company. The proceeds from this offering held in the Trust Account will not be released from the Trust Account (1) to the Company (other than interest released to pay taxes), until the completion of the initial business combination, or (2) to public shareholders, until the earliest of: (a) the completion of the initial Business Combination, (b) the redemption of the public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial business combination or to redeem 100% of the Company’s public shares if the Company has not consummated an initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, and (c) the redemption of 100% of the public shares if the Company has not completed an initial Business Combination within the Combination Period. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public shareholders.

The ordinary shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” If the Company seeks shareholder approval of a Business Combination, the Company will obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the votes cast by the shareholders who attend and vote at a general meeting of the Company. The Company will have 12 months from the closing of this offering to consummate its initial Business Combination, as such period may be extended by up to two additional periods of three months each if our shareholders approve an amendment to our amended and restated memorandum and articles of association, up to a maximum of 18 months from the closing of this offering (the “Combination Period”). If the Company is unable to complete the initial Business Combination within the Combination Period, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete the Business Combination within the 12 months from the closing of this offering or during any extension period.

The Founder Shares (as defined in Note 5) except as described below, are identical to the ordinary shares included in the units being sold in this offering, and holders of Founder Shares have the same shareholder rights as public shareholders, except that (i) the Founder Shares are subject to certain transfer restrictions and (ii) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to their Founder Shares, private placement shares and public shares in connection with the completion of our initial business combination, (B) to waive their redemption rights with respect to any Founder Shares, private placement shares and public shares held by them in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (x) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the timeframe set forth therein or (y) with respect to any other material provision relating to shareholders’ rights or pre-initial business combination activity and (C) to waive their rights to liquidating distributions from the trust account with respect to their Founder Shares and private placement shares if we fail to complete our initial business combination within the Combination Period (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). If the Company submits its initial Business Combination to its public shareholders for a vote, the Sponsor, officers and directors have agreed (and their permitted transferees will agree) to vote their Founder Shares, private placement shares and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of its initial Business Combination. The Sponsor and each of the Company’s officers and directors are parties to the same letter agreement with the Company, which also applies to any public shares acquired by them in or after this offering.

Furthermore, the Sponsor has agreed (A) to vote the ordinary shares underlying the private units, or “private shares,” in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to the Company’s post-offering amended and restated memorandum and articles of association that would stop the Company’s public shareholders from converting or selling their shares to the Company in connection with a business combination or affect the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company does not complete a business combination within 12 months from the closing of this offering, unless the Company provide public shareholders with the opportunity to redeem their public shares from the trust account in connection with any such vote, (C) not to convert any private shares for cash from the trust account in connection with a shareholder vote to approve the Company’s proposed initial business combination or a vote to amend the provisions of the Company’s post-offering amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity, and (D) that the private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. The Sponsor has also agreed not to transfer, assign or sell any of the private units or underlying securities (except to the same permitted transferees as the initial shares and provided that the transferees agree to the same terms and restrictions as the permitted transferees of the initial shares must agree to, each as described above) until the earlier of (x) 30 days after the date of the consummation of our initial business combination or (y) the date on which the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading-day period commencing at least 150 days after our initial business combination, or (z) we consummate a subsequent liquidation, merger, share exchange or other similar transaction after our initial Business Combination which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or by a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.025 per public share and (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then the Company’s Sponsor will not be responsible to the extent of any liability for such third-party claims.

Going Concern

As of July 31, 2026, the Company had $140,800 of working capital deficit (excluding deferred offering costs), and shareholders’ deficit of $15,000 (including an accumulated deficit of $15,000). For the period from July 1, 2026 (Date of incorporation) to July 31, 2026, we had a net loss of $15,000. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. On July 29, the Sponsor agreed to loan the Company an amount of up to $500,000 as discussed in Note 5 to be used, in part, for transaction costs incurred in connection with the Proposed Public Offering. The financial statements do not include any adjustments that might result from the Company’s inability to consummate the Proposed Public Offering or a Business Combination to continue as a going concern.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement will be treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

In preparing these financial statements in conformity with U.S. GAAP, the Company’s management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs – SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Deferred offering costs were $125,800 consisting principally of $ 60,000 underwriting fees and $65,800 legal and other expenses that were directly related to the Proposed Public Offering. Offering costs allocated to the Public Shares were charged to temporary equity, and offering costs allocated to the Public Rights and Private Placement Units were charged to shareholders’ equity, based on the classification of underlying financial instruments. shareholders’ equity upon the completion of the Proposed Public Offering.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Net Loss Per Ordinary Share

Net loss per ordinary share is computed by dividing net loss by the weighted average number of shares of ordinary shares outstanding during the period, excluding shares of ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of up to 375,000 shares ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Notes 5). As of July 31, 2026, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of ordinary shares and then share in the earnings of the Company. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the period presented.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Recent Accounting Standards

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.” The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted this guidance as of July 1, 2026. The adoption resulted in disclosure changes only.

In December 2023, the FASB issued ASU 2023-09, Improvement to Income Tax Disclosure. The ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. ASU 2023-09 is effective for public business entities, for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. The Company is currently evaluating the impact of this ASU on its financial statements.

In November 2024, the FASB has released ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures. The purpose of this update is to improve the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses (including purchases of inventory, employee compensation, depreciation, amortization, and depletion) in commonly presented expense captions (such as cost of sales, selling expenses, general and administrative expenses, and research and development expenses). ASU 2024-04 is effective for all public business entities, for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Any entity qualified as public business entity shall apply ASU 2024-04 prospectively to financial statements issued for current period and all comparative periods. Early adoption is permitted. The Company is currently evaluating the impact of this ASU on its financial statements.

In November 2024, the FASB issued No. 2024-04, Debt—Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments. This ASU clarify the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion. The ASU is effective for all entities for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. The Company is currently evaluating the impact of this ASU on its financial statements.

In January 2025, the FASB issued ASU No. 2025-01, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date. This ASU amends the effective date of ASU 2024-03 to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of Update 2024-03 is permitted. The Company is currently evaluating the impact of this ASU on its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.

Note 3 — PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 10,000,000 Units (or 11,500,000 Units if the over-allotment option is exercised in full) at a price of $10.00 per Unit.

Note 4 — PRIVATE PLACEMENT

The Sponsor has agreed to purchase an aggregate of 211,000 Private Units (or 226,000 Private Units if the over-allotment option is exercised in full) at a price of $10.00 per Private Unit for an aggregate purchase price of $2,110,000, or $2,260,000, if the over-allotment option is exercised in full, in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. A portion of the proceeds from the Private Units will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities will expire worthless.

Note 5 — RELATED PARTY TRANSACTIONS

Founder Shares

Pursuant to the Securities Subscription Agreement dated July 21, 2026, the Sponsor agreed to purchase 2,875,000 founder shares (the “Founder Shares”) for an aggregate price of $25,000, with a par value $0.001. Shares are presented on a retroactive basis.

As of July 31, 2026, there were 2,875,000 ordinary shares issued and outstanding, among which, up to 375,000 ordinary shares are subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters, so that the Sponsor, together with the Company’s executive officers and independent director nominees, will collectively beneficially own approximately 20.00% of the Company’s issued and outstanding shares after the Proposed Public Offering (not including the shares underlying the rights to be included in the public and public units and assuming it does not purchase any Public Shares in the Proposed Public Offering).

The initial shareholders have agreed, not to transfer, assign or sell 100% of its Founder Shares until the earlier of (x) 180 days after the completion of our initial business combination or (y) the date on which the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading-day period commencing at least 150 days after our initial business combination, or (z) we consummate a subsequent liquidation, merger, share exchange or other similar transaction after our initial Business Combination which results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Promissory Note – related party

On July 29, 2026, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $500,000 to be used, in part, for transaction costs incurred in connection with the Proposed Public Offering and the Company’s organizational and operating expenses (the “Promissory Note”). The promissory note is non-interest bearing and payable on the earliest of (i) the date on which the Company consummates the offering, (ii) the date on which the Company determines not to proceed with the offering and (iii) the date that is twelve months after the date of issuance, which date may be extended by the Sponsor in its sole discretion. As of July 31, 2026 and the date of the prospectus, there was an aggregate principal of $125,800 and $133,780 amount due and owing under the Promissory Note.

Related Party Loans

In addition, in order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor, the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. If the Company completes the initial Business Combination, it intends to repay such loaned amount at closing. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. As of July 31, 2026, the Company had no borrowings under the Related Party Loans.

Administrative Support Services

The Company has agreed to pay NC Fortune Global Limited, the Sponsor, for office space, utilities, secretarial support and administrative services made available by the Sponsor or by an affiliate procured by it, under an administrative services agreement, at $10,000 per month from the date our securities are first listed on the Nasdaq Global Market until the earlier of the completion of our initial business combination and our liquidation, in the aggregate for up to 18 months. Upon completion of its initial Business Combination or its liquidation, the Company will cease paying these monthly fees.

Note 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, the Private Units, the representative shares and any units that may be issued upon conversion of up to $1,500,000 of working capital loans (and their underlying securities) will be entitled to registration rights pursuant to a registration rights agreement to be signed on or prior to the closing of this offering, requiring the Company to register such securities for resale. The holders of a majority in interest of the registrable securities held by the Sponsor and its officers, directors and affiliates are entitled to make up to three demands, excluding short form demands, so that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial business combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company has granted Kingswood Capital Partners, LLC, the representative of the underwriters, a 45-day option from the date of this prospectus to purchase up to 1,500,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of 0.75% of the gross proceeds of the Proposed Public Offering, or $750,000 (or $862,500 if the over-allotment option is exercised in full). Additionally, the Company will issue the underwriters 2% of the gross proceeds of this offering as underwriting discounts and commissions in the form the Company’s shares at a price of $10.00 per ordinary share, which will equal 200,000 shares (or 230,000 shares if the underwriter’s overallotment option is exercised in full) upon the consummation of this offering.

Representative shares

The Company will issue 200,000 ordinary shares (or 230,000 ordinary shares if the underwriter exercises over-allotment option in full) (“Representative shares”) to the representative of the underwriters (and/or its designees) as part of the underwriting compensation. The Representative shares have deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days beginning on the date of the commencement of sales of the Proposed Public Offering pursuant to FINRA Rule 5110(e)(1). Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days beginning on the date of the commencement of sales of the Proposed Public Offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days beginning on the date of the commencement of sales of the Proposed Public Offering except to any underwriter and selected dealer participating in the offering and their officers, partners, registered persons or affiliates.

Note 7 — SHAREHOLDERS’ DEFICIT

Ordinary shares

Pursuant to the Securities Subscription Agreement dated July 21, 2026, the Sponsor agreed to purchase 2,875,000 Founder Shares for an aggregate price of $25,000, with a par value $0.001. Shares are presented on a retroactive basis.

among which, up to 375,000 ordinary shares are subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters, so that the Sponsor, together with the Company’s executive officers and independent director nominees, will collectively beneficially own approximately 20.00% of the Company’s issued and outstanding shares after the Proposed Public Offering (not including the shares underlying the rights included in the Units and Private Units and assuming it does not purchase any Public Shares in the Proposed Public Offering).

Note 8 — SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s CODM, or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Executive Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The net loss is the measure of segment profit (loss) most consistent with U.S. GAAP that is regularly reviewed by the CODM to allocate resources and assess financial performance. The Company does not have an operating income and therefore, it does not have any revenue. The Company will not generate any operating revenues until after the completion of the Business Combination, at the earliest. The Company’s significant expenses were formation and operating costs as detailed below. The measure of segment assets is reported on the balance sheet as total assets.

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

For the period from July 1, 2026 (Date of incorporation) to July 31, 2026
Formation and operating costs	$15,000

Formation and operating costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Proposed Public Offering and eventually a Business Combination within the business combination period. The CODM also reviews formation and operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. These expenses are monitored to manage and forecast cash available to complete a business combination within the required period. Formation and operating costs, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis. All other segment items included in net income or loss are reported on the statement of operations and described within their respective disclosures.

As of July 31, 2026, the Company had total assets of $125,800. See the Company’s balance sheets for additional information.

Note 9 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based on the review, management identified the following subsequent events that would have required adjustment or disclosure in the financial statements.

In 2026, and prior to the filing of this prospectus, the Company held an Extraordinary General Meeting of Shareholders. At the meeting, the shareholders approved an ordinary resolution to increased the Company’s authorized share capital from US$50,000 divided into 50,000,000 ordinary shares of par value US$0.001 each, to US$50,500 divided into 500,000,000 ordinary shares of par value US$0.0001 each and 5,000,000 preference shares of par value US$0.0001 each.

$100,000,000

10,000,000 Units

Pop Global Acquisition Limited

PRELIMINARY PROSPECTUS

[*], 2026

Sole Book-Running Manager

KINGSWOOD CAPITAL PARTNERS, LLC

Until [*], 2026 (25 days after the date of this prospectus), all dealers that buy, sell or trade our units, ordinary shares or warrants, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

Information not required in prospectus

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Legal fees and expenses	$220,000
Underwriter’s expense allowance	110,000
Printing and engraving expenses	25,000
Accounting fees and expenses	70,000
Trustee Fees and expenses	5,000
SEC/FINRA expenses	35,000
Nasdaq listing fees	80,000
Miscellaneous	70,000
Total	$610,000

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We will obtain and maintain a policy of directors’ and officers’ liability insurance that insures our officers and directors against certain liabilities and expenses incurred in connection with the performance of their duties and insures us against certain obligations to indemnify our officers and directors. Prior to the completion of this offering, we intend to enter into indemnification agreements with each of our directors and officers. These agreements, which are governed by New York law, will require us to indemnify these individuals to the fullest extent permitted by applicable law and our amended and restated memorandum and articles of association against liabilities that may arise by reason of their service to us (subject to the individual having acted in good faith and excluding actual fraud, willful default and willful neglect), and to advance expenses incurred in connection with any proceeding, subject to an undertaking to repay the advanced amounts if it is ultimately determined that they are not entitled to be indemnified. The form of indemnity agreement is filed as Exhibit 10.5 to this Registration Statement. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement, we will agree to indemnify the underwriters, and the underwriters will agree to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

On July 21, 2026, NC Fortune Global Limited, our Sponsor, agreed to pay $25,000 to cover certain of our offering costs in exchange for an aggregate of 2,875,000 founder shares, up to 375,000 of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised. The aggregate purchase price for the founder shares was $25,000, or approximately $0.0087 per share. Such securities were issued in connection with our organization pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of our issued and outstanding ordinary shares upon the completion of this offering (excluding the private placement shares and the representative shares).

Our Sponsor is an accredited investor as defined in Rule 501 of Regulation D under the Securities Act. The sole business of our Sponsor is to act as the Company’s sponsor in connection with this offering.

Our Sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 211,000 private placement units (or 226,000 private placement units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit, for an aggregate purchase price of $2,110,000 (or $2,260,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. Each private placement unit consists of one ordinary share and one whole warrant to purchase one ordinary share at $11.50 per share, subject to adjustment. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D thereunder.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Exhibit Index

Exhibit No.	Description
1.1**	Form of Underwriting Agreement.
3.1*	Memorandum and Articles of Association of the Registrant.
3.2**	Form of Amended and Restated Memorandum and Articles of Association of the Registrant.
4.1**	Form of Specimen Unit Certificate.
4.2**	Form of Specimen Ordinary Share Certificate.
4.3**	Form of Specimen Warrant Certificate.
4.4**	Form of Warrant Agreement between Transhare Corporation and the Registrant.
5.1**	Opinion of York Hart & Lane LLP, U.S. counsel to the Registrant.
5.2*	Opinion of Ogier, Cayman Islands counsel to the Registrant.
10.1*	Form of Letter Agreement among the Registrant, NC Fortune Global Limited, each of the officers, directors and director nominees of the Registrant and Kingswood Capital Partners, LLC, as representative of the underwriters.
10.2*	Form of Investment Management Trust Agreement between Odyssey Transfer and Trust Company and the Registrant.
10.3*	Form of Registration Rights Agreement among the Registrant, NC Fortune Global Limited, Kingswood Capital Partners, LLC, as representative of the underwriters, and the other holders signatory thereto.
10.4*	Form of Private Placement Units Purchase Agreement between the Registrant and NC Fortune Global Limited.
10.5*	Form of Indemnity Agreement.
10.6*	Form of Promissory Note issued by the Registrant to NC Fortune Global Limited.
10.7*	Form of Securities Subscription Agreement between the Registrant and NC Fortune Global Limited.
10.8*	Form of Administrative Services Agreement between the Registrant and NC Fortune Global Limited.
14.1*	Form of Code of Business Conduct and Ethics.
23.1*	Consent of Audit Alliance LLP, independent registered public accounting firm.
23.2**	Consent of York Hart & Lane LLP, U.S. counsel to the Registrant (included on Exhibit 5.1).
23.3*	Consent of Ogier, Cayman Islands counsel to the Registrant (included on Exhibit 5.2).
24.1*	Power of Attorney (included on the signature page of the initial filing).
99.1*	Form of Audit Committee Charter.
99.2*	Form of Compensation Committee Charter.
99.3*	Policy for Recovery of Erroneously Awarded Compensation.
107*	Filing Fee Table.

*	Filed herewith
**	To be filed by amendment

(b)	Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, State of New York, on October 1, 2026.

Pop Global Acquisition Limited

By:	/s/ Norman Cerny
Name:	Norman Cerny
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Norman Cerny his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Norman Cerny	Chairman and Chief Executive Officer	October 1, 2026
(principal executive officer)

/s/ Nikola Miletic	Chief Financial Officer	October 1, 2026
(principal financial and accounting officer)

/s/ Yang Tang	Independent Director	October 1, 2026
Yang Tang

/s/ John C. General	Independent Director	October 1, 2026
John C. General

/s/ Kevin Dean Vassily	Independent Director	October 1, 2026
Kevin Dean Vassily

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Pop Global Acquisition Limited, in the city of New York in the state of New York, on October 1, 2026.

Cogency Global Inc., Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President